================================================================================
                             PARTICIPATION AGREEMENT


                            dated as of July 31, 1986

                                      among

                    CHASE MANHATTAN REALTY LEASING CORPORTION
                              as Owner Participant


                          FIRST PV FUNDING CORPORATION
                               as Loan Participant

                       THE FIRST NATIONAL BANK OF BOSTON,
                 in its individual capacity and as Owner Trustee
                            under a Trust Agreement,
                           dated as of July 31, 1986,
                  with the Owner Participant, as Owner Trustee

                                 CHEMICAL BANK,
               in its individual capacity and as Indenture Trustee
              under a Trust Indenture, Mortgage, security Agreement
                            and Assignment of Rents,
                           dated as of July 31, 1986,
                  with the Owner Trustee, as Indenture Trustee

                                       and

                      PUBLIC SERVICE COMPANY Of NEW MEXICO,
                                    as Lessee

================================================================================
              Sale and Leaseback of a 1.133333% Undivided Interest
                 in Palo Verde Nuclear Generating Station unit 1
               and a .377777% Undivided Interest in Certain Common
                                   Facilities
================================================================================


6091.50.2831.27:2

                                 TABLE OF CONTENTS
                                                                       Page
                                                                       ----
SECTION 1      Definitions .........................................     2

SECTION 2      Participation by the
               Loan Participant;
               Refunding ...........................................     2

SECTION 3      Participation by the
               Owner Participant ...................................     4

SECTION 4      Purchase, Sale,
               Financing and Lease of
               the undivided Interest;
               Purchase, Sale and Lease
               of the Real Property
               Interest ............................................     4

SECTION 5      Notice of Closing;
               Closing .............................................     5

SECTION 6      Representations,
               Warranties and
               Agreements of the Loan
               Participant; Direction
               to the Indenture Trustee ............................     6

SECTION 7      Representations,
               Warranties and
               Agreements of the Owner
               Participant .........................................     9

SECTION 8      Representations,
               Warranties and
               Agreements of the Owner
               Trustee and FNB ......................................    16

SECTION 9      Representations,
               Warranties and
               Agreements of Chemical
               Bank .................................................    23


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                          TABLE OF CONTENTS (Continued)
                                                                       Page
                                                                       ----

SECTION 10     Representations,
               warranties and
               Agreements of the Lessee .............................   25

SECTION 11     Conditions Precedent .................................   51

SECTION 12     Consent to Assignment of
               the Facility Lease;
               Consent to Indenture;
               Consent to Assignment of
               Notes ................................................   66

SECTION 13     Lessee's Indemnities and
               Agreements ...........................................   67

SECTION 14     Transaction Expenses .................................   82

SECTION 15     Owner Participant's
               Transfers ............................................   84

SECTION 16     Brokerage and Finders'
               Tees and Commissions .................................   87

SECTION 17     Survival of
               Representations and
               Warranties; Binding
               Effect ...............................................   87

SECTION 18     Notices ..............................................   89

SECTION 19     Miscellaneous ........................................   90


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               SCHEDULES

                          TABLE OF CONTENTS (continued)
                                                                       Page
                                                                       ----
Schedule 1     Notice of Closing

Schedule 2     Pricing Assumptions

Schedule 3     Bill of Sale and Assignment (Section 7(b)(4))

Schedule 4     Recordations and Filings

Schedule 5     Affidavit of Owner Trustee (Section 7(c)(6))

               APPENDIX

Appendix A     Definitions
























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                             PARTICIPATION AGREEMENT


                  PARTICIPATION AGREEMENT, dated as of July 31, 1986 among CHASE MANHATTAN REALTY LEASEING CORPORATION, a New York corporation (the Owner Participant), THE FIRST PV FUNDING CORPORATIOND a Delaware corporation (the Loan Participant), THE FIRST NATIONAL BANK OF BOSTON, a national banking association, in its individual capacity (FNB) and as Owner Trustee (the Owner Trustee) under a Trust Agreement, dated as of July 31, 1986, with the Owner Participant, CHEMICAL BANK, a New York banking corporation, in its individual capacity (Chemical Bank) and as Indenture Trustee (the Indenture Trustee) under a Trust Indenture, Mortgage, Security Agreement and Assignment of Rents, dated as of July 31, 1986, with the Owner Trustee, and PUBLIC SERVICE COMPANY OF MEW MEXICO, a New Mexico Corporation (the Lessee).

                              WITNESSETH:


                  WHEREAS, the Owner Participant desires to cause the Trust to acquire the Undivided Interest and the Real Property Interest and to lease the Undivided Interest and the Real Property Interest to the Lessee under the Facility Lease;

                  WHEREAS, the Lessee desires to sell the Undivided Interest and the Real Property Interest to the Trust and lease the Undivided Interest. and the Real Property Interest back from the Trust under the Facility Leases.

                  WHEREAS, the Owner Trustee and the Lessee will enter into the Purchase Documents with respect to the sale and purchase of the Undivided Interest and the Real Property Interest;

                  WHEREAS, pursuant to the terms and provisions of the Indenture, the Owner Trustee will authorize the creation, issuance, sale and delivery of the Initial Series Note and the granting of the security therefor, and the Indenture Trustee will authenticate the Initial Series Note; and

                  WHEREAS, the Loan Participant is willing to purchase the Initial Series Note on the terms and conditions set forth herein;



6091.5O.2831.27:2

                  NOW, THEREFORE in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Definitions.

                  For the purposes hereof, capitalized terms used herein shall have the meanings assigned to such terms in Appendix A. References in this Participation Agreement to sections, paragraphs and clauses are to sections,
paragraphs  and  clauses  in  this  Participation   Agreement  unless  otherwise
indicated.

                SECTION 2. Participation by the Loan Participant; Refunding.

                  (a) Loan Participant's Commitment. Subject to the. satisfaction of the conditions in Sections 5(a) and 11(a), on the closing Date the Loan Participant agrees to lend to the Owner Trustee, on a non-recourse basis, an amount (the Loan) equal to 8O% of the Purchase Price.

                  (b) Payment; Terms of the Initial series Note.


                  (1) Payment. Proceeds of the Loan shall be paid directly to the Indenture Trustee, for the account of the Owner Trustee, in immediately available funds, at the Indenture Trustee's Office,

                  (2) Terms of the Initial series Note. The Loan shall be evidenced by the Initial Series Note. The Initial Series Note shall be issued by the Owner Trustee under and pursuant to the Indenture, shall be in the principal amount of the Loan and shall bear interest at the rate or rates per annum and shall be payable as set forth in the Indenture.




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

                  (a) Refunding of the Initial Series Note. Subject to the satisfaction of the conditions set forth in Section 11(c), on the Refunding Date the Loan Participant agrees to lend to the Owner Trustee, on a non-recourse basis, an amount (the Refunding Loan) equal to the amount necessary to refund the Initial Series Note. Proceeds of the Refunding Loan shall be paid directly to the Indenture Trustee to the extent necessary to refund the Initial Series
Note in immediately available funds, at the Indenture Trustee's Office. The Refunding Loan shall be represented by the Fixed Rate Note, which Note shall be issued by the Owner Trustee under and pursuant to the Indenture and shall be in the principal amount of the Refunding Loan and shall bear interest at the rates per annum and shall be payable 85 set forth in the Indenture. On the Refunding Date the Fixed Rate Note shall be exchanged by the Owner Trustee for the Initial Series Note. Not less than 1 Business Day prior to the Refunding Date, the Loan Participant shall deliver to the Owner Participant and the Lessee a certificate setting forth the information necessary to complete the form of Fixed Rate Note (including the schedules thereto) set forth in the Indenture. Upon such delivery, and upon approval by the Lessee and the Owner Participant of the terms thereof, the Owner Participant and the Lessee shall cause the form of Fixed Rate Note to be completed. The parties hereto shall make a good faith effort to cooperate to effect such amendments of the Transaction Documents as may be necessary or appropriate to effect such refunding. The refunding contemplated by this section 2(c) shall be effected at the request of the Lessee given in writing at least 5 Business Days prior to the Refunding Date; provided, however, that (i) no such request shall be made or refunding occur while an Event of Default shall have occurred and be continuing; (ii) unless waived by the Owner Participant, Net Economic Return shall not be adversely affected thereby (or appropriate adjustments shall have been made or shall be made on the Refunding Date pursuant to Section 3(e) of the Facility Lease to preserve Net Economic Return); (iii) unless waived by the Owner Participant, any modifications of the Transaction Documents shall satisfy the provisions of Revenue Procedure 75-21, Revenue Procedure 75-28 and any other applicable statute, regulation, revenue procedure, revenue ruling or technical information release relating to the



                                       -3-
6091.50.2831.27:2
subject matter of such revenue procedures; and (iv) unless waived by the Owner Participant, such modifications (after giving effect to any adjustments pursuant to clause (ii) above) shall not, in the opinion of the Owner Participant's Special Counsel, adversely affect the tax benefits contemplated by the Owner Participant in entering into the transactions contemplated by this Participation Agreement and the other Transaction Documents.

                SECTION 3. Participation by the Owner Participant.

                  Subject to the satisfaction of the conditions in Sections 5(a) and 11(a), on the Closing Date the Owner Participant agrees to (i) make an equity investment with respect to the Undivided Interest in an amount (the Investment) equal to 20% of the Purchase Price, (ii) make an equity investment with respect to the Real Property Interest in the amount of $19,417 (the Real Estate Investment), and (iii) provide to the Owner Trustee an amount equal to the Estimated Transaction Expenses. Proceeds of the Investment and the Real Estate Investment shall be paid directly to the Indenture Trustee, in immediately available funds, at the Indenture Trustee's Office. The Estimated
Transaction Expenses shall be paid to the Owner Trustee, in immediately available funds, at 100 Federal Street, Boston, Massachusetts 02110 Attention:
Manager, Corporate Trust Department.

                SECTION 4. Purchase, sale, Financing and Lease of the Undivided Interest; Purchase, Sale and Lease of the Real Property Interest.

                  (a) The Undivided Interest. Subject to (x) the satisfaction of the conditions in Sections 5(a) and 11(a), (y) receipt from the Owner Participant of the Investment and an amount equal to Estimated Transaction Expenses and (a) receipt from the Loan Participant of the proceeds of the Loan, on the Closing Date the Owner Trustee shall (i) cause the Trust to purchase the Undivided Interest from the Lessee for $50,000,000 (the Purchase Price) and (ii)

6091.50.2831.27:2
disburse an amount equal to the Estimated Transaction Expenses as contemplated by Section 14. Subject to the satisfaction of the conditions in Section 11(b), on the Closing Date the Lessee shall sell the Undivided Interest to the Trust for the Purchase Price. Concurrently with such purchase and sale, the Trust shall lease the Undivided Interest to the Lessee, and the Lessee shall lease the Undivided Interest from the Trust, pursuant to the Facility Lease.

                (b) The Real Property Interest. Subject to (x) the satisfaction of the conditions in Sections 5(a) and 11(a) and (y) receipt from the Owner Participant of the Real Estate investment, on the Closing Date the Owner Participant shall cause the Trust to purchase the Real Property Interest from the Lessee for a purchase price equal to the Real Estate Investment. Subject to the satisfaction of the conditions in Section 11(b), on the Closing Date the Lessee shall sell the Real Property Interest to the Trust for such purchase price. Concurrently with such purchase and sale, the Trust shall lease the Real Property Interest to the Lessee, and the Lessee shall lease the Real Property Interest from the Trust, pursuant to the Facility Lease.

                 SECTION 5. Notice of Closing; Closing.

                  (a) Notice of Closing. Not later than the Closing Date, the Lessee shall deliver to the Owner Participant, the Owner Trustee, the Loan Participant,. the Collateral Trust Trustee and the Indenture Trustee a notice, substantially in the form of Schedule 1 (the Notice of Closing), which shall (i) state that the Closing Date shall occur on the date specified therein, (ii) set forth a list of the then known Transaction Expenses payable by the Owner Trustee pursuant to Section 14(a)(the Estimated Transaction Expenses) and (iii) provide payment instructions in respect of the disposition of the Purchase Price and the amount of the Real Estate Investment.

6O9l.50.2831.27:2

                  (b) Closing. Upon satisfaction of the conditions in Section 5(a) and Section 11(a) and upon receipt from the Owner Participant of the amount of the Investment, the Real Estate Investment and the Estimated Transaction Expenses and from the Loan Participant of the Loan, on the Closing Date the Owner Trustee shall (i) instruct the Indenture Trustee to pay to the Lessee an amount equal to the Purchase Price and the amount of the Real Estate Investment in immediately available funds and (ii) disburse the Estimated Transaction Expenses as contemplated by Section 14. Upon satisfaction of the conditions in
Section 11(b), on the Closing Date, the Lessee shall deliver to the Owner Trustee the Bill of Sale, the Deed and the Assignment of Beneficial Interest.

                  SECTION 6. Representations, warranties and Agreements of the Loan Participant; Direction to the Indenture Trustee.

                  (a) The Loan Participant represents and war rants that:

                  (1) Due Organization. The Loan Participant is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as presently conducted, own its properties, and enter into and perform its obligations under this Participation Agreement and each other Transaction Document and each Financing Document to which it is, or is to become on or before the Closing Date, a party.

                  (2) Due Authorization; Enforceability. The execution, delivery and performance by the Loan Participant of this Participation Agreement and each other Transaction Document and each Financing Document to which it is, or is to become, a party on or before the Closing Date, have been duly authorized by all necessary corporate action on the part of the Loan Participant and do not require the consent or approval of the stockholder of the Loan Participant. This Participation Agreement and each other Transaction Document and each Financing

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


        Document to which the Loan Participant is, or is to become, a party, have been, or on or before the Closing Date will have been, duly executed and delivered by the Loan Participant and constitute, or upon execution and delivery thereof will constitute, legal, valid and binding agreements of the Loan Participant enforceable against it in accordance with their respective terms.

                  (3) No Violation. Neither the execution, delivery or performance by the Loan Participant of this Participation Agreement, any other Transaction Document or any Financing Document to which it is, or is to become on or before the Closing Date, a party, nor the consummation by the Loan Participant of the transactions contemplated hereby or thereby, nor compliance by the Loan Participant with the provisions hereof or thereof conflicts or will conflict with, or results or will result in the breach of any provision of, the Certificate of Incorporation or By-Laws of the Loan Participant or any Applicable Law or any indenture, mortgage or agreement to which the Loan Participant is a party or by which it or its property is bound or requires any Governmental Action, except such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished.

                (4) No Other Business. Except as contemplated by this Participation Agreement, the other Transaction Documents and the Financing Documents and except as otherwise contemplated by the Section 6(c) Application, the Loan Participant has not engaged, and will not engage, in any business or activity of any type or kind whatever.

                  (5) ERISA. The Loan Participant is not acquiring any Note with the "plan assets" of any "employee benefit plan" within the meaning of section 3(3) of ERISA or any "plan" within the meaning of section 4975(e)(l) of the Code.




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


                    (6) Securities Act.. The Loan Participant understands that none of the Notes to be acquired by it has been registered under the Securities Act and will bear the legend set forth in the form of such Note.

                  (b) Agreements of the Loan Participant. The Loan Participant agrees that:

                  (1) Transfers of the Notes. Any transfer or assignment of any Note or of all or any part of the Loan Participant's interest hereunder or under any other Transaction Document or any Financing Document shall be effected in a transaction constituting an exempted transaction under the Securities Act and on the express condition that the transferee, assignee or participant shall agree to be bound by the terms and provisions hereof and thereof. Neither the Loan Participant nor any subsequent Holder of a Note may sell, exchange or transfer any Note to any other Person (other than the Collateral Trust Trustee) unless such transferee delivers to the other parties hereto a representation and warranty (and an opinion of counsel satisfactory to each of the other parties hereto) to the effect that neither the transfer of such Note to, nor the ownership of such Note by, such transferee will cause such transferee, or any other party hereto, to be engaged in a "prohibited transaction", as defined in section 406 of ERISA or section 4975 of the Code, which is not at such time subject to an exemption contained in ERISA or in the rules, regulations, releases or bulletins adopted thereunder.

                  (2) Quiet Enjoyment. The Loan Participant acknowledges Section 6(a) of the Facility Lease.

                  (3) No Other Business. During such time as any Note is outstanding and held by the Loan Participant or the Collateral Trust Trustee, the Loan Participant will not (i) engage in any business or activity other than (1) in connection with the Transaction Documents or the Financing Documents or (2) as otherwise contemplated by the section 6(c) Application or (ii) amend or engage in any activity or take any action not permitted by Article THIRD, FOURTH or SIXTH of its Certificate of Incorporation, as in effect on the date of execution and delivery hereof, without, in each case, the consent of the other parties hereto.

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6091.50.2831.27:2

                (c) Direction to the Indenture Trustee. The Loan Participant, as purchaser of the Initial Series Note, (i) hereby authorizes and directs the Indenture Trustee to execute, deliver and perform this Participation Agreement, (ii) hereby authorizes and directs the Indenture Trustee to register such Note in the name of the Loan Participant and, upon authentication and delivery thereof pursuant to this Participation
        Agreement and the Indenture, to deliver such Mote (upon completion by the Loan Participant of the assignment attached to the Initial series
        Note) to the Collateral Trust Trustee pursuant to the Collateral Trust Indenture, (iii) acknowledges and agrees that, in connection with this Participation Agreement, the Indenture Trustee shall have the benefits and protections of Article VIII of the Indenture and (iv) agrees that, in the event of a conflict between the provisions of this Participation Agreement and the Indenture, the Indenture Trustee shall, as between the Indenture Trustee and the Loan Participant, be fully protected in relying on the express terms of the Indenture.

                  SECTION 7. Representations, Warranties and Agreements of the Owner Participant.

                  (a) Representations and warranties. The Owner Participant represents and warrants that:

                  (1) Due Organization. The Owner Participant is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Participation Agreement and each other Transaction Document to which it is, or is to become, a party.


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


                (2) Due Authorization. This Participation Agreement and each other Transaction Document to which the Owner Participant is, or is to become on or before the Closing Date, a party have been duly authorized by all necessary corporate action on the part of the Owner Participant and do not require the consent or approval of its stockholders or any trustee or holder of any of its indebtedness or other obligations, except such as have been, or on or before the closing Date will have been, duly obtained, given or accomplished.

                  (3) Execution. This Participation Agreement and each other Transaction Document to which the Owner Participant is, or is to become on or before the Closing Date, a party have been, or on or before the Closing Date will have been, duly executed and delivered by the Owner Participant and constitute, or upon execution and delivery thereof will constitute, its legal, valid and binding agreements, enforceable against it in accordance with their respective terms (except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally).

                  (4) No Violation. Neither the execution, delivery or performance by the Owner Participant of this Participation Agreement or any other Transaction Document to which it is, or is to become on or prior to the closing Date, a party, nor the consummation by the Owner Participant of the transactions contemplated hereby or thereby, nor compliance by the Owner Participant with the provisions hereof or thereof, conflicts with, or results in the breach of any provision of, or is inconsistent with, its documents of incorporation or By-Laws or contravenes any Applicable Law applicable to it or any of its Affiliates, or any indenture, mortgage or agreement for borrowed money to which the Owner Participant is a party or any other agreement or


                                      -10-

6091.50.2831.27:2
       instrument to which the Owner Participant is a party or by which it or its property is bound or requires any Governmental Action with respect to the Owner Participant under Federal or New York law on or before the Closing Date, except such as are contemplated by the Transaction Documents or the Financing Documents or such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished; provided, however, that the Owner Participant makes no representation or warranty as to any Applicable Law or Governmental Action relating to the Securities Act, the Securities Exchange Act, the Trust Indenture Act, the Federal Power Act, the Atomic Energy Act, the Nuclear Waste Act, ERISA (except to the extent set forth in paragraph (9) below), the Holding Company Act, the New Mexico Public Utility Act, the Arizona Public Utility Act, energy or nuclear matters, public utilities, the environment, health and safety or Unit 1.

                (5) No Owner Participant's Liens. Neither the execution and delivery by the Owner Participant of this Participation Agreement or any other Transaction Document to which the Owner Participant is, or is to become on or before the Closing bate, a party, nor the performance by the Owner Participant of its obligations hereunder or thereunder, will subject the Trust Estate or the Lease Indenture Estate, or any portion of either thereof, to any Owner Participant's Lien.

                  (6) Acquisition. The Owner Participant is acquiring the beneficial interest in the Trust Estate for its own account in the ordinary course of its business and the Owner Participant has no intention of making any sale or other distribution of the beneficial interest in the Trust Estate in violation of any legislation, rule or regulation relating to limitations upon the sale or other distribution of interests such as such beneficial interest.



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6091.50.2831.27:2

                  (7) No Prior Security Interest. There exists no security interest in or other Lien on the Lease Indenture Estate in the state of the chief place of business of the Owner Participant, the State of New Mexico or the State of Arizona arising as a result of claims against the Owner Participant unrelated to the transactions contemplated by the Transaction Documents or the Financing Documents which is prior to the Indenture Trustee's security interest in the Lease Indenture Estate.

                (8) No Sales or Solicitations. Except as contemplated by the Financing Documents and as described in a letter to the Lessee dated July 31, 1986, neither the Owner Participant nor anyone acting on its behalf has directly or indirectly offered or sold, or solicited any offer to acquire, any beneficial interest in the Trust Estate or any Note or any Bond.

                (9) ERISA. The Owner Participant is not acquiring its interests in the Trust with the "plan assets" of any "employee benefit plan" within the meaning of section 3(3) of ERISA or any "plan" within the meaning of section 4975(e)(l) of the Code.

                  (b) Agreements of the Owner Participant. The Owner Participant agrees that:

                (1) No Owner Participant's Liens. The Owner Participant will not create or permit to exist, and, at its own cost and expense, will promptly take such action as may be necessary duly to discharge, all Owner Participant's Liens.

                  (2) Quiet Enjoyment. The Owner Participant acknowledges the provision. of Section 6(a) of the Facility Lease and Section 8(c) of this Participation Agreement.

                  (3) No-Petition Agreement.. Prior to the 181st day following the payment in full of the Bonds and the discharge in accordance with its terms of the Collateral Trust Indenture, the Owner Participant

6091.50.2831.27:2
        agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Loan Participant under the Bankruptcy Code, or any other applicable Federal or state law or the law of the District of Columbia.

                (4) Transfer of Interest in the Trust Estate. Unless the Lessee shall have assumed the Notes as contemplated by Section 3.9(b) of the Indenture, upon receipt by the Owner Participant under Section 5.2 of the Indenture of the payments to be made to the Lessor as provided in
        Section 9(c), 9(d), 13(c) or 16 of the Facility Lease and, if applicable, compliance in full by the Lessee with Section 9(f) of the Facility Lease, the Owner Participant shall (so long as no Default or Event of Default shall have occurred and be continuing), and at any time following the occurrence of an Event of Loss, Deemed Loss Event or a Special Purchase Event or a Default or Event of Default or event giving rise to the exercise of the Cure Option the Owner Participant may, assign, convey and transfer to the Lessee all of the Owner Participant's right, title and interest in, to and under the Trust Estate (except the right to receive Excepted Payments), such transfer (i) to be free and clear of Owner Participant's Liens but otherwise without recourse, representation or warranty and (ii) if the Owner Participant so elects, to be effected by the execution and delivery by the Owner Participant to the Lessee of a Bill of Sale and Assignment substantially in the form of Exhibit A hereto (and upon the execution and delivery thereof and the furnishing of executed counterparts thereof to the Owner Trustee such transfer shall be and become effective automatically and without further action by the Owner Trustee6 the Owner Participant, the Lessee, the Lessor, the Indenture Trustee or any other Person). The Lessee hereby agrees to accept the transfer contemplated by this Section 7(b)(4) and the parties hereto acknowledge and agree that at the time of such transfer the Lessee shall be deemed to be a Transferee that has
        satisfied   all   conditions   set  forth  in  Section  15(a)  of  this
        Participation Agreement and Section 11.09 of the Trust Agreement.

6091.50.2831.27:2

                If, in accordance with the preceding paragraph, the Owner Participant shall assign, convey and transfer to the Lessee all of the Owner Participant's right, title and interest in, to and under the Trust Estate (except the right to receive Excepted Payments) following the occurrence of an Event of Loss, Deemed Loss Event or a Special Purchase Event or a Default or Event of Default or event giving rise to the Cure Option, but the transferring Owner Participant shall not have received under Section 5.2 of the Indenture the payments to be made to the Lessor as provided in Section 9(c), 9(d), 13(c) or 16 of the Facility Lease, as the case may be, the obligation of the Lessee to make such payments (together with interest thereon in accordance with Section 3(b)(iii) of the Facility Lease) (or to make other payments in a like amount with respect to Basic Rent or Supplemental Rent paid by application of such payments (and in which Owner Trustee has thereby acquired an interest) pursuant to Section 5.1 or 5.3 of the Indenture) shall not be deemed to be cancelled or discharged but shall continue until all such amounts are so received by the Lessee, as successor Owner Participant, or by the transferring Owner Participant pursuant to the following provisions of this Section 7(b)(4). The Lessee as successor Owner Participant hereby agrees to pay to the transferring Owner Participant on the date of transfer an amount equal to the amount of the payments to be made to the Lessor as provided in Section 9(c), 9(d), 13(c) or is together with interest thereon at the Penalty Rate (computed in accordance with the Facility Lease) from the date of transfer, such payments (the Secured Obligations) to be made only from amounts payable to the Owner Participant from the Trust Estate. The Secured Obligations shall be secured by (and the Lessee hereby grants to the transferring Owner Participant a security interest in and general lien upon) all of the

6091.50.2831.27:2
         right, title and interest of the Lessee as successor Owner Participant in, to and under the Trust Estate. In connection therewith, the Lessee as successor Owner Participant hereby agrees as follows:

                      (i) The transferring  Owner  Participant shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New York (as such law may at any time be amended).

                      (ii) Upon the occurrence of such  transfer,  the Lessee as successor Owner Participant shall appoint, and hereby does appoint, the transferring Owner Participant Its attorney-in-fact, irrevocably, with full power of substitution, to the exclusion of the Lessee as successor Owner Participant, to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due to the Lessee as successor Owner Participant under or arising out of the Trust Estate, to endorse any checks or other instruments or orders in connection therewith, and to take any action (including the filing of financing statements or other documents and the delivery of written instructions to the Owner Trustee and the Indenture Trustee specifying that all payments to be made to the Lessee as successor Owner Participant under the Trust Agreement and the Indenture shall be made directly to the transferring Owner Participant so long as any portion of the Secured Obligations remains outstanding) or institute any proceedings which the transferring Owner Participant may deem necessary or appropriate to protect and preserve the security interest of the transferring Owner Participant in the Trust Estate and the rights of the transferring Owner Participant to receive payments thereunder.

6091.50.2831.27:2

                     (iii) Upon the occurrence of such  transfer,  and until the
                  Secured obligations have been paid in full, the Lessee (in its capacity as such and as successor Owner Participant) shall not, without the prior written consent of the transferring Owner Participant (1) take any action or deliver any instruction under any Transaction Document the effect of which would be to (A) relieve or otherwise affect the obligation of the Lessee to make such payments, (B) terminate the Trust Agreement, (C) terminate or rescind the Facility Lease, (D) sell, assign, transfer or deliver the Trust Estate to any Person (except, in the case of the Trust Estate, as contemplated by section 9(j) of the Facility Lease) or (2) accept, or approve, any amendment to any Transaction Document.

                      (iv) The Lessee (as such and as successor Owner Participant) covenants and agrees to do all such acts and execute all such instruments of further assurance as shall be reasonably requested from time to time by the transferring Owner Participant for the purpose of fully carrying out and effectuating the provisions of this Section 7(b)(4) and the intent thereof.

Upon the payment in full of the Secured Obligations, the security interest hereinabove provided shall terminate and the transferring Owner Participant, at the request of the Lessee as successor Owner Participant, shall execute and deliver to the Lessee as successor Owner Participant such termination statements, releases or other instruments presented to the transferring Owner Participant as shall be reasonably required to effect such termination.

                SECTION 8. Representations, Warranties and Agreements of the Owner Trustee and FNB.

                (a) Representations and warranties. FNB as Owner Trustee and (except as otherwise provided in the last sentence of this Section a(a)) in its individual capacity, represents and warrants that:

6091.50.2831.27:2

                (1) Due Organization. FNB is a national banking association duly organized and validly existing in good standing under the laws of the united States of America and has all requisite corporate power and authority to enter into and perform its obligations under (x) the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Participation Agreement and (y) acting as Owner Trustee, this Participation Agreement and each other Transaction Document to which FNB is, or is to become on or before the Closing Date, a party as Owner Trustee

                (2) Due Authorization; Enforceability; etc. This Participation Agreement and each other Transaction Document to which FNB is, or is to become on or before the Closing Date, a party have been duly authorized by all necessary corporate action of ma (in its individual capacity or as Owner Trustee, as the case may be) and, upon execution and delivery hereof and thereof, this Participation Agreement and each such other Transaction Document will be duly executed and delivered and will be legal, valid and binding agreements of FNB (in its respective capacities), enforceable against it (in its respective capacities) in accordance with their respective terms (except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally); it being understood that FNB is not making any representation or warranty as to the priorities of the Liens created or to be created under any Transaction Document, title to the Trust Estate or recordings or filings necessary in connection therewith.

                (3) Notes. Upon execution of the Initial Series Note, authentication thereof by the Indenture Trustee pursuant to the Indenture and delivery thereof against payment therefor in accordance with this Participation Agreement, such Note will be a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms (except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally).

6091.50.2831.27:2

       (4) No Violation. Neither the execution and delivery by (x) FNB of the Trust Agreement and, to the extent FNB is a party hereto in its individual capacity, this Participation Agreement and (y) the Owner
       Trustee of this Participation Agreement and each other Transaction Document (other than the Trust Agreement) to which the Owner Trustee is, or is to become on or before the Closing Date, a party, nor the performance by FNB, in its individual capacity or as Owner Trustee, as the case may be, of its obligations under each, conflicts with, or results in the breach of any provision of, its Articles of Association or By-Laws and does not contravene any Applicable Law of the United States of America or The Commonwealth of Massachusetts governing the banking or trust powers of FNB, and does not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which FNB is a party or by which it is bound or require any Governmental Action with respect to the Owner Trustee under any Federal or Massachusetts law, except such as are contemplated by the Transaction Documents or the Financing Documents or such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished; provided, however, that no representation or warranty is made with respect to the right, power or authority of FNB or the Owner Trustee to act under the ANPP Participation Agreement or the License in respect of the undivided interest or Unit 1, and the Owner Trustee makes no representation or warranty as to any Applicable Law or Governmental Action relating to the Securities Act, the securities Exchange Act, the Trust Indenture Act, the Federal Power Act, the Atomic Energy Act, the Holding Company Act, the New Mexico Public Utility Act, the Arizona Public utility Act, the Nuclear Waste Act, ERISA, energy or nuclear matters, public utilities, the environment, health and safety or unit 1.

6091.50.2831.27:2

                (5) Defaults. To the best knowledge of the Owner Trustee, no Indenture Default or Indenture Event of Default has occurred and is continuing. The Owner Trustee is not in violation of any of the terms of this Participation Agreement or any other Transaction Document to which it is, or is to become on or before the Closing Date, a party.

                (6) Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of FNB, threatened against FNB (in any capacity) before any court, arbitrator or administrative or governmental body and which relates to its banking or trust powers which, individually or in the aggregate, if decided adversely to the interests of FNB in such capacity, would have a material adverse effect upon the ability of FNB (in any capacity) to perform its obligations under this Participation Agreement or any other Transaction Document to which it is, or is to become on or before the Closing Date, a party (in any capacity).

                (7) Location of the Chief Place of Business and Chief Executive Office, etc. The chief place of business and chief executive office of the Owner Trustee and the office where its records concerning the accounts or contract rights relating to the transactions contemplated hereby are kept is located in Boston, Massachusetts.

                (8)  No  Prior  Security  Interest.  There  exists  no  security interest in the Lease Indenture Estate in the States of New Mexico, New York or Arizona or in The Commonwealth of Massachusetts arising as a result of any claim against FNB unrelated to the transactions contemplated by the Transaction Documents or the Financing Documents which is prior to the Indenture Trustee's security interest in the Lease Indenture Estate.

6091.50.2831.27:2

                  (9) No Owner Trustee's Liens. Neither the execution by FNB (in any capacity) of this Participation Agreement or any other Transaction Document to which it (in any capacity) is, or is to become on or before the Closing Date, a party, nor the performance in such capacity by it of its obligations hereunder or thereunder, will subject the Trust Estate or the Lease Indenture Estate, or any portion thereof, to any Owner Trustee's Lien.

The representations and warranties in Section 8(a)(2) and Section 8(a)(2), as to Transaction Documents and the Initial Series Mote being legal, valid and binding obligations enforceable in accordance with their respective terms, are given only by FNB in its capacity as Owner Trustee and not in its individual capacity, except that FNB does represent in its individual capacity that it is authorized under the laws of The Commonwealth of Massachusetts to execute and deliver the Transaction Documents to which it is a party.

                  (b) Agreements.  FNB agrees, in its individual capacity, that:

                (1) Discharge of Liens. FNB will not create or permit to exist, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, all Owner Trustee's Liens.

                (2) Certain Amendments. FNB agrees that unless a Default or an Event of Default has occurred and is continuing or an Event of Loss or Deemed Loss Event has occurred, FNB will not amend any of the payment terms of any Note, or take any action to refund any Note after the date of issue thereof pursuant to the terms of this Participation Agreement and the Indenture without the prior written consent of the Lessee. FNB agrees that except for amendments or supplements, if any, made pursuant to Article x of the Trust Agreement or contemplated by Section 7(b)(4), FNB will not amend or supplement, or consent to any amendment of or supplement to, the Trust Agreement if such amendment would materially and adversely affect the rights of the Lessee under the Facility Lease and this Participation Agreement, without the prior written consent of the Lessee unless a Default or an Event of Default has occurred and is continuing or the Lease Termination Date has occurred.

609l.50.283l.27:2

                  (3) Change in Location of Chief Place of Business and chief Executive Office, etc. FNB shall notify the Lessee, the Loan Participant and the Indenture Trustee promptly after any change in its chief executive office, principal and chief place of business or place where its records concerning the accounts or contract rights relating to the transactions contemplated hereby are kept.

                (4) No Petition Agreement. Prior to the 181st day following the payment in full of the Bonds and the discharge in accordance with its terms of the Collateral Trust Indenture, FNB (in all capacities) agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of or in respect of the Loan Participant under the Bankruptcy Code or any other applicable Federal or state law or the law of the District of Columbia

                  (5) Quiet Enjoyment. FNB acknowledges Section 6(a) of the Facility Lease.

                  (C) Agreements of the Owner Trustee. The Owner Trustee agrees that:

                  (1) Subject and Subordinate. The rights and remedies of the Owner Trustee and the Owner Participant in the Undivided Interest, the Real Property Interest and the related Generation Entitlement Share are subject and subordinate to the rights and remedies of the ANPP Participants (other than (i) the Lessee or (ii) any Person who shall become an ANPP Participant in respect of the Lessor's Interest (as defined in Section B(c)(3)) under the ANPP Project Agreements.

                (2) Lessee to be Participant. Except as provided in Sections 15.2.2, 15.6.4 and 15.10 (or any comparable successor provisions) of the ANPP Participation Agreement, the Lessee shall be and remain the sole "Participant for all purposes of the ANPP Participation Agreement and the sole representative (with power to bind the Lessor and the Indenture

6091.50.2831.27:2

         Trustee) in all dealings with the other ANPP Participants in relation to the property, rights, titles and interests of the Lessee transferred to the Lessor pursuant to the Transaction Documents; provided, however, that the foregoing shall not limit in any way the effect of Section 15 or 16 of the Facility Lease or any liability or obligation that the Lessee may incur to the Owner Trustee or the Owner Participant under any Transaction Document as a result thereof (including, without limitation, any liability that PNM may incur under Section 16 of the Facility Lease as the result of an Event of Default).

                (3) Cash Bids. Upon the expiration of the Facility Lease and upon the Lessee failing to purchase or otherwise reacquire all the right, title and interest in PVNGS and contractual rights related thereto necessary for the operation of the interest (the Lessor's Interest) acquired by the Lessor pursuant to the Transaction Documents, the Lessor shall entertain cash bids from each ANPP Participant for the Lessor's Interest.

                (4) Survival. The provisions of this paragraph (4) and Sections 8(c)(1), (2) and (3) shall remain in full force and effect until such time as the ANPP Administrative Committee or the ANPP Participants shall otherwise consent.

                (5) License Matters. The Owner Trustee acknowledges that before taking possession of the Undivided Interest or any part thereof or of any other interest in PVNGS, either of the following may be required:
        (i) the issuance of an appropriate license from the NRC, whether by amendment to the License or otherwise, or (ii) a partial transfer of the License authorizing the Lessor to possess its interest in PVNGS, to the extent of the undivided Interest, upon application for partial transfer of such License to such extent filed pursuant to Applicable Law. Neither the Owner Trustee nor the Owner Participant shall have any responsibility whatsoever to take or initiate any action with respect to any NRC licensing matter.

6091.50.2831 27:2

                (6) Acknowledgment and Agreement. The Owner Trustee hereby acknowledges and agrees to the provisions of Section 7(b)(4) of this Participation Agreement. The Owner Trustee hereby agrees, upon the request of the Owner Participant, to execute and cause to be filed with the County Recorder, Maricopa County, Arizona a duly completed affidavit in substantially the form of Schedule 5 hereto.

                  SECTION 9. Representations, Warranties and Agreements of Chemical lank.

                  (a) Representations and Warranties. Chemical Bank represents and warrants that:

                (1) Due Organization. Chemical Bank is a banking corporation duly organized and validly existing in good standing under the laws of the State of New York and has the corporate power and authority and legal right to enter into and perform its obligations under the Indenture, this Participation Agreement and each other Transaction Document to which it is, or is to become on or before the Closing Date, a party.

                (2) Due Authorization. This Participation Agreement and each other Transaction Document to which Chemical Bank Is, or is to become on or before the Closing Date, a party have been or will be duly authorized by all necessary corporate action of Chemical lank and each has been or will have been duly executed and delivered by Chemical Bank.

                (3) Authentication of the Initial Series Note. The officer of Chemical Bank who shall authenticate the Initial Series Note to be issued pursuant to the Indenture shall be, at the time of such authentication, an Authorized Officer.

                  (4) No Violation. Neither the execution and delivery by Chemical Bank of this Participation Agreement or the Indenture, nor the authentication by it of the Initial Series Note, nor the consummation by it of the transactions contemplated hereby or thereby, nor the

6091.50.2831.27:2
         compliance by it with the provisions hereof or thereof will contravene any Applicable Law governing its banking or trust powers, or contravenes or results in a breach of, or constitutes a default under, its Articles of Incorporation or By-laws, or requires any Governmental Action under any Federal or New York law, except such as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished; provided, however, that no representation or warranty is made as to (i) any Applicable Law or Governmental Action relating to the Securities Act, the Securities Exchange Act, the Trust Indenture Act, the Federal Power Act, the Atomic Energy Act, the Holding Company Act, the New Mexico Public Utility Act, the Arizona Public Utility Act, the Nuclear Waste Act, ERISA, energy or nuclear matters, public utilities, the environment, health and safety or Unit 1 or (ii) the Lease Indenture Estate to the extent it may constitute real property under Applicable Law.


                 (b)  Agreements. The Indenture Trustee agrees that:

                  (1) Agreement to Discharge Liens. The Indenture Trustee will not create or permit to exist, and will promptly take such action as may be necessary duly to discharge, all Indenture Trustee's Liens.

                  (2) No Petition Agreement. Prior to the 181st day following the payment in full of the Bonds and the discharge in accordance with its terms of the Collateral Trust Indenture, the Indenture Trustee agrees that it will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of or in respect of the Loan Participant under the Bankruptcy Code or any other applicable Federal or state law or the law of the District of Columbia.

                  (3) Quiet Enjoyment. The Indenture Trustee agrees to be bound by Section 6(a) of the Facility Lease.

6O9l.50.2831.27:2

                  (4) Acknowledgment. The Indenture Trustee hereby acknowledges the provisions of Section 7(b)(4) of this Participation Agreement.

                  SECTION 10. Representations, Warranties and Agreements of the Lessee.

                  (a) Representations and Warranties. The Lessee represents and warrants that:

                (1) Due Organization. The Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of New Mexico and has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Participation Agreement and each other Transaction Document and Financing Document to which it is, or is to become, a party. The Lessee is duly qualified and in good standing to do business as a foreign corporation in the State of Arizona and has not failed to qualify to do business or to be in good standing in any other jurisdiction where failure so to qualify or be in good standing would materially and adversely affect the financial condition of the Lessee or its ability to perform any obligations under this Participation Agreement, any other Transaction Document or any Financing Document to which it is, or is to become on or before the Closing Date, a party.

                (2) Due Authorization. The execution, delivery and performance by the Lessee of this Participation Agreement and each other Transaction Document and each Financing Document to which it is, or is to become on or before the Closing Date, a party, have been duly authorized by all necessary corporate action on the part of the Lessee and do not, and will not, require the consent or approval of the stockholders of the Lessee or any trustee or holder of any indebtedness or other obligation of the Lessee, other than (i) the Mortgage Release, (ii) the finding of the ANPP Administrative Committee described in Section 15.6.2 of the

6091.50.2831.27:2

         ANPP Participation Agreement and (iii) such other consents and approvals as have been, or on or before the closing Date will have been, duly obtained, given or accomplished, with true copies thereof delivered to the Owner Participant prior to the Closing Date.

                (3) Execution. This Participation Agreement and each other Transaction Document and each Financing Document to which the Lessee is, or is to become on or before the closing Date, a party, will have been duly executed and delivered by the Lessee, and this Participation Agreement constitutes, and upon execution and delivery thereof, each such Transaction Document and each such Financing Document will constitute, the legal, valid and binding agreement of the Lessee, enforceable against the Lessee in accordance with their respective terms.

                (4) No Violation, etc. Neither the execution, delivery or performance by the Lessee of this Participation Agreement or any other Transaction Document or any Financing Document to which it is, or is to become on or before the closing Date, a party, nor the consummation by the Lessee of the transactions contemplated hereby or thereby, nor compliance by the Lessee with the provisions hereof or thereof, conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of, the Restated Articles of Incorporation or By-Laws of the Lessee or any Affiliate of the Lessee, or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which the Lessee or any Affiliate of the Lessee is a party or by which the property of the Lessee or any Affiliate of the Lessee is bound, or results or will result in the creation or imposition of any Lien (other than Permitted Liens) upon any property of the Lessee or any Affiliate of the Lessee. There is no provision of the Restated Articles of Incorporation or By-Laws of the Lessee or any Affiliate of the Lessee, or any Applicable Law, or any such indenture, mortgage, lease or other agreement or instrument which

6091.50.2831.27:2
         materially adversely affects or in the future is likely (so far as the Lessee can now foresee) to materially adversely affect the business, operations, affairs, condition, properties or assets of the Lessee, or its ability to perform its obligations under this Participation Agreement or any other Transaction Document or any Financing Document to which it is, or is to become on or before the Closing Date, a party.

                (5) Governmental Actions. No Governmental Action is or will be required in connection with the execution, delivery or performance by the Lessee of, or the consummation by the Lessee of the transactions contemplated by, this Participation Agreement, any other Transaction Document or any Financing Document, except such Governmental Actions (i) as have been, or on or before the closing Date will have been, duly obtained, given or accomplished, with true copies thereof delivered to the Owner Participant and the Loan Participant, (ii) as may be required under existing Applicable Law to be obtained, given or accomplished from time to time after the closing Date in connection with the maintenance, use, possession or operation of Unit 1 or otherwise with respect to Unit 1 and the Lessee's or the Operating Agent's involvement therewith and which are, for PVNGS, routine in nature and which the Lessee has no reason to believe will not be timely obtained and (iii) as may be required under Applicable Law not now in effect. No Governmental Action (except Governmental Action as may be required by any Governmental Authority of or in New York or Delaware) is or will be required (a) in connection with the participation by the Owner Trustee, the Indenture Trustee, the Owner Participant or the Loan Participant in the consummation of the transactions contemplated by this Participation Agreement, any other Transaction Document or any Financing Document or
        (b) to be obtained by any of such Persons during the term of the Facility Lease with respect to Unit 1 except such Governmental Actions
        (i) as have been, or on or before the Closing Date will have been, duly obtained, given or accomplished, with true copies thereof delivered to

6091.50.2831.27:2
         the Owner Participant, the Owner Trustee and the Loan Participant prior to the closing Date, (ii) as may be required by Applicable Law not now in effect, (iii) as may be required in consequence of any transfer of ownership of the Undivided Interest or the Real Property Interest by the Owner Trustee, (iv) as would be required by existing Applicable Law upon termination or expiration of the Facility Lease in connection with taking possession of an interest in Unit 1, (V) as may be required by existing Applicable Law if, after termination or expiration of the Facility Lease, the Lessee should provide transmission services for the Owner Trustee or cease to be agent for the Owner Trustee as provided under the Assignment and Assumption, or (vi) as may be required in consequence of any exercise of remedies or other rights by any such Person in connection with taking possession of an interest in Unit 1.

                (6) Securities Act. Neither the Lessee nor anyone acting on its behalf has directly or indirectly offered or sold any Bond, any interest in any Note, any note issued with respect to any other undivided interest in Unit 1, the Undivided Interest or any other undivided interest in Unit 1, the Facility Lease or any other lease of an undivided interest in Unit 1, or any similar security or lease, or any interest in any security or lease the offering of which, for purposes of the Securities Act, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, in either case, or solicited any offer to acquire any of the aforementioned securities or leases in violation of Section 5 of the Securities Act, and except as contemplated by this Participation Agreement, neither the Lessee nor any one authorized to act on its behalf will take any action which would subject the issuance or sale of any Note or any interest in the Facility Lease or any other debt instrument (other than the Refunding Bonds) issued or to be issued to finance the Undivided Interest to the registration requirements of such Section 5.

6091.50.2831.27:2

                  (7)  Title  to  the  Undivided   Interest  and  Real  Property
         Interest; Security Interest. On the Closing Date, (A) good and marketable title to the Undivided Interest and the related Generation Entitlement Share will be duly, validly and effectively conveyed and transferred to the Owner Trustee, free and clear of all Liens, except Permitted Liens (other than those described in clause (ii) of the definition of such term and that portion of clause (iv) of such definition relating to Liens for taxes being contested), (B) good and marketable title to the Real Property Interest will be duly, validly and effectively conveyed and transferred to the Owner Trustee, as provided in the Deed and the Assignment of Beneficial Interest, (C) the Lessee will have good and marketable title to its ownership interest in the Retained Assets, free and clear of all Liens except Permitted Liens, the Lien of the Existing Mortgage and matters disclosed in the title report referred to in Section 11(a)(33), (D) the Lessee will have good and valid title to its ownership interest in the PVNGS Site, (E) Unit 1 will be wholly located on the PVNGS Site without any material encroachments by any portion thereof on any other property, (F) all filings and recordings necessary or advisable to perfect the Owner Trustee's right, title and interest in and to the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest, and to perfect for the benefit of the Indenture Trustee and the holders of the Notes the first priority security interest, mortgage and assignment of rents provided for in the Indenture, will have been duly made and (G) no other action, including any action under any fraudulent conveyance statute, will be required to protect the title and interests of the Owner Trustee in and to the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest against the claims of all Persons other than the ANPP Participants under the AMPP Project Agreements (in accordance with the terms thereof), or to perfect such first priority security interest, mortgage and assignment of rents in favor of the Indenture Trustee.

6091.50.2831.27:2

                  (8) Non-Interference. None of the Permitted Liens will, on and after the Closing Date, materially interfere with the use or possession of the Undivided Interest, the related Generation Entitlement Share or the Real Property Interest or the use of or the exercise by the Owner Trustee of its rights under the Bill of Sale, the Deed, the Assignment of Beneficial Interest and the Assignment and Assumption with respect to, the interests in PVNGS granted or to be granted under the Bill of Sale, the Deed, the Assignment of Beneficial Interest and the Assignment and Assumption.

                (9) Personal Property. Unit 1, based on the agreements of the Lessee and the other ANPP Participants in the ANPP Participation Agreement and of the Lessee and the Owner Trustee herein and in the other Transaction Documents, is to the full extent permitted by Applicable Law personal property under the laws of the State of Arizona.

                (10) Location of Chief Executive Office. The chief executive office and place of business of the Lessee and the office where it keeps its records concerning its accounts or contract rights is at Alvarado Square, Albuquerque, Bernalillo County, New Mexico 87158.

                (11) Financial Statements. The consolidated balance sheets of the Lessee and subsidiaries (A) as of December 31, 1985 and 1984, respectively, and the related consolidated. statements of earnings, retained earnings and changes in financial position for each of the years in the three-year period ended December 31, 1985, together with the notes accompanying such financial statements, all certified by Peat, Marwick, Mitchell & Co., and (B) as of March 31, 1986 and 1985, respectively, and the related consolidated statements of earnings, retained earnings and changes in financial position for the three-month period ended March 31, 1986 and March 31, 1985 respectively, all certified by the Controller or an Assistant Controller of the Lessee, as furnished to the Owner Participant, fairly present the financial position of the Lessee and its subsidiaries taken as a whole at each such date and the results of their operations for each of the

6091.50.2831.27:2
        periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with applicable Accounting Practice.

                  (12) Disclosure. None of the financial statements to which reference is made in paragraph 11 above nor the reports to which reference is made in this paragraph 12 nor any (other than publicly available documents of any Governmental Authority, (other than documents prepared by or on behalf of the Lessee), and any press reports, insurance reports, if delivered on or before the Closing Date, and appraisals) certificate., written statement or other document furnished to the Owner Participant or the Appraiser by the Lessee in connection with the transactions contemplated hereby (under the circumstances at the time and for the purposes for which any statement made therein was made) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. There is no fact known to the Lessee that materially and adversely affects or, so far as the Lessee can now reasonably foresee, is likely to materially and adversely affect, the business or financial condition of the Lessee or any material portion of its properties or its ability to perform its obligations under this Participation Agreement or any other Transaction Document or any Financing Document to which the Lessee is, or is to become, a party. The Lessee has heretofore delivered to the Owner Participant the Lessee's Annual Report on Form 10-K for the year ended December 31, 1985, the Lessees Quarterly Report on Form l0-Q for the quarter ended March 31, 1986 and the Current Reports on Form 8-K filed on February 12, 1985 (as amended by Form 8 filed April 12, 1985), January 14, March 3, June 30 and July 16, 1986 and to be filed on or about July 31, 1986.

                  (13) Litigation. Except as disclosed in the reports to which reference is made in paragraph 12 above, there is no action, suit, investigation or proceeding pending or, to the knowledge of the

6091.50.2831.27:2

        Lessee, threatened against the Lessee before any court, arbitrator or administrative or governmental body which questions the validity or enforceability of this Participation Agreement or any other Transaction Document or any Financing Document to which the Lessee is, or is to become, a party, or which, individually or in the aggregate, if decided adversely to the interests of the Lessee, would have a material adverse effect on the business or financial condition of the Lessee or materially and adversely affect the ability of the Lessee to per-form its obligations under this Participation Agreement or any other Transaction Document or any Financing Document to which it is or is to become a party.

                (14) Tax Returns. The Lessee has filed all Federal, state, local and foreign, if any, tax returns which were required to be tiled, and has paid all Taxes shown to be due and payable on such returns and has paid all other Taxes in respect of the Lessee's interest in Unit 1 and in the PVNGS Site which are payable by the Lessee to the extent the same have become due and payable and before they have become delinquent, except (i) for any Taxes the amount, applicability or validity of which may be in dispute and which are currently being contested in good faith by appropriate proceedings and with respect to which the Lessee has set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it to be adequate and (ii) for any Taxes relating to PVNGS in respect of which the Operating Agent has not given notice to the Lessee that the same are due and payable. The Federal income tax returns of the Lessee have been audited by the ms for taxable years through 1980.

                (15) ERISA. In reliance upon, and subject to the accuracy of, the representations made by the Loan Participant in Section 6(a)(5) and the Owner Participant in Section 7(a)(9), the execution and delivery of this Participation Agreement, the other Transaction Documents and the Financing Documents by the Lessee will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code.

6091.50.2831.27:2

                (16) Regulation. So long as the Facility Lease is in effect, assuming the proper filing of Form U 7D with the SEC on or within 30 days after the Closing Date, under Applicable Law now in effect, neither the Loan Participant, the Owner Participant, FNB nor the Owner Trustee will be or become, solely by reason of either its entering into this Participation Agreement or any other Transaction Document to which any of them is, or is to become, a party, or the transactions contemplated hereby or thereby, subject to regulation (i) as an "electric utility", an "electric utility company", a "public utility", a "public utility company", a "holding company", or a "public utility holding company" by any Federal, state (other than, as to the Owner Participant, New York, as to which no representation. or warranty is given) or local public utility commission or other regulatory body, authority or group (including, without limitation, the SEC, the FERC, the MMPSC or the Arizona Corporation Commission). or (ii) in any manner by the NRC. The Lessee is not, and covenants that (except in connection with a transaction permitted by Section l0(b)(3)(ii) hereof) it will not become, a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Holding Company Act. The Lessee is not subject to regulation by the Arizona Corporation Commission as a public utility or a public service corporation.

                (17) Authorizations, etc. The Lessee has not failed to obtain any Governmental Action or other authorization, license, approval, permit, consent, right or interest, where a failure to obtain such would materially and adversely affect the ability of the Lessee to carry on its business as presently conducted or as described in the Registration Statement.

6091.50.2831.27:2

                  (18) No Default, etc. The Lessee is not in default, and no condition exists that, with the giving of notice or lapse of time or both, would constitute a default by the Lessee, under any material mortgage, deed of trust, indenture, lease, contract or other instrument or agreement to which the Lessee is a party or by which it or any of its properties or assets may be bound.

                (19) Certain Documents. True and correct copies of the ANPP Participation Agreement, the Material Project Agreements and the Existing Mortgage have been delivered to the Owner Participant's Special Counsel for and on behalf of the Owner Participant prior to the date of execution hereof. No ANPP Project Agreement will, on and after the closing Date, materially and adversely interfere with ( i ) (except for the AMP? Participation Agreement in the case of the Generation Entitlement Share only) the title of the Owner Trustee to the Undivided Interest, the related Generation Entitlement Share or the Real Property Interest or (ii) except for the ANPP Participation Agreement, the use of, or the exercise by the Owner Trustee of its rights under the Facility Lease, the Deed, the Assignment of Beneficial Interest and the Assignment and Assumption with respect to, the Undivided Interest, the related Generation Entitlement Share, and the interests in the PVNGS Site (including the Real Property Interest) granted or to be granted under the Deed, the Assignment of Beneficial Interest and the Assignment and Assumption. No payment default or other default of a material nature by the Lessee has occurred and is continuing under the Existing Mortgage or any ANPP Project Agreement. The AMPP Participation Agreement and each other ANPP Project Agreement are in full force and effect and no breach of any thereof, to the Lessee's knowledge, by any other party thereto has occurred and is continuing, except where the failure to be in force and effect or such breach would not have a material and adverse effect on the Undivided Interest, the related Generation Entitlement Share, the Real Property Interest, Unit 1 or the rights, interests and benefits of the Owner Trustee or the Owner Participant under any Transaction

6091.50.2831.27:2

         Document. Upon execution and delivery of the Mortgage Release and the recordation thereof or of UCC releases in respect thereof, (i) the mortgagee and secured party thereunder will have released the lien of the Existing Mortgage on the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest and (ii) the rights of the Owner Trustee in the Undivided Interest and the Real Property Interest and the related Generation Entitlement Share will not be, and will not become, subject or subordinate to the rights of any Person, except the Indenture Trustee under the Indenture and the ANPP
         Participants to the extent expressly set forth in the ANPP Participation Agreement (as in effect on the Closing Date) and except as may otherwise expressly be permitted by the Facility Lease. The lien of the Existing Mortgage does not extend to rights of PNM under Transaction Documents (other than the Lessee's leasehold interest under the Facility Lease) or to the Generation Entitlement Share related to the Undivided Interest. Neither Section 15.6.3.5 of the ANPP Participation Agreement nor Section 8(c)(3) of this Participation
         Agreement (i) requires the Owner Trustee to accept any cash bid referred to therein or (ii) otherwise materially impedes the Owner Trustee's right, upon a failure by the Lessee to purchase or otherwise reacquire the Undivided Interest and the Real Property Interest, to conclude a sale or lease to a Person constituting a "Transferee" under
         Section 15.10 of the ANPP Participation Agreement

                  (20) Unit 1. The description of unit 1 set forth in Exhibit B to the Bill of Sale is correct and sufficiently complete to identify such property.

                  (21) Investment Company Act. The Lessee is not, and will not become1 an "investment company or a company "controlled" by an "investment company", within the meaning of the Investment Company Act.

                (b)     Agreements of Lessee.

6091.50.2831.27:2

                  (1) Delivery of Documents. The Lessee agrees that it will deliver to the Owner Participant and the Loan Participant (and, in the case of sections l0(b)(1)(iii) and (v) hereof, the Owner Trustee)

                      (i) Financial Statements: (A) as soon as practicable,  and in any event within 120 days, after the end of each fiscal year of the Lessee, a consolidated balance sheet of the Lessee and subsidiaries as of the end of such fiscal year and related consolidated statements of earnings, retained earnings and changes in financial position for such year, all in reasonable detail and certified in an opinion by a nationally recognized term of independent public accountants, and the annual and interim reports of the Lessee to its stockholders as soon as the same have been mailed to such stockholders, (B) as soon as practicable, and in any event within 60 days, after the end of each fiscal quarter (other than the last fiscal quarter) of each fiscal year of the Lessee, a consolidated balance sheet of the Lessee and subsidiaries as of the end of said period and a related consolidated statement ~f earnings, retained earnings and changes in financial position for said period, all in reasonable detail, and certified by the Controller or an Assistant Controller or the Chief Financial Officer of the Lessee and (C) as soon as practicable after the same have been filed, a copy of all documents filed by the Lessee with the SEC pursuant to the reporting requirements of the securities Exchange Act;

                      (ii)  Other   Reports:   promptly   upon  their   becoming
                available, any registration statement, offering statement, investment memorandum or prospectus prepared by the Lessee in connection with the public offering of securities (other than public offerings of securities under employee stock option, consumer stock or dividend reinvestment plans);

6091.50.2831.27:2

                 (iii) Notice of Default: promptly upon the Lessee becoming aware of the existence thereof, written notice specifying any condition which constitutes a Default or an Event of Default or a default by any ANPP Participant under the ANPP Participation Agreement and the nature and status thereof;

                    (iv) Annual Certificate: within 120 days after the end of each fiscal year of the Lessee, a certificate of the Lessee, signed by the Controller or an Assistant Controller or the Chief Financial Officer of the Lessee, to the effect that such officer has reviewed, or caused to be reviewed by individuals under his supervision, this Participation Agreement and each other Transaction Document and each Financing Document to which the Lessee is a party and has made, or caused to be made under his supervision, a review of the transactions contemplated hereby and thereby and the condition of the Lessee during such preceding fiscal year, and such review has not disclosed the existence during such fiscal period, nor does such officer have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes a Default or Event of Default or, if any such condition or event exists, specifying the nature and period of existence thereof and any action the Lessee has taken, is taking, or proposes to take with respect thereto;

                      (v) Opinion of  Counsel:  within 120 days after the end of each fiscal year of the Lessee, an opinion or opinions, satisfactory to the Owner Participant, the Owner Trustee, the Collateral Trust Trustee and the Indenture Trustee, of Keleher & McLeod, P.A., as general counsel for the Lessee, Snell & Wilmer, as special Arizona counsel for the Lessee, and/or other counsel acceptable to the Owner Participant (A) either to the effect that (1) all filings and recordations (or refilings and



                                      -37-
6091.50.2831.27:2
                  rerecordations) required to (i) convey to the Owner Trustee, and establish, preserve, protect and perfect the title of the Owner Trustee to, the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest and establish, preserve and protect the Owner Trustee's rights under this Agreement and the other Transaction Documents, and,
                  (ii) so long as any Note is Outstanding, grant, perfect and preserve the security interest of the Indenture Trustee in the Lease Indenture Estate have been duly made, or (2) no such additional filings, recordations, refilings or rerecordations are necessary, to (i) convey to the Owner Trustee, and establish, preserve, protect and perfect the title of the Owner Trustee to, the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest and establish, preserve and protect the Owner Trustee's rights under this Agreement and the other Transaction Documents, and
                  (ii) so long as any Note is Outstanding, grant, perfect and preserve the security interest of the Indenture Trustee in the Lease Indenture Estate and (B) specifying the particulars of all action required during the period from the date of such opinion through the last day of the next succeeding calendar year, including, in the case of each UCC continuation statement required to be filed during such period, the office in which each such continuation statement is to be filed and the filing date and filing number of the original financing statement or fixture filing to be continued, and the dates within which such continuation statement may be filed under Applicable Law; such opinion shall also address such additional matters relating to actions taken by the Lessee pursuant to Section 1O(b)(2) as the Loan Participant or the Owner Participant may reasonably request;

                  (vi) ANPP Information: upon receipt by the Lessee, copies or advice of all Systematic Assessment of Licensee Performance

6091.50.2831.27:2

                  Reports (or comparable successor report) and of all material notices, data, information and other written communications received by the Lessee under or pursuant to any ANPP Project Agreement or otherwise with respect to Unit 1, PVNGS or the PVNGS Site, subject in each case to applicable confidentiality undertakings with respect thereto, unless prohibited by Applicable Law;

                 (vii) Other PVNGS Information: the Lessee having undertaken to furnish a letter to the Owner Participant to be dated August 12, 1986, describing its internal procedures for monitoring
                 PVNGS and reporting to the Owner Participant with respect thereto, prior writ. ten notice of any material change in such procedures; and, upon receipt by the Lessee, copies or advice of all notices of violation or other material communications from the NRC and all notices of nuclear incidents or other material occurrence at PVNGS given to the NRC;

                 (viii) Annual PVNGS Report: within 120 days after the end of each fiscal year of the Lessee, a certificate of the Lessee with respect to the status and operations of Unit 1 for such fiscal year and current information respecting the status of decommissioning funding arrangements for Unit 1;

                      (ix) Information Relating to Weighted Annual Lease Rate Factor under New Mexico Order: through the Refunding Date, promptly after any change (other than a change resulting from changes in the interest rate borne from time to time by the Initial Series Notes) in the "weighted annual lease rate factor" referred to in Section 13(c) of the Facility Lease, a notice specifying the amount of such change,. the amount of such factor after giving effect to such change and the event or events which resulted in such change and, promptly following the Owner Participant's request therefor, from time to time, such other

6091.50.2831.27:2
                  information regarding such factor and any events which have resulted or may result in a change therein; and

                      (x) Requested  Information:  with  reasonable  promptness, such other data and information as to the business and properties of the Lessee or as to Unit 1, PVNGS or the PVNGS Site as from time to time may be reasonably requested by the Owner Participant, subject in each case to applicable confidentiality undertakings with respect thereto, unless prohibited by Applicable Law.

                (2) Further Assurances. The Lessee will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Owner Participant may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Participation Agreement, the other Transaction Documents and the Financing Documents, and the transactions contemplated hereby and thereby. The Lessee will cause the financing statements (and continuation statements with respect thereto) and the documents enumerated and described in Schedule 3, and all other documents necessary or advisable in that connection, to be recorded or filed at such places and times, and in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or reasonably requested by the Owner Participant, the Collateral Trust Trustee, the Owner Trustee or the Indenture Trustee, in order to establish, preserve, protect and perfect the title of the Owner Trustee to the Undivided Interest, the related Generation Entitlement share and the Real Property Interest, and the Owner Trustee's rights and interests under this Participation Agreement and the other Transaction Documents and, so long as any Note is Outstanding, the first and prior security interest of the Indenture Trustee in the Lease Indenture Estate and the Indenture Trustee's rights under this Participation Agreement and the

6091.50.2831.27:2
         other Transaction Documents, all referred to and included under the granting clause of the Indenture.

                (3)   Covenants. The Lessee covenants and agrees as follows:

                      (i) Maintenance of Corporate Existence, etc. The Lessee shall at all times maintain its existence as a corporation under the laws of the State of New Mexico, except as permitted by paragraph (ii) below. The Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided, however, that the Lessee may discontinue any right or franchise if its board of directors shall determine that such discontinuance is necessary or desirable in the con duct of its business and does not materially and adversely affect or diminish any right of the Owner Participant or the Loan Participant.

                      (ii) Merger,  Sale, etc.: Owner  Participant.  Without the
                consent 6f the Owner Participant, the Lessee shall not (1) consolidate with any Person, (2) merge with or into any Person, or (3) except in connection with normal dividend policy of the Lessee, convey, transfer, lease, or dividend (other than transfers and dividends described in the Lessee's proxy statement dated April 11, 1986 and transfers and conveyances constituting sale and leaseback transactions under the AMP?
                Participation Agreement) to any Person more than 5% of its assets, including cash, in any single transaction or series of related transactions; unless, immediately after giving effect to such transaction:


                                (A) the  Person  who is the  Lessee  immediately
                           following such consolidation, merger, conveyance, transfer or lease (the Surviving Lessee) shall be a

6091.50.2831.27:2
                         corporation or (with the prior consent of the Owner Participant, which consent shall not be unreasonably withheld) other legal entity which (i) is organized under the laws of the United States of America, a state thereof or the District of Columbia, (ii) is a "public utility" under applicable state and Federal laws, (iii) is an ANPP Participant under the ANPP Participation Agreement with respect to Unit 1 (including the Undivided Interest), (iv) if other than the Lessee immediately prior to such transaction, shall have assumed each covenant and condition of the Lessee under the ANPP Participation Agreement and each other ANPP Project Agreement and (v) holds a valid and subsisting license from the NRC to possess Unit 1 (including the Undivided Interest);

                                (B) the  Surviving  Lessee,  if  other  than the
                           Lessee immediately prior to such transaction, shall execute and deliver to the Owner Participant an agreement, in farm and substance reasonably satisfactory to the Owner Participant, containing the assumption by the Surviving Lessee of each covenant and condition of this Participation Agreement, each other Transaction Document and each Financing Document to which the Lessee immediately prior to such transaction was a party immediately preceding such transaction;

                                (C) no Default  (other than a failure to deliver
                           documents and other information specified in Section 10(b)(l)(vi), (vii) or (viii) hereof), Event of Default, Event of Loss or Deemed Loss Event shall have occurred and be continuing;

                                (D) the Bonds (or, if the Bonds are not then rated, the preferred stock of

6091.50.2831.27:2
                         the Surviving Lessee) after giving effect to such transaction, (1) shall be rated at least "investment grade" by Standard & Poor's Corporation and Moody's Investors Service, Inc. and (2) shall have an investment rating by Standard & Poor's Corporation and Moody's Investors Service, Inc. not less than one 'smallest notch" below the rating assigned to the Bonds (or, if the Bonds are not then rated, the preferred stock of the Surviving Lessee) immediately prior to such transaction (or, if neither of such rating organizations shall rate the Bonds (or, if applicable, the preferred stock of the surviving Lessee) at the time, by any nationally recognized rating organization in the United States of America);

                                (E) the Surviving Lessee shall have a Minimum
                          Net Worth;

                                (F) the Surviving Lessee shall have delivered to
                         the Qwner Participant and the Indenture Trustee an Officers' Certificate and an opinion, reasonably satisfactory to the Owner Participant, of counsel to the Surviving Lessee, each stating that (1) such transaction complies with this subparagraph (ii) and
                         (2) all conditions precedent to the consummation of such transaction have been satisfied and any Governmental Action required in connection with such transaction has been obtained, given or accomplished;

                                (G) the Surviving Lessee shall have delivered to
                           the Owner Participant an opinion, reasonably satisfactory to the Owner Participant, of independent counsel (if other than nudge Rose Guthrie Alexander & Ferdon, such counsel to be reasonably satisfactory to the Owner Participant) to the Surviving Lessee

6091.50.2831.27:2
                         stating that such transaction does not and will not cause a Loss (as defined in the Tax Indemnification Agreement);

                               (H) such  transaction  is otherwise  permitted by
                         and  in   accordance   with  the   ANPP   Participation
                         Agreement; and

                               (I) the Coverage  Ratio of the  Surviving  Lessee
                         shall be at least 1.6 to 1.

                 Upon the consummation of such transaction the Surviving Lessee, if other than the Lessee immediately prior to such transaction, shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee immediately prior to such transaction under this Participation Agreement and each other Transaction Document and each Financing Document to which the Lessee immediately prior to such transaction was a party immediately preceding the date of such transaction, with the same effect as if the Surviving Lessee had been named herein and therein.

                    (iii) Merger, Sale, etc.: Bondholders.  The Lessee shall not enter into any transaction constituting a consolidation, merger, conveyance, transfer, lease or dividend not permitted by Section l0(b)(3)(ii), irrespective of any consent or waiver of the Owner Participant, unless immediately after giving effect to such transaction, the Bonds (or, if the Bonds are not then rated, the preferred stock of the Surviving Lessee), after giving effect to such transaction, shall be rated at least "investment grade" by Standard & Poor's Corporation and Moody's Investors Service, Inc.

                    (iv) Prior Notice to Rating Agencies. Prior to entering into any transaction as to which the conditions set forth in paragraphs (ii) and (iii) above shall be applicable, the Lessee shall give notice thereof to the rating agencies specified in such paragraphs, such notice to be sufficiently in advance of such transaction to enable the rating agencies to respond thereto prior to consummation thereof.

6091.50.2831.27:2

                      (V) Incurrence of Debt. Without the consent of the Owner Participant, the Lessee shall not issue or assume any secured or unsecured indebtedness maturing more than eighteen months after the date of issuance thereof, if, immediately after such issue or assumption, the total amount of all secured and unsecured indebtedness of the Lessee maturing more than one year after the date of such issue or assumption shall exceed 65% of the aggregate of (x) such total amount and (y) the total of the capital and surplus of the Lessee.

                    (vi) Change in Chief Executive Office. The Lessee will notify the Owner Trustee, the Owner Participant, the Loan Participant and the Indenture Trustee promptly after any change of location of its chief executive office and place of business, principal place of business or place where the Lessee maintains its business records.

                    (vii) No Petition Agreement. Prior to the 181st day following the payment in full of the Bonds and the discharge in accordance with its terms of the Collateral Trust Indenture, the Lessee will not file a petition, or join in the filing of a petition, seeking reorganization, arrangement, adjustment or composition of or in respect of the Loan Participant under the Bankruptcy Code or any other applicable Federal or state law or the law of the District of Columbia.

6091.50.2831.27:2

                    (viii) ANPP Project Agreements.  Except where the failure to do so would not have a material and adverse effect on the Undivided Interest, the Real Property Interest, Unit 1 or the rights, interests and benefits of the Owner Trustee or the Owner Participant under any Transaction Document the Lessee (without limiting its obligations under the next sentence) at all times, unless the Owner Participant shall otherwise consent, (1) will perform its obligations under and comply with the terms of each ANPP Project Agreement to be complied with by it, (2) will exercise its rights under the ANPP Participation Agreement to maintain each ANPP Project Agreement in full force and effect,
                (3) will keep unimpaired all of the Lessee's rights, powers and remedies under each ANPP Project Agreement and prevent any forfeiture or impairment thereof, (4) will enforce the ANPP Participation Agreement in accordance with its terms and (5) will not take or fail to take or join in (i) any action with respect to1 nor accept or approve any amendment to or any other change in, the ANPP Participation Agreement or any other ANPP Project Agreement, or (ii) any action or change the effect of which would be to relieve the Lessee of any obligation under the ANPP Participation Agreement on or after the Closing Date. The Lessee will not, unless the Owner Participant otherwise consents, accept or approve any amendment to any ANPP Project Agreement the effect of which would be to (A) reduce the Generation Entitlement Share related to the Undivided Interest,
                (B) impose, directly or indirectly, at any time on the Owner Trustee or the Owner Participant any obligations (unless such Person is then an ANPP Participant), (C) discriminate against
                (x) the Owner Trustee or the Owner Participant in its capacity as lessor in a sale and lease-back transaction or (y) any present or future ANPP Participant because such ANPP Participant derived or will derive its status as "Participant" under the ANPP Participation Agreement from a lessor in a sale and lease-back transaction, (K) deprive the Owner Trustee or the Owner Participant, as the case may be, of the benefit of Sections 15.2.2, 15.10 and 32.1 of the ANPP Participation

6091.50.2831.27:2

                Agreement (or any comparable successor provisions), or (F) amend or otherwise change section 15.10 of the ANPP Participation Agreement. The Lessee shall (A) provide copies of any proposed amendment to or modification of the ANPP Participation Agreement to the Owner Participant not less than 45 days prior to the execution thereof by the Lessee (except where the Lessee is unaware thereof 45 days prior to such execution, in which case the Lessee shall provide notice thereof as promptly as possible after becoming so aware) and (B) upon such execution furnish to the Owner Participant a copy of any such amendment or modification as executed. The Lessee will not, except as permitted by paragraph (ii) above or by the Assignment and Assumption, sell, transfer, assign or otherwise. dispose of all or any of its rights or interests in and to PVNGS.

                      (ix) Notes and Bands.  The Lessee  will not,  and will not permit any of its Affiliates to, acquire any of the Notes or, except in connection with the selection of Bonds for redemption pursuant to the Collateral Trust Indenture, the Bonds.

                      (x) Cooperation.  The Lessee will cooperate with the Owner
                Participant and the Owner Trustee in obtaining the valid and effective issue, or, as the case may be, transfer or amendment of all Governmental Actions (including, but without limitation, the License) necessary or, in the opinion of the Owner Participant, desirable for the ownership, operation and possession of the Undivided Interest, the Real Property Interest or any portion of Unit 1 represented thereby by the Owner Trustee or any transferee, lessee or assignee thereof for the period from and after the Lease Termination Date. The Lessee agrees to accept and cooperate in receiving any transfer of the Owner Participant's right, title and interest in the Trust Estate made pursuant to Section 7(b)(4)

                 6091.50.2831.27:2

                      (xi) Decommissioning.  (A) The Lessee will comply with its obligations under Applicable Law concerning the decommissioning and retirement from service of Unit 1 (which term shall include, for all purposes of this paragraph (xi), (i) the cost of removal, decontamination and disposition of equipment and fixtures, the cost of safe storage for later removal, decontamination and disposal and the cost of entombment of equipment and fixtures, and (ii) the cost of (x) razing of Unit 1, (y) removal and disposition of debris from the PVNGS Site and
                (z) restoration of relevant portions of the PVNGS Site) . If Applicable Law or Governmental Action shall not, on or before December 31, 1990, impose upon the Lessee the obligation to create, fund and maintain an external reserve fund dedicated to paying all the costs of decommissioning and removing from service the Undivided Interest, then the Lessee will create and maintain the Decommissioning Fund; if Applicable Law or Governmental Action shall thereafter impose upon the Lessee an obligation to create and maintain such a fund, any fund in compliance with Applicable Law or such Governmental Action shall be deemed satisfactory to the Owner Participant for purposes of the preceding sentence; provided, however, the Lessee shall in any and all events maintain and fund such an external reserve in accordance with prudent utility practice and thereafter review such fund, at least every five years after its creation, and modify the same as to amount or rate of accumulation to bring the same, if necessary, into conformity with prudent utility practice. (B) Except to the extent provided in clauses (C) and
                (D) below, as between the Lessee, the Owner Trustee, the Owner Participant and any transferee (including by way of lease) or assignee of any of the Lessor's or the Owner Participant's right,

6091.50.2831.27:2
                 title or interest in Unit 1, the Lessee agrees to pay, be solely responsible for, and to indemnify such parties against, all costs and expenses relating or allocable to, or incurred in connection with, the decommissioning and retirement from 5ervice of Unit 1, notwithstanding (i) the occurrence of the Lease Termination Date, any Event of Default, Default, Event of Loss, Deemed Lass Event or any other event or occurrence, (ii) any provision of any Transaction Document, or other document, instrument or agreement, including the ANPP Participation Agreement, (iii) any provision of the License or any other license or permit, or (iv) any Applicable Law, charter or by-law provision, Governmental Action or other impediment, including, without limitation, the bankruptcy or insolvency of the Lessee, either now or hereafter in effect; it being understood that the obligations of the Lessee under this clause
                 (3) are and shall be absolute and unconditional. (C) In the event that (i) the Facility Lease shall have expired upon expiration (or early termination pursuant to section 14(e) of the Facility Lease) of the Lease Term (other than in connection with an Event of Loss, Deemed Loss Event or Event of Default) and (ii) thereafter the Lessor shall (1) re-lease the Undivided Interest to any Person or (2) retain the Undivided Interest and sell power and energy from its Generation Entitlement Share through PNM, as agent, then after the Lessor has received (x) in the case of clause (1) above, gross rents in an aggregate amount (when discounted back to such Lease Termination Date at a rate per annum equal to the Prime Rate) equal to 20% of Facility Cost, or (y) in the case of clause (2) above, net electric revenues in an aggregate amount (discounted as aforesaid) equal to 20% of Facility Cost, the Lessor shall thereafter reimburse the Lessee in respect of the decommissioning obligation of the Lessee hereunder in an amount equal to any further rent received or proceeds received

6091.50.2831.27:2
                 from the sale of power and energy to the extent that such rent or proceeds are attributable to the decommissioning obligation of the Lessee under this Section l0(b)(3)(xi) with respect to the period from and after such Lease Termination Date (payable on an annual basis with respect to each year or portion thereof during the term of such lease referred to in clause (1) above or such agency period referred to in clause (2) above); provided, however, that when such amount has been paid the Lessor shall be relieved of all obligations to make further reimbursement to the Lessee for such purpose. (D) In the event that (i) the Facility Lease shall have expired upon the expiration (or early termination pursuant to Section 14(e) of the Facility Lease) of the Lease Term (other than in connection with an Event of Loss, Deemed Loss Event or Event of Default,
                 (ii) the Lessor shall sell (other than in connection with the termination by the Lessee of the Facility Lease for obsolescence pursuant to Section 14 of the Facility Lease) the Undivided Interest to any Person (including the Lessee in connection with the exercise by the Lessee of the purchase option provided by Section 13(b) of the Facility Lease), and
                 (iii) the net sales proceeds (discounted back to such Lease Termination Date at a rate per annum equal to the Prime Rate) received by the Lessor in connection therewith shall exceed 20% of Facility Cost (reduced by the percentage of Facility Cost, if any, actually realized by the Lessor pursuant to clause (C above), then the Lessor shall reimburse the Lessee in respect of the decommissioning obligation of the Lessee hereunder in an amount equal to any net proceeds of such sale to the extent that such proceeds are attributable to the decommissioning obligation of the Lessee under this Section l0(b)(3)(xi) with respect to the period from and after the date of such sale through the remaining useful life of Unit 1 (whereupon the

6091.50.2831.27:2
                reimbursement obligations of the Lessor under this Section l0(b)(3)(xi) shall terminate); provided, however, that any such reimbursement shall not reduce the amount of such net sales proceeds retained by the Lessor to an amount (discounted as aforesaid) equal to less than 20% of Facility Cost (reduced by the percentage of Facility Cost, if any, actually realized by the Lessor pursuant to clause (C) above). The reimbursement obligations of the Lessor under clauses (C) and (D) above are for the sole benefit of the Lessee, and no other Person shall be a third party beneficiary with respect thereto. In the event that the Lessee and the Lessor shall not agree as to the amount of gross rents, net electric revenues or net sales proceeds attributable to the decommissioning obligation of the Lessee under this Section 10(b)(3)(xi), such amount shall be determined by the Appraisal Procedure. For purposes of deter mining
                Facility Cost under clauses (C) and (D) of this Section l0(b)(3)(xi), Facility Cost shall be adjusted to reflect any inflation or deflation from the Closing Date to the time of the determination.

                (xii)  Acknowledgment and Agreement.

                The Lessee hereby  acknowledges  and agrees to the provisions of
                Section 7(b)(4) of this Participation Agreement.

                SECTION 11. Conditions Precedent.

                  (a) Owner Participant and Loan Participant Conditions. The obligation of (x) the Loan Participant to make the Loan on the Closing Date, and
(y) the Owner Participant to make the Investment and the Real Estate Investment on the Closing Date, shall be subject to the fulfillment on or prior to the Closing Date of the following conditions precedent (each instrument, document, certificate or opinion referred to below to be in form and substance satisfactory to the Loan Participant and the Owner Participant):




                                      -51-
6091.50.2831.27:2

                  (1) Notice of Closing; Transaction Documents. Each shall have received executed copies, or sets of executed counterparts, of (x) the Notice of Closing, and (y) each Transaction Document (other than the Tax Indemnification Agreement), the Mortgage Release, each Financing Document being executed on the closing Date and such other documents. as are contemplated by this Participation Agreement.

                  (2) Tax Indemnification Agreement. The Owner Participant shall have received an executed copy of the Tax Indemnification Agreement.

                  (3) Authentication Request etc. The Owner Trustee shall have delivered to the Indenture Trustee (x) a request, dated the Closing Date, authorizing the Indenture Trustee to authenticate and deliver the Initial Series Note to the Loan Participant upon its payment to the Indenture Trustee, for the account of the Owner Trustee, of the proceeds of the Loan, and (y) the Original of the Facility Lease.

                  (4) Due Authorization, Execution and Delivery. All of the documents described in clauses (1) and (2) of this Section 11(a) shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on the Closing Date, and the Loan Participant and the Owner Participant shall have received evidence as to such authorization, execution and delivery.

                (5) Initial Series Note and Bond Transactions; Investment. In the case of the Loan Participant, (A) the Loan Participant shall have received the proceeds from the sale of the Initial Series Bonds as a result of the consummation of the transactions contemplated by the Term Loan Agreement, (6) the Owner Trustee shall have executed, and the Indenture Trustee shall have authenticated and delivered to the Loan Participant, the Initial series Note evidencing the Loan made on the Closing Date, (C) the Collateral Trust Trustee shall have accepted the Term Note Supplemental Indenture and shall have



                                      -52-
6091.50.2831.27:2
       released the amount of the Loan from the lien of the Collateral Trust indenture, and CD) the Owner Participant shall have made the Investment and the Real Estate Investment on the Closing Date.

                  (6) Loan. in the case of the Owner Participant, the Loan Participant shall have made the Loan.

                  (7) ANPP Administrative Committee. The ANPP Administrative Committee shall have made the finding required by section 15.6.2 of the ANPP Participation Agreement, and the Lessee shall have delivered evidence of such finding having been made.

                  (8) No Violation. The making by the Owner Participant of the Investment and the Real Estate Investment and by the Loan Participant of the Loan shall not violate any Applicable Law.

                  (9) No Default. No Default or Event of Default or, in the case of the, Loan Participant, Indenture Default or indenture Event of Default, shall have occurred and be continuing.


                (10) Recording and Filing. The financing statements and fixture filings under the Uniform Commercial Code and certain Transaction Documents, in each case as enumerated and described in Schedule 3, shall have been duly filed or recorded in the respective places or offices set forth in such Schedule and all recording and filing fees with respect thereto shall have been paid.

                (11) Representations and Warranties of the Loan Participant. in the case of the Owner Participant, the representations and warranties of the Loan Participant set forth in Section 6(a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and the Owner Participant shall have received an Officers' Certificate of the Loan Participant, dated the Closing Date, to such effect.




                                      -53-

6091.50.2831.27:2

                (12) Opinion of the Loan Participant's Counsel. In the case of the Owner Participant, it shall have received a favorable opinion of the Loan Participant's counsel, dated the Closing Date and addressed to the Owner Participant, addressing such matters relating to the transactions contemplated hereby and by the other Transaction Documents as the Owner Participant may reasonably request.

                (13) Representations and Warranties of the Owner Participant. In the case of the Loan Participant, the representations and warranties of the Owner Participant set forth in Section 7(a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and the Loan Participant shall have received a certificate of an officer of the Owner Participant, dated the Closing Date, to such effect.

                (14) Opinion of the Owner Participant's Special Counsel. In the case of the Loan Participant, it shall have received a favorable opinion of the Owner Participant's Special Counsel, dated the Closing Date and addressed to the Loan Participant, addressing such matters relating to the transactions contemplated hereby and by the other Transaction Documents, as the Loan Participant may reasonably request.

                (15) Representations and Warranties of the Owner Trustee. The representations and warranties of FNB and the Owner Trustee set forth in
        Section 8(a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and the Loan Participant and the Owner Participant shall have received a certificate from an officer of FNB and a certificate of the Owner Trustee, dated the Closing Date, to such effect.





                                                       -54-
6091.50.2831.27:2

                  (16) Opinion of the Owner Trustee's Counsel. The Loan Participant and the Owner Participant shall have received a favorable opinion of the Owner Trustee's counsel, dated the Closing Date and addressed to each such Person, addressing such matters relating to the transactions contemplated hereby and by the other Transaction Documents as the Loan Participant or the Owner Participant may reasonably request.

                (17) Representations and Warranties of the Indenture Trustee. The representations and warranties of the Indenture Trustee set forth in
        Section 9(a) shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and the Loan Participant and the Owner Participant shall have received a certificate of the Indenture Trustee, dated the closing Date, to such effect.

                (18) Opinion of the Owner Participant's Special NRC Counsel. The Owner Participant shall have received a favorable opinion of the Owner Participant's special NRC Counsel, dated the Closing Date and addressed to the Owner Participant, addressing such matters relating to the transactions contemplated hereby and by the other Transaction Documents as the Owner Participant may reasonably request.

                (19) Representations and warranties of the Lessee. (A) The Representations and Warranties of the Lessee set forth in Section 10(a), in each other Transaction Document, in the Term Loan Agreement and in each certificate or other document to which the Lessee is a party executed or delivered in connection with the transactions contemplated hereby or thereby shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date and (3) no Default, Event of Default, Deemed Loss Event or Event of Loss shall have occurred and be continuing and the Loan Participant and the Owner Participant shall have received an Officers' Certificate of the Lessee, dated the Clo5ing Date, to such effect. Such Officers' Certificate shall state that there has been no material adverse change in the properties, business, prospects or financial condition of the Lessee since March 31, 1986, and no event has



                                      -55-

6091.50.2831.27:2
       occurred since that date which would materially adversely affect the ability of the Lessee to perform its obligations under this Participation Agreement or any other Transaction Document to which it is or is to become a party.

                (20) Opinion of the Lessee's Special Counsel. The Loan Participant and the Owner Participant shall have received a favorable opinion of the Lessee's Special Counsel, dated the Closing Date and addressed to each such Person, addressing such matters relating to the transactions contemplated hereby and by the other Transaction Documents as the Loan Participant or the Owner Participant shall reasonably request.

                (21) Opinion of Lessee's General Counsel. The Loan Participant and the Owner Participant shall have received a favorable opinion of the Lessee's General Counsel, dated the Closing Date and addressed to each such Person, addressing such matters relating to the transactions contemplated hereby and by the other Transaction Documents as the Loan Participant or the Owner Participant shall reasonably request.

        (22) Opinion of Lessee's Arizona Counsel. The Loan Participant and the Owner Participant shall have received a favorable opinion of the Lessee's Special Arizona Counsel, dated the Closing Date and addressed to each such Person, addressing such matters relating to the transactions contemplated hereby and by the other Transaction Documents as the Loan Participant or the Owner Participant shall reasonably request.

        (23) Opinion of Owner Participant's Special Arizona Counsel. The Owner Participant shall have received a favorable opinion of the Owner Participant's Special Arizona Counsel, dated the Closing Date and addressed to the Owner Participant, addressing such matters relating to the transactions contemplated hereby and by the other Transaction Documents as the Owner Participant shall reasonably request.



                                      -56-

6091.50.2831.27:2

        (24) Opinion of Owner Participant's Special New Mexico Counsel. The Owner Participant shall have received a favorable opinion of the Owner Participant's Special New Mexico Counsel, dated the Closing Date and addressed to the Owner Participant, addressing such matters relating to the transactions contemplated hereby and by the other Transaction Documents as the Owner Participant may reasonably request.

        (25) Opinion of the Owner Participant's special Counsel. The Owner Participant shall have received a favorable opinion of the Owner Participant's Special Counsel, dated the Closing Date and addressed to the Owner Participant, with respect to such Federal tax and other tax matters as the Owner Participant may reasonably request.

        (26) Opinion of the Loan Participant's Counsel. The Loan Participant shall have received a favorable opinion of the Loan Participant's Counsel, dated the Closing Date and addressed to it, with respect to such matters as the Loan Participant shall reasonably request.

        (27) Taxes. All Taxes, if any, payable in connection with the execution, delivery, recording and filing of the Transaction Documents and all the documents and instruments enumerated and described in Schedule 3, or in connection with the issuance and sale of the Initial Series Note and the Initial Series Bonds and the making by the Owner Participant of the Investment and the Real Estate Investment, and all Taxes payable in connection with the consummation of the transactions contemplated hereby and by the other Transaction Documents, shall have been duly paid in full by the Lessee.

        (28) Form U-7D. A certificate on Form U-7D with respect to the Facility Lease shall have been duly executed and delivered by the Owner Trustee and the Owner Participant and shall be in due form for filing.





                                      -57-
6091.50.2831.27:2

                    (29) Appraisal. The Owner Participant shall have received a letter, dated the Closing Date and addressed to the Owner Participant, from the Appraiser containing an appraisal of the Undivided Interest, which appraisal shall reflect the Appraiser's reasonable conclusion that (w) the fair market value in the hands of the Owner Trustee of the Undivided Interest on the Closing Date, taking into account the effect and existence of the Real Property Interest, the Assignment and Assumption and the ANPP Participation Agreement, is equal to the Purchase Price as set forth in the Notice of Closing, (x) the estimated remaining economic useful life of Unit 1 (including the undivided Interest) is at least 38 years and 6 months, (y) at the expiration of the first two years of the Renewal Term the undivided Interest will have an estimated residual value taking into account the effect and the existence of this Participation Agreement, the Real Property Interest, the Assignment and Assumption and the ANPP Participation Agreement, in the hands of the Owner Trustee or a Person (unrelated to the Lessee) who could lease or purchase the Undivided :Interest from the Owner Trustee for commercial use, equal to at least 20% of the Purchase Price, determined without including in such value any increase or decrease for inflation or deflation during the period from the Closing Date through the expiration of the first two years of the Renewal Term, and (2) taking into account the effect and the existence of the Real Property Interest, the Assignment and Assumption and the ANPP Participation Agreement, the use of the Undivided Interest at the Lease Termination bate by any User is feasible from an engineering and economic point of view and is commercially reasonable.
                    (30) Offering and Sale at Interest. The Loan Participant, the Owner Trustee and the Owner Participant shall have received a letter from Kidder Peabody with respect to the offering and sale of the interests in the transactions contemplated by this Participation Agreement and each other participation agreement relating to an undivided interest in Unit 1.

6091.50.2831.27:2

                  (31) Extension Letter. The Extension Letter shall have been duly executed by the respective parties thereto and delivered to the collateral Trust Trustee.

                  (32) Governmental Action. The Lessee shall have obtained all Governmental Actions (including, without limitation, the New Mexico Order and the FERC Order, which order. shall be final and non-appealable, and the NRC Order, which order shall be final) required or, in the opinion of the Owner Participant, advisable for the consummation of all the transactions contemplated by this Participation Agreement and the other Transaction Documents and the Financing Documents in accordance with their terms

        (33) Title Report Title Insurance. The Owner Participant shall have received (i) an updated title report, dated the Closing Date, with respect to the nuclear plant site, which report does not disclose any exceptions materially adverse to the possession or operation of Unit 1 or the performance by the Lessee of its obligations under this Participation Agreement and the other Transaction Documents to which the Lessee is, or is to become, a party; and (ii) such title insurance. policies with respect to the nuclear plant site and improvements thereon (including the Owner Trustee's interests therein) as it shall have reasonably requested, such policies to be in form and substance satisfactory to the Owner Participant.

        (34) No Change or  Proposed  Change in Tax Laws.  No change  shall  have occurred or been proposed in the Code or any other tax statute, the regulations thereunder or any interpretation thereof that would adversely affect the tax consequences anticipated by the Owner Participant with respect to the transactions contemplated by the Transaction Documents, unless the Lessee shall have agreed in writing to protect the Owner Participant, in the Tax Indemnification Agreement or otherwise, in a manner reasonably satisfactory to it, against the effect of such change or proposed change.

6091 - 50.2831.27:2

                (35) Insurance. The Owner Participant shall have received a written report from its independent insurance consultant in form and substance satisfactory to the Owner Participant.

                  (36) Site Arrangement Plan. The Owner Participant's special Counsel shall have received a site arrangement plan of the nuclear plant site prepared subsequent to January 1, l979

                    (37)   special   Certificate   of  the  Lessee.   The  Owner
           Participant shall have received a certificate of the Lessee, dated the Closing Date, to the effect that, except as set forth on the Schedule thereto, (A) Unit 1 has been in all material respects completed in a good and workmanlike manner and in accordance with the plans and specifications relating thereto (as the same may have been modified from time to time to reflect Unit 1 as actually completed), Applicable Law (including, but without limitation, the regulations of the NRC), the License and the AN?? Participation Agreement, (B) all Governmental Action necessary for the commercial operation of Unit 1 (including the Undivided Interest) have been received, other than Governmental Action that is routine in nature for PVNCS or that cannot be obtained under Applicable Law, or is typically not applied for, prior to the time it is required, and that the Lessee reasonably expects to be obtained in due course, (C) the plans and specifications relating to Unit 1 are complete in all material respects (modified or to be modified as aforesaid) and consistent with prudent engineering practice, (D) the testing and startup procedures for Unit 1 were and the operation and maintenance programs for Unit 1 are consistent with such plans and specifications, Applicable Law and prudent engineering practice, (I) Unit 1 has been tested in accordance with all customary testing and startup procedures which would have been performed on or prior to the Closing Date, and such tests and procedures indicate that Unit 1 will have the capacity and functional ability to perform in commercial operation, on a continuing basis, the function for which it is

6091.50.2831.27:2
         designed in accordance with such plans and specifications and has a nominal capacity of 1,270 megawatts electric, (F) all material
         Governmental Actions relating to the construction, operation or maintenance of Unit 1 are listed in a schedule to such certificate, (G) there is no present event or condition which would materially adversely affect the capability of Unit 1 to operate in accordance with such plans and specifications and (H) based upon the Lessee's present reasonable expectations, and subject to Applicable Law, the rights and interests made available to the ANPP Participants (including the Lessee) pursuant to the ANPP Participation Agreement, as such rights and interests are made available to the Owner Trustee, any successor or assign of the Owner Trustee or any "Transferee" of the Owner Trustee under Section 15.10 of the ANPP Participation Agreement, under and pursuant to this Agreement, the Deed, the Assignment of Beneficial Interest or the Assignment and Assumption, together with the rights to be made available under and pursuant to the Assignment and Assumption, are adequate to permit, during the period following the Lease Termination Date or the taking of possession of the Undivided Interest and the Real Property Interest in the exercise of remedies under section 16 of the Facility Lease, in accordance with the ANPP Project Agreements (i) the construction, location, occupation, connection, maintenance, replacement, renewal, repair or removal of Unit 1, (ii) the use, operation and possession of Unit 1, (iii) the construction, use, operation, possession, maintenance, replacement, renewal and repair of all alterations, modifications, additions, accessions, improvements, appurtenances, replacements and substitutions thereof and thereto, (iv) adequate ingress to and egress from Unit 1 for any reasonable purpose in connection with the exercise of rights under the Assignment and Assumption and the Owner Trustee's or any transferee's ownership and possession of the Undivided Interest and (v) the obtaining of nuclear fuel, of water and of transmission services to the ANPP switchyard sufficient to enable delivery of the Generation Entitlement share related to the undivided Interest in a commercially efficient manner and on commercially reasonable

6091.50.2831 27:2
       terms. Nothing in the foregoing clause (H) shall be deemed to be or be construed as a warranty by the Lessee as to the performance by the
       Operating Agent of its obligations under the ANPP Participation Agreement. Such certificate shall also be attested to by J.L. Wilkins, Senior Vice President, Power Supply, PNM Electric, who shall state that
       (i) he has made such investigation, inspection and review as he deems necessary to make the statements in the certificate and (ii) to the best of his knowledge, the statements of the Lessee in such certificate are true and correct.

        (38) Real Estate Appraisal. The Owner Participant shall have received an appraisal of the Real Property Interest, which appraisal shall reflect the appraiser's reasonable conclusion that the fair market value in the hands of the Owner Trustee of the Real Property Interest on the Closing Date is equal to the Real Estate Investment. Such appraisal shall cover such other matters as the Owner Participant shall have requested.

        (39) Other Unit 1 Leases. The Lessee shall have obtained the consent required by Section 10 (b)(3)(xii) of each of the three Participation Agreements dated as of December 16, 1985, relating to separate sale and leaseback transactions involving undivided interests in Unit 1 in respect of which the Lessee is lessee.

        (40) opinion of Lessee's FERC Counsel. The Loan Participant and the Owner Participant shall have received a favorable opinion of Lessee's FERC Counsel, dated the Closing Date and addressed to each such Person, addressing such FERC matters as the Loan Participant or the Owner Participant may reasonably request.

        (41) Other Matters. The Loan Participant and the Owner Participant shall have received such other documents, certificates and opinions as the Loan Participant or the Owner Participant, or their respective counsel, shall reasonably request.

6091.50.2831.27:2

                  (b) Lessee Conditions. The obligation of the Lessee to sell and lease back the undivided Interest and the Real Property Interest on the Closing Date pursuant to Section 4 shall be subject to the fulfillment on or prior to the Closing Date of the following conditions precedent, in each case in form and substance satisfactory to the Lessee:

                  (1) Paragraph (a) Documents. The Lessee, the Owner Trustee and the Indenture Trustee shall have received executed copies of the documents, certificates, opinions (other than the opinion referred to in Section 11 (a)(25)), appraisals, letters and forms described in paragraph (a) of this Section 11. All such opinions shall be addressed to the Lessee, the Owner Trustee and the Indenture Trustee except the opinions or documents to which reference is made in clauses (18), (23),
         (24) and (251 of said paragraph (a).

                  (2) Payment of Purchase Price. The Owner Trustee shall have paid to the Lessee an amount, in immediately available funds, equal to the Purchase Price and the Real Estate Investment.

                  (3) Special Opinion of the Lessee's Special Counsel. The Lessee shall have received a favorable opinion of the Lessee's Special Counsel, dated the Closing Date and addressed to the Lessee, with respect to such Federal tax and other matters as the Lessee may reasonably request.

                  (4) Accountant's Letter. The Lessee shall have received a letter satisfactory to it from Peat, Marwick, Mitchell & Co., to the effect that, under generally accepted accounting principles and FASS No. 13, the Facility Lease is an "operating lease".

                  (5) Changes in Pricing Assumptions. If any change or changes in the Pricing Assumptions shall have occurred on or before the Closing Date, the effect of such change or changes will not require the payment of Basic Rent (as to be adjusted pursuant to Section 3(e)(iv) 0(pound) the Facility Lease) on an annual basis to exceed 11.7% of Facility Cost.

6091.50.2831.27:2

                  (C) Conditions to Refunding. In addition to the limitations set forth in Section 2(c), the obligation of the Owner Participant and the Loan Participant to participate in a refunding of the Initial Series Note as provided in section 2(c) shall be subject to the fulfillment on or before the Refunding Date of the following conditions precedent (each instrument, document, certificate or opinion to be in form and substance satisfactory to the Loan Participant and the Owner Participant):

        (1) Authentication Request, etc. The Owner Trustee shall have delivered to the Indenture Trustee a request, dated the Refunding Date, authorizing the Indenture Trustee to authenticate and deliver the Fixed Rate Note to the Loan Participant against redelivery of the Initial series Note to the Indenture Trustee for cancellation.

        (2) Fixed Rate Note and Bond Transaction. (A) The Loan Participant shall have received the proceeds from the sale of Refunding Bonds in an amount sufficient to make the Refunding Loan, (B) the Owner Trustee shall have executed, and the Indenture Trustee shall have authenticated and delivered to the Loan Participant, the Fixed late Note evidencing the Refunding Loan made on the Refunding Date and (C) the Collateral Trust Trustee shall have accepted the Refunding Supplemental Indenture subjecting the Fixed Rate Note to the lien of the Collateral Trust Indenture and shall have released the Initial Series Note from the lien of the Collateral Trust Indenture.

                  (3) No Default. No Default or Event of Default or Indenture Event of Default shall have occurred and be continuing.

        (4) Representations and warranties of the Owner Participant. The representations and warranties of the Owner Participant set forth in section 7(a) shall be true and correct on and as of the Refunding Date with the same effect as though made on and as of the Refunding Date (with all references to the Closing Date in such representations and

6091.50. 283l .27:2
       warranties  being changed to references to the Refunding  Date),  and the
       Loan  Participant   shall  have  received  a  certificate  of  the  Owner
       Participant, dated the Refunding Date, to such effect.

        (5) Representations and warranties of the Owner Trustee. The representations and warranties of FNB and the Owner Trustee set forth in
        Section 8(a) shall be true and correct on and as of the Refunding Date with the same effect as though made on and as of the Refunding Date (with all references to the Closing Date in such representations and warranties being changed to references to the Refunding Date), and the Loan Participant and the Owner Participant shall have received a certificate from an officer of FNB and a certificate of the Owner Trustee, dated the Refunding Date, to such effect.

                (6) Representations and warranties of the Lessee. (A) The representations and warranties of the Lessee set forth in Section 10(a) shall be true and correct on and as of the Refunding Date with the same effect as though made on and as of the Refunding Date (with all references to the Closing Date in such representations and warranties being changed to references to the Refunding Date), (B) no Event of Default, Deemed Loss Event or Event of Loss shall have occurred and be continuing and the Loan Participant and the Owner Participant shall have received an Offic9rs' Certificate of the Lessee, dated the Refunding Date, to such effect and (C) on the date it became effective and on the Refunding Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and the Final Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading under the circumstances under which any such shall have been made.

6091.50.2831.27:2

                  (7) Opinions at Counsel. The Loan Participant and the Owner Participant shall have received a favorable opinion of each of the Owner Participant's special Counsel, the Owner Trustee's Counsel, the Lessee's Special Counsel and the Lessee's General Counsel, each dated the Refunding Date and addressing such matters relating to the transactions in connection with the Refunding Note as the Loan Participant or the Owner Participant (or any other party hereto) may reasonably request.

                  SECTION 12. Consent to Assignment of the Facility Lease; Consent to Indenture; Consent to Assignment of Notes.

                  (a) Consent to Assignment of Facility Lease. The Lessee hereby acknowledges, and consents in all respects to, the partial assignment of the Facility Lease by the Owner Trustee to the Indenture Trustee under and pursuant to the Indenture and agrees:

                (i) to make each payment of Basic Rent and supplemental Rent due or to become due thereunder to the extent constituting Assigned Payments (excluding, in any event, all Excepted Payments) directly to the Indenture Trustee at the Indenture Trustee's Office, so long as any of the Notes shall be Outstanding and unpaid; and

                                  (ii) not to seek to recover any payment (other
                than a payment that both the Owner Trustee and the Lessee agree was made in mistake) made to the Indenture Trustee in accordance with the Indenture once such payment is made.

                  (b) Consent to Indenture. The Lessee hereby consents in all respects to the execution and delivery of the Indenture, and to all of the terms thereof, and the Lessee acknowledges receipt of an executed counterpart of the Indenture; it being understood that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of the terms of, the Indenture or any Note, except to the extent expressly provided for.




                                      -66-
6091.50.2831.27:2

                  (C) Consent to Assignment by Loan Participant. Each of the parties hereto acknowledges that the Loan Participant is assigning its right, title and interest in and to the Notes to the Collateral Trust Trustee as security for the Bonds to the extent set forth in the Collateral Trust Indenture, and each of the parties hereto consents to such assignment.

                  SECTION 13. Lessee's Indemnities and Agreements.

                  (a) General Indemnity. The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated and whether or not the Facility Lease, any other Transaction Document or any Financing Document shall have expired or have been terminated, to assume liability for, and the Lessee does hereby agree to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax-Basis, from and against, any and all Claims which may be imposed on, incurred by or asserted against any Indemnitee (whether because of act or omission by such Indemnitee or otherwise and whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person) in any way relating to or arising out of (i) Unit 1, the Undivided Interest, the Real Property Interest, PYNGS or the PVNGS Site, or any part of any thereof (or any beneficial interest therein) , any ANPP Project Agreement, the' issuance or payment of the Bonds or the Notes, this Participation Agreement or any other Transaction Document or any Financing Document (including, without limitation, the performance or enforcement of any of the obligations and terms hereunder or thereunder), (ii) a disposition of all or any part of the Undivided Interest, the Real Property Interest, Unit 1 or any other interest of the Owner Trustee or Owner Participant in connection with any termination of the Facility Lease, or (iii) the design, manufacture, financing, erection, purchase, acceptance, rejection, ownership, acquisition, delivery, nondelivery, lease, sublease, preparation, installation, repair, transfer of title, abandonment, possession, use, operation, maintenance, condition, sale, return, storage, disposition, or decommissioning (including, but without limitation, with respect

6091.50.2831.27:2
to the Termination Obligation) of the Undivided Interest, Unit 1, the Real Property Interest, any Capital Improvement, the PVNGS Site, any other facilities on the PVNGS Site or any other interest of the Owner Trustee or Owner Participant in any thereof or any accident, nuclear incident or extraordinary nuclear occurrence in connection therewith (including, without limitation, (A) claims or penalties arising from any violation of law or liability in tort (strict or otherwise) or from the active or passive negligence of any Indemnitee, (B) loss of or damage to any property or the environment or death or injury to any Person, (C) latent and other defects, whether or not discoverable,
(D) any claim for patent trademark,  service-mark or copyright  infringement and
(E) any claim of any Indemnitee incurred in the administration of this Participation Agreement, any other Transaction Document or any Financing Document and not paid as Transaction Expenses or included in Facility Cost and, if not included in Transaction expenses, the reasonable fees and disbursements of counsel and other professionals incurred in connection therewith); provided, however, that the Lessee shall not be required to indemnify any Indemnitee pursuant to this section 13(a), (1) for any Claim in respect of unit 1, the undivided Interest or the Real Property Interest arising from acts or events not attributable to the Lessee which occur after redelivery of the undivided Interest to the Owner Trustee in accordance with section 5 of the Facility Lease, except to the extent expressly provided in any Transaction Document, the ANPP Participation Agreement or any other agreement or undertaking of the Lessee, (2) for any Claim against such Indemnitee resulting solely from acts which would constitute the willful misconduct or gross negligence of such Indemnitee (unless imputed to such Indemnitee by reason of Unit 1, the undivided Interest, the Real Property Interest, PVNGS, the PVNGS Site or any other facilities at the PVNGS Site or any occurrence in connection with any thereof),
(3) for any  Transaction  Expense to be paid by the Owner  Trustee  pursuant  to
Section 14(a) or (4) for any Claim resulting solely from a transfer by the Owner Trustee or the Owner Participant of all or part of its interest in the Facility Lease, unit 1, the Real Property Interest or the undivided Interest other than in connection with any early termination of the Facility Lease or any exercise

6091. 50.2831.27:2
of remedies under Section 16 thereof or the transfer contemplated by Section 7(b)(4) or the first transfer by the Owner Participant to an Affiliate of the Owner Participant. To the extent that an Indemnitee in fact receives indemnification payments from the Lessee under the indemnification provisions of this Section 13(a), the Lessee shall be subrogated, to the extent of such indemnity paid, to such Indemnitee's rights with respect to the transaction or event requiring or giving rise to such indemnity, but only so long as such subrogation shall not materially adversely affect the rights of such Indemnitee or any other Indemnitee hereunder. Nothing herein contained shall be construed as constituting a guaranty by the Lessee of the principal of or premium, if any, or interest on the Notes or the Bonds or of the residual value or useful life of the undivided Interest.

        (b)      General Tax Indemnity.

        (1) Indemnity. All payments by the Lessee in connection with the transactions contemplated by the Transaction Documents shall be free of withholdings of any nature whatsoever (and at the time that the Lessee is required to make any payment upon which any withholding is required, the Lessee shall pay an additional amount such that :he net amount actually received by the Person entitled to receive such payment will, after such withholding, equal the full amount of the payment then due) and shall be free of expense to each Indemnitee for collection or other charges. If, for any reason, the Lessee is required to make any payment to a taxing authority with respect to, or as a result of, any withholding tax imposed on any Indemnitee in respect of the transactions contemplated by the Transaction Documents by reason of the Indemnitee not being a united States person, then such Indemnitee shall pay to the Lessee on an After-Tax-Basis an amount which equals the amount paid by the Lessee with respect to or as a result of such withholding tax. whether or not any of the transactions contemplated hereby are consummated, except as provided in Section 13(b)(2), the Lessee shall pay, and shall indemnify, defend and hold each Indemnitee harmless, on

6091.50.283l.27:2
         an After-Tax Basis, from and against, any and all Taxes howsoever imposed (whether imposed on or with respect to the Indemnitee, the Lessee, Unit 1, the undivided Interest, the Real Property Interest, any Capital Improvement or the PVNGS Site or any part thereof or interest therein or otherwise) by any Federal, state or local government or subdivision thereof or taxing authority in the United States or by any foreign country or subdivision thereof or by any foreign or international taxing authority in connection with or relating to (A) the design, construction, financing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, ownership, assembly, possession, repossession, operation, use, condition, maintenance, repair, improvement, sale, return, abandonment, decommissioning, preparation, installation, storage, replacement, redelivery, manufacture, insuring, leasing, subleasing, modification, transfer of title, rebuilding, rental, importation, exportation or other application or disposition of, or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien other than Owner Participant's Liens and Owner Trustee's Liens) other than Owner Participant's Liens and Owner Trustee's Liens on, Unit 1, the Undivided Interest, the Real Property Interest, any Capital Improvement or the PVNGS Site, or any part thereof or interest therein, (B) the payment of Rent or the receipts or earnings arising from or received with respect to, and the indebtedness with respect to, Unit 1, the undivided Interest, the Real Property
         Interest or any Capital Improvement, or any part thereof, interest therein or application or disposition thereof, (C) any amount paid or payable pursuant to, or contemplated by, this Participation Agreement, any other Transaction Document or any Financing Document or the transactions contemplated hereby or thereby (D) Unit 1, the Undivided Interest, the Real Property Interest, any Capital Improvement or the PVNGS Site, or any part thereof, or interest there-in, or the applicability of the Facility Lease to the Undivided Interest or any Capital Improvement, or any part thereof or interest therein, (2) this Participation Agreement, any other Transaction

6O9l.50.2831.27:2

       Document or any Financing Document or (F) otherwise with respect to or in connection with the transactions contemplated by this Participation Agreement, any other Transaction Document or any Financing Document.

                  (2)   Exclusions   from   General   Tax   Indemnity.   Section
13(b)(l)(except for the first sentence thereof) shall not apply to:


                      (i) Taxes based on, or measured by, net income  imposed by the united States federal government (including, without limitation, any minimum Taxes, capital gains Taxes, any Taxes on, or measured by; items of tax preference, surcharge., additions to tax, penalties, fines or other charges in respect thereof);

                                  (ii) Taxes  (other than  sales,  use or rental
                Taxes) imposed by any state or local government or subdivision thereof or other taxing authority in the United States or by any foreign country or subdivision thereof or by any foreign or international taxing authority that are based on, or measured by, the net income, items of tax preference, net worth or capital of an Indemnitee, or other taxes imposed in lieu of any such Taxes, except, with respect to the Owner Trustee, the Trust, the Trust Estate,. the Owner Participant and any
                Affiliate of any thereof, any such Taxes imposed by a jurisdiction as a result of a relation or asserted relation of such jurisdiction to the transactions contemplated by the Transaction Documents or the Financing Documents or as a result of the activities of the Lessee, any ANPP Participant or any Affiliate of any thereof in such jurisdiction; provided, however, that the amount of any such excepted Taxes shall be calculated (i) on a pro forma basis assuming that such Indemnitee has no other taxable income or loss in the taxing jurisdiction imposing the Tax (provided that such calculation shall take into account any allocation or apportionment method

6091.50.2831.272
                  used by such jurisdiction except to the extent that such method takes into account the income or activities of business entities organized outside the united States) and is able to use any net operating loss carryovers (generated solely by reason of and solely attributable to the transactions contemplated by the Transaction Documents or the Financing Documents, and for this purpose a similar pro forma calculation shall be made) to the fullest extent, reasonably determined, in good faith, by the Indemnitee, and (ii) by taking into account any actual reduction in Taxes in such jurisdiction or in any other jurisdiction in which such Indemnitee is subject to tax (whither such reduction results from the operation of allocation or apportionment formulas, from credits or otherwise, except that no account shall be taken of any actual reductions of tax benefits described in the Tax Indemnification Agreement or any tax liability generated by transactions other than those contemplated by the Transaction Documents or the Financing Documents) which reduction results from the transactions contemplated by the Transaction Documents or the Financing Documents; provided further, however, that, with respect to any Tax based on, or measured by, capital or net worth, the Lessee's indemnity obligation shall not exceed the incremental portion of such Tax attributable to the transactions contemplated by the Transaction Documents;

                  (iii) Taxes attributable to the undivided Interest or the Real Property Interest to the extent that such Taxes are imposed with respect to any period after (a) the Lease Termination Date and (b) the date possession of the undivided Interest and the Real Property Interest has been delivered to the Lessor as provided in Section 5(a) of the Facility Lease, unless such Taxes relate to events occurring or matters arising prior to or simultaneously with either at the aforementioned dates;

6091.50.2831.27:2

                           (iv) Taxes on or with respect to an Indemnitee arising from any voluntary transfer by such Indemnitee of any interest in the undivided Interest, the Real Property Interest, the Trust Estate, the Indenture Estate, the Notes or any other right or interest arising under the Transaction Documents or the Financing Documents, unless an Event of Default has occurred and is continuing, or Taxes arising from an involuntary transfer by such Indemnitee of any such interest arising from a bankruptcy or similar proceeding in which such Indemnitee is the debtor unless such bankruptcy or other proceeding was caused, in whole or in part, by the Lessee or any Affiliate thereof;

                      (v) Taxes based on or measured by any fees,  commission or compensation received by an Indemnitee for acting as trustee, or for other services rendered, in connection with any of the transactions contemplated by the Transaction Documents or the Financing Documents;

                           (vi) Taxes on or with respect to an Indemnitee arising by reason of. such Indemnitee's failure to file proper and timely reports or returns (unless the filing of such reports or returns is the obligation of the Lessee under the Transaction Documents or the Financing Documents) and any penalties or additions to tax imposed by reason of such Indemnitee's failure to comply with the laws imposing such Tax or its material failure to comply with its obligations under Section 13 (b)(6), unless such failure results from any action of the Lessee or failure by the Lessee to comply with any provision of the Transaction Documents or the Financing Documents, including the failure to provide necessary information;



                                      -73-
609l.50.283l.27:2

                 (vii) Taxes on or with respect to an Indemnitee arising as a result of a material failure of such Indemnitee to fulfill its obligations with respect to the contest of any claim in
                 accordance   with  Section   l3(b)(4)  of  this   Participation
                 Agreement;

                (viii) Taxes imposed on or with respect to a transferee (or subsequent transferee) of an original Indemnitee (other than a transferee or subsequent transferee that is an Affiliate of its transferor) to the extent that the amount of such Taxes exceeds the amount of taxes that would have been imposed on or with respect to such original Indemnitee but for the transfer to such transferee or, if imposed, would not have been subject to indemnification under this Section 13(b), provided, however, that the exception in this clause shall not apply to any transferee where such transfer shall have occurred during the continuance of an Event of Default;

                (ix) any Taxes imposed on the Lessor or the Owner Participant resulting from, or which would not have occurred but for, Lessor's Liens or Owner Participant's Liens and any Taxes imposed on the Indenture Trustee which would not have occurred but for Indenture Trustee's Liens;

                      (x) any Tax that results  solely from the activities of an
                Indemnitee in any taxing jurisdiction which activities are unrelated to the transactions contemplated by the Transaction Documents or the Financing Documents;

                (xi) any Tax on or with respect to an Indemnitee resulting from any amendment or modification entered into by such Indemnitee to any Transaction Document or Financing Document if the Lessee is not a party to such amendment or modification or has not consented to such amendment or modification, in each



                                      -74-
6091.50.2831.27:2
                  case unless an Event of Default shall have occurred and be continuing; and

                         (xii) any Tax on or with respect to an Indemnitee resulting from the gross negligence or willful misconduct of such Indemnitee (it being understood that no Indemnitee is responsible for determining whether a Tax is payable if the Lessee is required to indemnify the Indemnitee for such Tax under this section 13(b));

       provided, however, that the foregoing subclauses (i) through (xii) shall not apply to any Tax imposed on the Loan Participant or the indenture estate under the Collateral Trust Indenture.

                (3) Calculation of General Tax Indemnity Payments. If any Indemnitee realizes a net permanent tax benefit by reason of the payment of any indemnity under section 13(b), such Indemnitee shall pay the Lessee, but not before the Lessee shall have made all payments theretofore due to such Indemnitee pursuant to this Section 13(b), an amount equal to the lesser of (x) the sum of such tax benefit plus any other net tax benefit realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence (determined in a manner consistent with the definition of After-Tax-Basis set forth in Appendix A and with the last sentence of section 13 (b)(6) hereof) or
        (y) the amount of such payment by the Lessee to such Indemnitee and any other payment by the Lessee to such Indemnitee theretofore made pursuant to this Section 13(b) less the aggregate amount of all prior payments by such Indemnitee to the Lessee pursuant to this clause (y) with respect to amounts paid pursuant to section 13(b) (1), it being intended that no Indemnitee should realize a net tax benefit pursuant to this Section 13(b) unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section 13(b); provided, however, that in computing any permanent tax benefit, such Indemnitee shall be deemed first to have utilized all deductions and




                                      -75-

6091.50.2831.27:2
         credits available to it otherwise than by reason of any payment by the Lessee pursuant to this Section 13(b); provided further, however, that notwithstanding the provisions of this clause (3), such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this clause (3) if at the time such payment shall be due an Event of Default shall have occurred and be continuing.

        (4) General Tax Indemnity-Contests. If a written claim shall be made against any Indemnitee for any Tax for which the Lessee is obligated pursuant to this Section 13(b), such Indemnitee shall notify the Lessee promptly of such claim but the failure so to notify the Lessee shall not affect any obligation of the Lessee pursuant to this Section 13(b). If the Lessee shall reasonably request in writing within 30 days after receipt of such notice, such Indemnitee shall in good faith and at the Lessee's expense contest the imposition of such Taxes; provided, however, that such Indemnitee may in its sole discretion select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Taxes, (B) paying such Taxes under protest or (C) paying such Taxes and seeking a refund thereof; provided further, however, that (W) such Indemnitee shall not be obligated to contest any claim in which the amount in question is less than $250,000,
        (X) at such Indemnitee's option, such contest shall be conducted by the Lessee in the name of such Indemnitee (subject to the preceding proviso) and (Y) in no event shall such Indemnitee be required or the Lessee permitted to contest the imposition of any Taxes for which the Lessee is obligated pursuant to this Section 13(b) unless (u) the Lessee shall have acknowledged its liability to such Indemnitee for an indemnity payment pursuant to this Section 13(b) as a result of such claim if and to the extent such Indemnitee or the Lessee, as the case may be, shall not prevail in the contest of such claim; (v) such Indemnitee shall have received from the Lessee (i) satisfactory indemnity for any liability, expense or loss arising out of or relating to such contest including, but not limited to, (A) all reasonable legal, accountants' and



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


       investigatory fees and disbursements, (B) the amount of any interest, additions to tax or penalties that may be payable as a result of contesting such claim and (C.) if such contest is to be initiated by the payment of, and the claiming of a refund for such Tax, sufficient funds to make such payment on an After-Tax-Basis and (ii) an opinion of independent tax counsel selected by the Lessee and approved by such Indemnitee (which approval shall not be unreasonably withheld) and furnished at the Lessee's sole expense to the effect that a Reasonable Basis exists for contesting such claim or, in the event of an appeal, that there exists a substantial possibility that an appellate court or an administrative agency with appellate jurisdiction, as the case may be, will reverse or substantially modify the adverse determination that the Lessee desires to contest; (w) the Lessee shall have agreed to pay such Indemnitee on demand, and on an After-Tax-Basis, all reasonable costs and expenses that such Indemnitee may incur in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax); (x) such Indemnitee shall have reasonably determined that the action to be taken will not result in any danger of sale, forfeiture or loss of, or the creation of any Lien (except if the Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnitee in a manner satisfactory to such Indemnitee) on, Unit 1, any part thereof, the Undivided Interest, the Real Property Interest, or any interest in any of the foregoing; and
       (y) if such contest shall be conducted in a manner requiring the payment of the claim, the Lessee shall have paid the amount required. The Lessee agrees to give such Indemnitee reasonable notice of any contest prior to the commencement thereof. If any Indemnitee shall obtain a refund of. all or any part of any Taxes paid by the Lessee, or if any such refund would be payable to the Indemnitee in the absence of an offsetting liability for Taxes payable to the taxing authority in question, such Indemnitee shall pay the Lessee, but not before the Lessee

6091.50.2831.27:2
       shall have made all payments theretofore due to such Indemnitee pursuant to this Section 13(b), an amount equal to the lesser of (xx) the amount of such refund so received or receivable, including interest received or receivable and attributable thereto, plus any net permanent tax benefit realized by such Indemnitee (determined in a manner consistent with the definition of After-Tax-Basis set forth in Appendix A and with the last sentence of Section 13(b)(E) hereof) as a result of any payment by such Indemnitee made pursuant to this sentence (but only to the extent that such net permanent tax benefit was not taken into account pursuant to
       Section 13(b)(3)), and after taking into account the tax consequences of the receipt of such refund and such interest) or (yy) such tax payment by the Lessee to such Indemnitee plus any other payment by the Lessee to such Indemnitee theretofore made pursuant to this Section 13(b), in either case, net of any expenses not already paid or incurred by the Lessee; provided, however, that in computing any net permanent tax benefit, such Indemnitee shall be deemed first to have utilized all deductions and credits available to it otherwise than by reason of any payment by the Lessee pursuant. to this Section 13(b)1 provided, further, however, that not-withstanding the provisions of this clause (4), such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this clause (4) if at the time such payment shall be due a Default or an Event of Default shall have occurred and be continuing under the Facility Lease. An Indemnitee shall not be required to make any payment pursuant to this clause (4) before such time as the Lessee shall have made all payments and indemnities then due under the Transaction Documents to such Indemnitee. Notwithstanding anything contained in this clause (4) to the contrary, no Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided pursuant to the contest provisions of this clause (4) unless there shall have been a change in the law (including, without limitation, amendments to statutes or regulations, administrative rulings and court decisions) after

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


       such claim shall have been so previously decided, and such Indemnitee shall have received an opinion of independent tax counsel selected by the Lessee and approved by such Indemnitee (which approval shall not be unreasonably withheld) and furnished at the Lessee's sole expense to the effect that such change provides a Reasonable Basis for the position which such Indemnitee and the Lessee, as the case may be, had asserted in such previous contest or for an alternative position based upon such change that the Lessee now desires to assert. Nothing contained in this section 13(b) shall require any Indemnitee to contest or permit the Lessee to contest a claim which it would otherwise be required to contest pursuant to this Section 13(b) if such Indemnitee shall waive payment by the Lessee of any amount that might otherwise be payable by the Lessee under this Section 13(b) by way of indemnity in respect of such claim. If Lessee 4oes not request that a Tax be contested pursuant to this paragraph (5), Lessee shall pay the Indemnitee therefor unless such Tax was not included in the indemnification under Section 13 (b)(l) or was excluded by Section 13 (b) (2).

        (5) General Tax Indemnity-Reports. If any report, return or statement is required to be filed with respect to any obligations of the Lessee under or arising out of this Section 13(b), the Lessee shall timely notify the Indemnitee and timely file the same, except for any such report, return or statement which such Indemnitee has notified the Lessee that it intends to file. The Lessee shall either file such report, return or statement so as to show the ownership of the undivided Interest or the Real Property Interest, as the case may be, in the Owner Trustee and send a copy of such report, return or statement to the Owner Trustee and such Indemnitee or, where not so permitted, notify the Owner Trustee and such Indemnitee of such requirement and prepare and deliver such report, return or statement to the Owner Trustee and such Indemnitee in a manner

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

         satisfactory to the Owner Trustee and Such Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of this Section 13(b), provide the Owner Trustee and such Indemnitee with information sufficient to permit such return, statement or report properly to be made with respect to any obligations of the Lessee under or arising out of this Section 13(b) (and the Lessee shall hold each Indemnitee harmless from and against any liabilities, obligations, losses, damages, penalties, claims, actions, suits and reasonable costs arising out of any insufficiency or inaccuracy in any such return, statement report or information). The Lessee shall not have any right to examine the tax returns of any Indemnitee.

        (6)       General Tax Indemnity-Payment. All Taxes
        shall be paid when due and payable and, unless otherwise requested by the appropriate Indemnitee, the Lessee shall pay any Taxes for which it is liable pursuant to this Section 13(b) directly to the appropriate taxing authority and shall pay such appropriate Indemnitee promptly on demand in immediately available funds any amount due such Indemnitee pursuant to this Section 13(b) with respect to such Taxes. Any such demand shall specify in reasonable detail the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to the Lessee any notice, bill or advice received by it concerning any Taxes. Within 30 days after the date of each payment by the Lessee of any Taxes, the Lessee shall furnish the appropriate
        Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Taxes or such other evidence of payment of such Taxes as is acceptable to such Indemnitee. The Lessee shall also furnish promptly upon request such data as any Indemnitee may require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction. whenever any payment is to be made by


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


        the Lessee under this Section 13(b) and it shall be necessary, in calculating the After-Tax-Basis amount of such payment, to compute the amount of any liability for federal, state or local tax imposed on or measured by the net income of any Indemnitee, such computation shall be based on the assumption that such taxes shall be payable at the highest marginal statutory rate in effect for the relevant period.

        (7) Definition of Indemnitee. For purposes of this Section 13(b), the term Indemnitee shall mean and include the successors and assigns of each respective Indemnitee, and for purposes of federal income taxes, the affiliated group of corporations and each member thereof (within the meaning of Section 1504 of the Code) of which such Indemnitee is a member, if such group shall file a consolidated united States federal income tax return, and, for purposes of income or franchise taxes imposed by a particular state or local taxing jurisdiction, shall mean and include any consolidated or combined group of which such Indemnitee is or shall be a member that is treated as such by such state or local taxing jurisdiction.

           (C) Supporting Material. Upon receipt of any payment provided for by this Section 13, the Indemnitee receiving the same shall provide to the Lessee such supporting material (other than tax returns) as the Lessee shall reasonably request. The Lessee shall reimburse to any Indemnitee, on an After-Tax-Basis, any expenses incurred in providing requested supporting material to the Lessee.

           (d) Coordination with Tax Indemnification Agreement. Any amounts that the Lessee is liable to pay pursuant to this Section 13(b) shall be payable by the Lessee hereunder even if such Taxes are not the liability of the Lessee pursuant to the Tax Indemnification Agreement.




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6091.5O .2831.27:2

                 SECTION 14. Transaction Expenses.

                  (a) Transaction Expenses. Subject to the provisions of paragraph (c) below, with funds provided by the Owner Participant, the Owner Trustee hereby agrees that it will pay when due an appropriate portion (taking into account the other undivided interests in Unit 1 sold on December 31, 1985) of the following costs and expenses (Transaction Expenses):

                       (i) the reasonable  legal fees and  disbursements  of the
                  Loan Participant's Counsel, the Owner Participant's Special Arizona Counsel, the Owner Participant's Special New Mexico Counsel, the Owner Participant's Special Counsel, the Owner Participant's Special NRC Counsel, the Owner Trustee's Counsel and the Indenture Trustee's Counsel for their services rendered in connection with the execution and delivery of this Participation Agreement and the other Transaction Documents and all fees, expenses and disbursements incurred by them in connection with such transactions; and reasonable legal fees, expenses and disbursements in connection with NRC and ANPP Participant approvals in connection with such transactions;

                      (ii) the initial (but not and expenses of the Owner Indenture Trustee; the ongoing) fees Trustee and the

                  (iii) all stenographic, printing, reproduction, and other reasonable out-of-pocket expenses (other than investment banking or brokerage fees) incurred in connection with the execution and delivery of this Participation Agreement and the other Transaction Documents and all other agreements, documents or instruments prepared in connection therewith (including all computer analysis and travel related costs);



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


                      (iv) the fees of the  Appraiser  for services  rendered as contemplated by Section 11(a)(29), the fees of the appraiser for services rendered as contemplated by Section 11(a)(38) and the fees of the insurance consultant for services rendered as contemplated by Section 11(a)(35);

                         (V) all costs of issue of the Initial  Series Bonds and
                the Refunding Bonds including, without limitation, the costs of preparing the Financing Documents, filing fees relating to the Registration Statement and the fees, expenses and disbursements of Collateral Trust Trustee's Counsel, Bank Counsel, Loan Participant's special Arizona counsel and special New Mexico counsel, underwriter's Counsel, the initial fees of the Collateral Trust Trustee and its out-of-pocket expenses through the Refunding Date, rating agency fees, the fees and commissions of the underwriters of the Refunding Bonds and the fees, expenses and disbursements of the Loan Participant; and

                         (vi) the  fees and  out-of-pocket  expenses  of  Kidder
                Peabody in connection with the placement of the beneficial interest in the Trust.

Subject to the provisions of paragraph (c) below, funds for the payment of Transaction Expenses will be provided by the Owner Participant to the Owner Trustee and the Owner Trustee will promptly disburse such funds.

                  (b)   Post-closing   Expenses.   The  Lessee   will  pay,   as
Supplemental Rent, (i) the ongoing fees, expenses, disbursements and costs (including legal and other professional fees and expenses) of or incurred by the Owner Trustee, the Indenture Trustee and the collateral Trust Trustee, including in connection with the issue, sale and purchase of Notes and Bonds after the Closing Date, and (ii) all fees, expenses, disbursements and costs (including



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6091.50.2831.27:2
legal and other professional fees and expenses) incurred by the Loan Participant, the Owner Participant, the Owner Trustee, the Indenture Trustee and the Collateral Trust Trustee in connection with (a) any Default, Event of Default, Indenture Default or Indenture Event of Default, (b) the entering into or giving or withholding of any amendment, modification, supplement, waiver or consent with respect to any Transaction Document or Financing Document, (c) any Event of Loss or Deemed Loss Event, (d) any transfer of all or any part of the right, title and interest of the Indenture Trustee in, to and under the Transaction Documents, (e) any transfer of all or any part of the right, title and interest of the Owner Trustee in the undivided Interest, the Real Property Interest or in, to and under the Transaction Documents, (f) any transfer contemplated by Section 7(b)(4), (g) the fees and expenses of Owner Participant's special Counsel in connection with the review of changes in the Price-Anderson Act up to $25,000 and (h) any refunding referred to in section 2(c) (except to the extent constituting Transaction Expenses).

                (C) Lessee's Obligation.  Notwithstanding  Section 14(a) hereof,
(i) in the event the transactions contemplated by this Participation Agreement shall not be consummated, the Lessee shall pay or cause to be paid, and shall indemnify and hold harmless the Loan Participant, the Indenture Trustee, the Collateral Trust Trustee, the Owner Trustee and the Owner Participant in respect of all Transaction Expenses unless such failure to consummate shall result solely from the Owner Participant's default in making its Investment hereunder and (ii) the Lessee shall pay or cause to be paid that portion of Transaction Expenses which exceeds a percentage of the Purchase Price equal to 2.50%.

                  SECTION 15. Owner Participant's Transfers.

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
                  (a) Transfers. After the Closing Date, except as contemplated by Section 7(b)(4), the Owner Participant shall not assign, convey or otherwise transfer all or any part of (including without limitation an undivided interest in) its right, title or interest in and to this Participation Agreement, any of the other Transaction Documents or the Trust Estate (except its right to receive Excepted Payments) to any Person (a Transferee) except on the following conditions:

                       (i) the  Transferee  shall  enter  into an  agreement  or
                  agreements whereby such Transferee confirms that (1) it shall be bound by the terms of this Participation Agreement and each other Transaction Document, to the extent of the interest transferred, as if it had been originally named as the Owner
                  Participant hereunder and thereunder and (2) if such Transferee is a public utility company, it shall have waived its right to claim Special Casualty Value upon the occurrence of a Deemed Loss Event (of the type specified in clause (1) of the definition thereof) under the Facility Lease;

                      (ii) the Transferee shall be either (A) a financial institution, a corporation or a partnership with a net worth or capital and surplus of at least $25,000,000 (or, in the case of a partnership, at least one of whose general partners has such a net worth or capital and surplus), or a direct or indirect wholly owned subsidiary of such a financial institution or corporation, (B) a direct or indirect wholly owned subsidiary of (1) the Owner Participant or (2) any parent of the Owner Participant, (C) the Lessee or such other Person as shall have been approved by the Lessee or (D) any Person; provided, however, that if the Transferee is a subsidiary referred to in clause (A) above or a Person referred to in clause (D) above, the transferring Owner Participant (and any parent thereof secondarily liable pursuant to this section l5(a)(ii)) shall continue to be liable for (or the parent of such Transferee, which shall otherwise be a permitted Transferee,

6091.50.2831.27:2
                 shall enter into an agreement whereby such parent confirms that it shall be secondarily liable for) the obligations of such Transferee under section 7(b)(1) notwithstanding such transfer; and

                 (iii) such transfer shall not violate the securities Act or any provision of, or create a relationship which would be in violation of, any Applicable Law or agreement to which the transferring Owner Participant or the Transferee is a party or by which its property is bound

Upon any such transfer, the transferring Owner Participant shall, except as expressly provided in clause (ii) above, be released from its obligations under this Participation Agreement and the other Transaction Documents to the extent of the interest transferred. An agreement to transfer shall not in and of itself constitute a transfer for purposes of this Section 15

                (b) Procedure. If the Owner Participant transfers all or any part of its interest hereunder pursuant to this Section 15, it shall give written notice thereof to the Lessee, the Owner Trustee, the Indenture Trustee and the Loan Participant, specifying the name and address for notices to the Transferee, such other information and evidence as shall be necessary to establish compliance with this Section 15 and the extent of the interest transferred to such Transferee. If, as a result of any such transfer, the original Owner Participant is not to continue to receive all payments to be made by the Indenture Trustee to the "Owner Participant" under the Indenture, the original Owner Participant shall from time to time, by notice to the Indenture Trustee, with copies to the Lessee, the Owner Trustee and the Collateral Trust
Trustee, designate the manner in which any such payments to the "Owner Participant" are to be allocated, and the Indenture Trustee shall be entitled to rely on such notice for all purposes. This Section 15 (other than the notice

6091.50.2831.27:2
provisions contained in the first sentence of this section 15(c)) is for the benefit of the Lessee, the Owner Trustee and the Owner Participant and may not be enforced by any other party hereto.

                SECTION 16. Brokerage and Finders' Fees and Commissions.

                Except to the extent of amounts payable by the Owner Participant pursuant to Section 14, the Lessee will indemnify and hold harmless the Loan Participant, the Indenture Trustee, the Owner Trustee and the Owner Participant in respect of any commissions, fees, judgments or other expenses of any nature and kind which any of them may become liable to pay by reason of any claims by or on behalf of brokers, finders, agents, advisors or investment bankers in connection with the transactions contemplated by this Participation Agreement, any other Transaction Document or any Financing Document, or any litigation or similar proceeding arising from any such claim, other than those claims arising out of written undertakings of the party claiming indemnification under this
Section 16 or any Affiliate or shareholder (or Affiliate of such shareholder) of such Person with any such broker, finder, agent, advisor' or investment banker.

                SECTION 17. Survival of Representations and warranties; Binding Effect.

                  (a) Survival. All indemnities, representations and warranties contained in this Participation Agreement, in any other Transaction Document, in any Financing Document and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive, and shall continue in effect following, the execution and delivery of this Participation Agreement, the making of the investments and the loans referred to herein, any disposition of any interest in the undivided Interest, Unit 1 or any other property referred to in this Participation Agreement and the expiration or other termination of any of the Transaction Documents or


                                      -87-
6091.50.2831.27:2

Financing Documents and shall be and continue in effect notwithstanding (i) any investigation made by the Owner Participant or the Loan Participant or (ii) the fact that any of the Indenture Trustee, the Owner Trustee, the Loan Participant or the Owner Participant may waive compliance with any of the other terms, provisions or conditions of any of the Transaction Documents or Financing Documents. The obligations of the Lessee under sections l0 (b)(l)(x), 10 (b)(2), 10 (b)(3)(vii), 10(b)(3)(x), 10(b)(3)(xi), 13, 14, 16 and 19(f) shall survive the expiration or other termination of this Participation Agreement or any other Transaction Document or Financing Document. The extension of any applicable statute of limitations by the Owner Trustee, the Indenture Trustee, the Lessee, the Owner Participant, the Loan Participant or any Indemnitee shall not affect such survival.

           (b) Binding Effect. All agreements, representations and warranties in this Participation Agreement, the other Transaction Documents and the Financing Documents and in any agreement, document or certificate delivered concurrently with the execution of this Participation Agreement or from time to time thereafter, shall bind the party making the same and its successors and permitted assigns and shall inure to the benefit of each party for whom made and its successors and permitted assigns, and, to the extent provided in the next sentence, each Indemnitee and its successors and assigns. The obligations of the Lessee under Section 13 hereof and Section 20 of the Facility Lease are expressly made for the benefit of, and shall be enforceable by, any Indemnitee, separately or together, without declaring the Facility Lease to be in default and notwithstanding any assignment by the Lessor of the Facility Lease or any of its rights thereunder or any disposition of all or any part of any interest in the Undivided Interest, the Real Property Interest, Unit 1 or any other property referred to in this Participation Agreement, or in this Participation Agreement or any other Transaction Document or any Financing Document. All payments required to be made pursuant to Section 13 hereof shall be made directly to, or as otherwise

6091.50.2831.27:2
requested by, the Indemnitee entitled thereto upon written demand by such Indemnitee. The Lessee shall not assign any of its rights. or obligations hereunder without the prior written consent of the Owner Participant and the Owner Trustee. Except as otherwise indicated, all references herein to any party to this Participation Agreement and the other Transaction Documents shall include the permitted successors and assigns of such party.

SECTION 18. Notices.

                All communications, notices and consents provided for herein shall be in writing, including telex, telecopy or other wire transmission containing a request for assurance of receipt in a manner typical with respect to communications of that type, or mailed by registered or certified mail, personally delivered (with signed receipt of an officer of the Owner Participant in the case of delivery to the Owner Participant) or delivered by express delivery service, and shall be addressed (1) if to the Owner Participant, at One Chase Manhattan Plaza (20th floor), New York, New York 10081, Attention of Leasing Administrator; (ii) if to First PV Funding Corporation at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, Attention of President; (iii) if to The First National Bank of Boston, at 100 Federal Street, Boston, Massachusetts 02110, Attention of Corporation Trust Division; (iv) if to Chemical Bank, at 55 Water Street, New York, New York 10041, Attention of Corporate Trustee Administration; and (v) if to Public Service Company of New Mexico, at Alvarado Square, Albuquerque, New Mexico 87158, Attention: Secretary; or at such other address as any party hereto may from time to time designate by notice duly given in accordance with the provisions of this Section to the other parties hereto. All such communications, notices and consents given in the manner provided above shall be effective on the date of receipt of such communication or notice.

6091.50.2831.27:2

                  SECTION 19. Miscellaneous.

                  (a) Execution. This Participation Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Although this Participation Agreement is dated as of the date first above written for convenience, the actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, and this Participation Agreement shall be effective on the latest such date.

                  (b) Intention of the Owner Trustee and the Owner Participant. Each of the Owner Trustee and the Owner Participant intends to exercise its rights and carry out its obligations hereunder and under the other Transaction Documents solely with a view to furthering its own best interests and does not have, and does not expect to have, any form of joint profit motive with any other Person. The Owner Trustee and the Owner Participant shall not be required to share any Rent to which they are entitled under the Facility Lease, or the residual value of the Undivided Interest or the Real Property Interest, with any other person. The Owner Trustee and the Owner Participant are not under the control of nor shall they be deemed to be under the control of any other Person having any interest in Unit 1, and shall not be the agent of or have a right or power to bind any such Person (other than the Owner Participant as regards the Owner Trustee) without its express written consent. The Owner Trustee and the Owner Participant accordingly do not intend to create any form of partnership or joint venture with any other Person by virtue of the transactions contemplated hereby or by any of the Transaction Documents. In the event that it is determined, contrary to the intent of the Owner Trustee and the Owner Participant, that, for purposes of the Code or any other income tax law, a form of partnership or joint venture exists between the Owner Trustee or the Owner

6091.50.2831.27:2

Participant and any other Person, the Owner Trustee and the Owner Participant hereby elect to the extent permitted by law (i) not to have the partnership provisions of the Code or such other income tax law apply to any of the transactions contemplated hereby or by any of the Transaction Documents and (ii) to be treated solely as owning the Undivided Interest.

                  (c) Governing Law. This Participation Agreement has been negotiated and delivered in the State of New York and shall be governed by, and be construed in accordance with, the laws of the State of Mew York.

                  (d) Amendments, Supplements, etc. Neither this Participation Agreement nor any of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

                  (e) Headings. The headings of the sections and paragraphs of this Participation Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

                (f) Bankruptcy of Owner Participant. If (a) the Owner Participant or the Owner Trustee becomes a debtor subject to the reorganization provisions of the Bankruptcy Code, or any successor provision, (b) pursuant to such reorganization provisions the Owner Participant or the Owner Trustee is required, by reason of the Owner Participant being held to have recourse liability directly or indirectly to the Holder of any Note or the Indenture Trustee, to make payment on account of any amount payable as principal or interest, and premium (if any), on such Note and (c) such Holder or the Indenture Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Owner Participant on account of clause (b) of this Section, then such Holder or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Excess Amount. For purposes of this Section, "Excess Amount" means the amount by which such payment exceeds

6091.50.2831.27:2
the amount which would have been received on or prior to the date of such payment by such Holder or the Indenture Trustee if the Owner Participant or the Owner Trustee had not become subject to the recourse liability referred to in clause (b) of this Section. Nothing contained in this Section shall prevent such Holder or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Participant expressly provided for under this Participation Agreement.

           (g) Entire Agreement. This Participation Agreement (including the Schedules hereto), the other Transaction Documents and the Financing Documents supersede all prior agreements, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby and each of the parties hereto represents and warrants to the others that this Participation Agreement and the other Transaction Documents and the Financing Documents constitute the entire agreement among the parties relating to the transactions contemplated hereby and thereby.

(h) Publicity. Each party hereto agrees that it will not issue or release for external publication any article or advertising or publicity matter relating to the transaction contemplated hereby or any similar transaction and mentioning or implying the identity of the Owner Participant without the prior written consent of the Owner Participant; provided, however, that the Owner Participant agrees that such written consent shall not be withheld if such disclosure is required by Applicable Law.

6091.50.2831.27:2

IN WITNESS WHEREOF, the parties hereto have each. caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the dates set forth below.

                                      CHASE    MANHATTAN     REALTY     LEASING
                                         CORPORATION

                                       By
                                            --------------------------
                                              Vice President

                                       Date:  July 31, 1966



                                       FIRST PV FUNDING CORPORATION


                                       By
                                            --------------------------
                                               Vice President

                                       Date: July 31, 1986


                                       PUBLIC SERVICE COMPANY OF NEW MEXICO


                                       BY
                                            --------------------------
                                            Senior Vice President and
                                             Chief Financial Officer

                                       Date: July 31, 1986






                                      -94-
6091.50.2831.27:1

                                       THE FIRST NATIONAL BANK OF
                                         BOSTON, in its individual capacity and
                                         as Owner Trustee


                                       By:
                                            --------------------------
                                              Assistant Vice President


                                        Date: July 31, 1986


                                        CHEMICAL BANK, in its individual
                                          capacity and as Indenture Trustee


                                         By
                                            --------------------------
                                                Vice President

                                         Date: July 31, 1986



















                                      -95-
6091.50.2831.27:1

                                   Schedule 1


                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                          PALO VERDE NUCLEAR GENERATING
                                 STATION UNIT 1


                                NOTICE OF CLOSING

                   CHA8E MANHATTAN REALTY LEASING CORPORATION


                Pursuant to Section 5(a) of the Participation Agreement, dated as of July 31, 1986 (the Participation Agreement) among Chase Manhattan Realty Leasing Corporation, as Owner Participant (the Owner Participant), First PY Funding Corporation, as Loan Participant, The First National Bank of Boston, as Owner Trustee, Chemical Sank, as Indenture Trustee, and Public Service Company of New Mexico (PNM), PNM hereby gives notice of a Closing to occur at 10:00 a.m. on August 1, 1986 (the Closing Date). The Closing will be held at the offices of Messrs. nudge Rose Guthrie Alexander & Ferdon, 180 Maiden Lane, New York, New York 10038.

                      (i) Based upon  information  supplied to PNM,  the current estimate of Transaction Expenses is an aggregate of $1,000,000. A list of such transaction expenses is attached hereto.

                      (ii) Payment of the Purchase  Price and the purchase price for the Real Property Interest shall be made pursuant to the Omnibus Transfer Instruction and Receipt dated August 1, 1986 (a copy of which is attached hereto).

Capitalized terms used herein and not otherwise specifically defined herein shall have the meanings set forth in Appendix A to the Participation Agreement.




6091.50.2831.27:2

                IN WITNESS WHEREOF, Public Service Company of New Mexico has executed this Notice of closing this 1st day of August, 1986.


                                        PUBLIC SERVICE COMPANY OF NEW MEXICO



                                        By
                                            --------------------------
                                               Senior Vice President
                                            and Chief Financial Officer





















                                       -2-

6091.50.2831.27:2

                                   Schedule 2

                               PRICING ASSUMPTIONS


                  Basic Rent, Casualty values, Special Casualty values and Termination values, as set forth in the Facility Lease as originally executed, have been computed on the basis of the following pricing assumptions:

l. Investment Percentage:                     20%
2. Loan Percentage:                           80%

3. Interest Rate on Initial
    Series Note:                              10.0% per annum.


4. Federal ACRS  Deductions:                  10-year  public utility
                                              property  deductions  on the basis
                                              of   100%   of   Facility    Cost.
                                              $16,283,450  shall be  subject  to
                                              Section  168(f)  (10) as to  which
                                              the ACRI  deduction for 1986 shall
                                              be 6/12's of the deduction for the
                                              second  year  of  cost   recovery,
                                              1987, the full third year etc.


5. State and City  Deductions:                16 Year 150% declining  balance
                                              switch  to  straight  line  at the
                                              optimal point, using the half year
                                              convention,  on the  basis of 100%
                                              of Lessor's Cost.



6091.50.2831.27:2

6. Owner Participant's Tax
   Year - End:                                December 31, 1986.

7. Closing Date:                              July 31, 1986.

8. Transaction Expenses:                      2.0% of Facility
                                              Cost paid by the Owner Participant
                                              in  addition  to  its   Investment
                                              (amortized   on  a   straight-line
                                              basis   during  the  Basic   Lease
                                              Term).

9. Real Estate Investment:                    $19,417.

1O.Basic Rent Payment Date:                   January 15 and
                                              July 15 of each year
                                              (rent   payable   in
                                              arrears).

11. First Rent Payment
    Date:                                     July 15, 1987.

12. Last Basic Rent Payment
    Date:                                     January 15, 2015.

13.   Interim Rent Payment Date               January 15, 1987

14.   Marginal Federal Tax Rate               46%

15.   Marginal Combined New York State
      and City Tax Rate:                      8.6% deductible for Federal taxes

16.  First Estimated Tax Payment
     Date:                                    September 15, 1986.

17.  Tax Accounting Method:                   Accrual.





                                       -2-

6091.50.2831.27:2

18. Amortization of Initial
      Series Note:                            See schedule attached thereto.





























                                       -3-

6091.50.2831.27:2

                                   Schedule 3

                           BILL OF SALE AND ASSIGNMENT


================================================================================



                           BILL OF SALE AND ASSIGNMENT
                         dated as of ___________, 19___
                                      from

                  [CHASE MANHATTAN REALTY LEASING CORPORATION]



                                       to



                      PUBLIC SERVICE COMPANY OF NEW PIEXICO




================================================================================








6091.50.2831.27:2

                BILL OF SALE AND ASSIGNMENT, dated as of _________,19_____ from [CHASE MANHATTAN REALTY LEASING CORPORATION , a New York corporation (the Owner Participant), to PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation
(PNM).


                               WI T N E S S E T H:


                WHEREAS, pursuant to Section 7(b)(4) of the Participation Agreement dated as of July 31, 1986 among the Owner Participant, First PV Funding Corporation, as Loan Participant, The First National Bank of Boston, as Owner Trustee, Chemical flank, as Indenture Trustee and PNM, as Lessee, (the Participation Agreement), the Owner Participant desires to sell and PNM desire to buy the Assigned Property (as hereinafter defined);

                NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                SECTION 1.01. For purposes hereof, capitalized terms used herein shall have the meanings assigned to such terms in the Participation Agreement. References in this Agreement to articles, sections and clauses are to articles, sections and clauses in this Agreement unless otherwise indicated.












6091.50.2831.27:2

                                   ARTICLE II

                           ASSIGNMENT OF TRUST ESTATE

         SECTION 2.01. Assignment. The Owner Participant does hereby grant, bargain, convey, sell, assign, transfer and set over to PNM, without recourse, representation or warranty, express and implied, of any nature whatsoever (except as set forth in the next succeeding sentence), all of the Owner Participant's right, title and interest in, to and under the Trust Estate except the Owner Participant's right to receive Excepted Payments (the Assigned Property) [subject to the Owner Participant's security interest in, and general lien upon all of the right, title, and interest of PNM, as successor Owner Participant in, to and under the Assigned Property*]. The Owner Participant hereby represents and warrants to PNM that the Owner Participant has good and valid title to Assigned Property free and clear of all Owner Participant's Liens.

                (Insert the following provision if the Owner Participant has not received under Section 5.2 of the Indenture the payments provided for in Section 9(c), 9(d) or 16(e) of the Facility Lease, as the case may be:

                SECTION 2.02. No Release of nut. Notwithstanding the transfer of the Assigned Property to PNM pursuant to Section 2.01 hereof, the obligation of PNM to make the payments as provided in Section (insert applicable section:
9(c), 9(d), 13(c) or 16] of the Facility Lease (together with interest thereon in accordance with Section 3(b)(iii) of the Facility Lease) (or to make other payment. in a like amount with respect to Basic Rent or Supplemental Rent paid by application of such payments (and in which Owner Trustee has thereby



----------
*To be inserted if on the date of the transfer the Owner Participant has not received under Section 5.2 of the Indenture the payments provided for in Section 9(c), 9(d), 13(c) or 16 of the Facility Lease, as the case may be.

                                       -2-


6091.50.2831.27:2
acquired an interest pursuant to Section 5.1 or 5.3 of the Indenture) shall not be deemed to be cancelled or discharged but shall continue until all such amounts are so received by PNM, as successor Owner Participant, or by the transferring Owner Participant pursuant to the provisions of Section 7(b)(4) of the Participation Agreement.]

         (Insert  following if the Owner  Participant has received under Section
5.2 of the Indenture the payments provided for in Section 9(c), 9(d), 13(c) or 16 of the Facility Lease, as the case may be:

                SECTION 2.03. Acknowledgment. The Owner Participant hereby acknowledges receipt of $______representing payment in full of all amounts due to the Owner Participant under Section [9(c), 9(d), 13(c) or 16] of the Facility Lease.


                                   ARTICLE III

                            EFFECTIVENESS OF TRANFER

                SECTION 3.01. Effectiveness of Transfer. The transfer of the Assigned Property shall become effective without further action upon the execution and delivery by the Owner Participant to the Lessee of this Bill of Sale and Assignment and the furnishing of a counterpart of this Bill of Sale and Assignment to the Owner Trustee.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.01. Successors and Assigns. This Bill of Sale and Assignment shall be binding upon the Owner Participant and its successors and shall inure to the benefit of PNM and its successors and assigns.

                  SECTION 4.02. Governing Law. This Bill of Sale and Assignment shall be governed by and construed and enforced in accordance with the law of the State of New York.

                                       -3-
6091.50.2831.27:2

                SECTION 4.03. Headings. The division of this Bill of Sale and Assignment into sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Bill of Sale and Assignment.

                IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale and Assignment to be duly executed as of the day and year written above.




                                      [CHASE MANHATTAN REALTY
                                       LEASING CORPORATION]



                                       By
                                          ---------------------------
                                          Title:

















                                       -4-

6091.50.2831.27:2

                                   Schedule 4

                            Recordations and Filings

Part I. Recordations in Respect of the Sale of, and the Owner Trustee's Title to, the Undivided Interest and the Real Property Interest.

          A.  County Recorder, Maricopa County, Arizona:

              (i)  Deed;
             (ii)  Bill of Sale
            (iii)  Assignment and Assumption;
             (iv)  Facility   Lease;
              (v)  Indenture;
             (vi)  Indenture  of  Partial Release/Facility;  and
            (vii)  Indenture  of  Partial  Release/Real Property.


Part II.  UCC-1 Financing Statements.

          A. County Recorder, Maricopa County, Arizona:

                (i) A financing  statement  on form UCC-l naming PNM, as lessee, the Owner Trustee, as lessor, and the Indenture Trustee, as assignee of the Owner Trustee, in respect of the Facility Lease;

                (ii) A  financing  statement  on form  UCC-1  naming  the  Owner
              Trustee, as debtor, and the Indenture Trustee, as secured party, in respect of the Lease Indenture Estate; and

                (iii) A financing  statement  amendment on form UCC-2 naming the
              Loan Participant, as debtor, and the Collateral Trust Trustee, 45 secured party, with respect to the Term Note Supplemental Indenture.

           B. Secretary of State, Arizona:

                (i) A financing  statement  on form UCC-1 naming PNM, as lessee, the Owner Trustee, as lessor, and the Indenture Trustee, as assignee of the Owner Trustee, in respect of the Facility Lease;'

6091.50.2831.27:2

                (ii) A financing  statement on form UCC-1 naming PNM, as lessee, the Owner Trustee, as lessor and the Indenture Trustee, as assignee of the Owner Trustee, in respect of the Facility Lease [Filed as a public utility filing];

                (iii) A naming the Indenture  respect of financing  statement on
              Owner Trustee, as debt Trustee , as secured the Lease Indenture form UCC-1 or, and the party, in Estate; and

                (iv) A financing statement amendment on form UCC-2 naming the Loan Participant, as debtor, and the Collateral Trust Trustee, as secured party, in respect of the Pledged Property (as defined in the Collateral Trust Indenture) with respect to the Term Note supplemental Indenture.

                C.  Office of County Clerk, Bernalillo County, New Mexico:

                (i) A financing statement on form UCC-l naming PNM, as lessee, the Owner Trustee, as lessor, and the Indenture Trustee, as assignee of the Owner Trustee, in respect of the Facility Lease;

                (ii) A  financing  statement  on form  UCC-1  naming  the  Owner
              Trustee, as debtor, and the Indenture Trustee, as secured party, in respect of the Lease Indenture Estate; and

                 (iii) A UCC financing statement amendment naming the Loan Participant, as debtor, and the Collateral Trust Trustee, as secured party, with respect to the Term Note Supplemental Indenture





                                       -2-

6091.50.2831.27:2

                D.       Secretary of State, New Mexico:

                (i) A financing statement on form UCC-l naming PNM, as lessee, the Owner Trustee, as lessor, and the Indenture Trustee, as assignee of the Owner Trustee, in respect of the Facility Lease;

                         (ii) A  financing  statement  on form UCC-l  naming the
                Owner Trustee, as debtor, and the Indenture Trustee, as secured party, in respect of the Lease Indenture Estate; and

                (iii) A UCC financing statement amendment naming the Loan Participant, as debtor, and the Collateral Trust Trustee, as secured party, with respect to the Term Note Supplemental Indenture.

                E.       Secretary of State, Massachusetts:

                           (i) A financing  statement  on form UCC-l  naming the
                Owner Trustee, as debtor, and the Indenture Trustee, as secured party, in respect of the Lease Indenture Estate.

    Part III. Other Filings:

                Filing of the Indenture with the Secretary of State of the State of New Mexico pursuant to the New Mexico Public Utility Act.













                                       -3-




6O9l.5O.283l.27:2

                                   Schedule 5

                              AFFIDAVIT OF TRUSTEE

                       THE FIRST NATIONAL BANK OF BOSTON,
                       as Owner Trustee under that certain
                        Trust Agreement dated as of July
                      31, 1986 with Chase Manhattan Realty
                              Leasing Corporation


         The undersigned, being a duly authorized representative of The First National Bank of Boston, a national banking association, a. Trustee under the above-captioned Trust Agreement (the Trust Agreement), does hereby affirm and acknowledge that The First National Bank of Boston, as Trustee, holds legal title to certain real (and other) property on behalf of a certain beneficiary, such property and beneficiary being more particularly described in that certain Deed recorded August 1, 1986, as instrument No. 56 records of Maricopa County, Arizona; being further described in that certain Deed and Bill of Sale recorded August 1, 1986, as instrument No. 86-, records of Maricopa County, Arizona; being further described in that certain Assignment, Assumption and Further Agreement recorded August 1, 1986, as Instrument No. 86-, records of Maricopa County, Arizona; and being further described in that certain Deed and Assignment of Beneficial Interest dated July 31, 1986, and that certain related Third Amended Affidavit of Trustee executed by Title USA Company of Arizona as Trustee of its Trust No. 530 and recorded August 1, 1986, as instrument No. 86-, records of Maricopa County, Arizona; the property descriptions and beneficiary disclosures contained in or incorporated into each of said instruments being incorporated herein by this reference as if fully set forth herein.

         A certain change in ownership of the beneficial interest in the Trust Agreement has occurred since the recordation of the above-described instruments. As now reflected in the records of The First National Bank of Boston, the sole beneficiary of the Trust Agreement is:

                          Public Service Company of New Mexico
                          Alvarado Square
                          P O Box 2267
                          Albuquerque, New Mexico 87103


6091.50.2898.57:1

        A copy of the Trust Agreement is available for inspection at the offices of The First National flank of Boston, 100 Federal Street, Boston, Massachusetts 02110.

DATED THIS_____ day of THE FIRST NATIONAL BANK OF BOSTON, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement dated as of July 31, 1986, with Chase Manhattan Realty Leasing Corporation



                                               By:
                                                  ------------------------
                                                   Its Authorized Officer


STATE OF ____________)
                     )        ss:
COUNTY of ___________)

        The foregoing instrument was acknowledged before me this _____day of __________, _________, by _________ an Authorized Officer of THE FIRST NATIONAL BANK OF BOSTON, a national banking association, under that certain Trust Agreement dated as of July 31, 1986 with Chase Manhattan Realty Leasing Corporation.



                                                   ------------------------
                                                         Notary Public






                                       -2-

6091.50.2898.57:1

                                                                    Appendix A

                               DEFINITION OF TERMS

                  The terms defined herein relate to the Participation Agreement (as defined below) and certain Transaction Documents executed, or to be executed, in connection with the Participation Agreement. Such terms include the plural as well as the singular. Any agreement defined or referred to below shall include each amendment, modification and supplement thereto and waiver thereof as may become effective from time to time, except where otherwise indicated. Any term defined below by reference to any agreement shall have such meaning whether or not such document is in effect. The terms "hereof", "herein", "hereunder" and comparable terms refer to the entire agreement with respect to which such terms are used and not to any particular article, section or other subdivision thereof.

                    If, and to the extent that, either the Participation Agreement or any other Transaction Document which incorporates this Appendix shall be amended from time to time pursuant to the respective terms thereof, this Appendix shall be, or be deemed to have been, amended concurrently with the execution and delivery of each such amendment in order to conform the definitions herein to the new or amended definitions set forth in or required by each such amendment.

         Acceptable Change shall mean any change in or new interpretation by Governmental Authority having jurisdiction of the Price-Anderson Act or the Atomic Energy Act (or the regulations of the NRC relating thereto) if, after giving effect to such change or new interpretation: (a) the "aggregate liability" for a single "nuclear incident of "persons indemnified" shall not exceed 86.563 billion (assuming 101. operating nuclear facilities participating in the deferred premium or similar plan referred to in clause (d) below and subject to adjustment (X) in an amount not exceeding $63 million for each


6091.50.2831.55:2
increase or decrease in said number of operating nuclear facilities and (Y) in an amount not exceeding the aggregate of all changes in the standard deferred premium to reflect the effects of inflation contemplated pursuant to clause (d) below); (b) the amount of primary insurance coverage available from commercial insurance underwriters on terms substantially equivalent (in the reasonable opinion of the Owner Participant) to the terms in effect on the Closing Date under Applicable Law and required to be maintained by licensees with respect to any single nuclear facility shall be at least equal to $160 million; (c) the amount of primary financial protection (excluding the primary insurance coverage referred to in clause (b) above required of each licensee with respect to any single nuclear facility under Applicable Law shall not exceed $40 million; (d) the amount payable by any licensee with respect to any single nuclear facility under any deferred premium or similar plan required under Applicable Law shall not exceed $63 million per "nuclear incident" (subject to an annual adjustment upward for each calendar year after the enactment of a change in the Price-Anderson Act (if such change increases the standard deferred premium) by an amount equal to, if specified by such change or otherwise by Applicable law,
(X) the annual percentage change during the immediately prior calendar year in the implicit price deflator for the Gross National Product published by the United States Department of Commerce or (Y) the annual percentage change in the consumer price index since the immediately prior calendar year; provided, however, that (i) in the event that Applicable Law shall not specify an inflation adjustment, then the inflation adjustment permitted by this parenthetical shall be that & specified in the preceding sub-clause (x) and (ii) in the event that Applicable Law shall specify a standard deferred premium below $63 million, the inflation adjustment factor shall not be available to increase the standard deferred premium permissible under this clause (d) beyond $63 million until such lower deferred premium (as so inflated) equals or exceeds $63 million) (C) the amount payable by any licensee in any one year with respect to any one nuclear incident under any deferred premium or similar plan required

6091.50.2831.55:2
under Applicable Law shall not exceed $10 million; (f) insurance or other financial protection shall be in effect under which the providers of such insurance or other financial protection shall agree to pay any amount payable by any licensee under any deferred premium or similar plan upon a default in such payment by such licensee up to a maximum aggregate amount for all such defaults in payment of not less than $30 million; (g) the NRC is, under Applicable Law, authorized to borrow from the united States Treasury and to make payments on behalf of any licensees under any deferred premium or similar plan (and the reimbursement obligation of such licensees in any calendar year shall not exceed $10 million); (h) as a result of such change or new interpretation, there shall be no claim, liability or expense excluded from the limitation of liability established by the Price-Anderson Act (as in effect on the Closing Date) (through modification of the definitions of "aggregate liability", "persons indemnified", "nuclear incident" or otherwise) or excluded (or the funding or payment thereof deferred) under commercially available insurance or other financial protection provisions provided for by Applicable Law as in effect on the Closing Date (other than an exclusion of the costs of investigating and settling claims and defending suits for damages), except, for purposes of this clause (h), to the extent and in the amount excluded or deferred pursuant to Applicable Law as in effect on the Closing Date, and (I) neither the Owner Trustee nor the Owner Participant shall be (in the opinion of independent counsel to the Owner Participant) exposed to any other increase in its real or potential liability with respect to a "nuclear incident", either during or subsequent to the Lease Term. For purposes of this definition, "nuclear facility" shall mean and refer to a facility designed for producing substantial amounts of electricity and having a rated capacity of 100,000 electrical kilowatts or more.

                  Additional Bonds shall mean Bonds in addition to the Initial Series Bonds.

6091.50.2831 55:2

                Additional Equity Investment shall have the meaning specified in
Section 8(t) of the Facility Lease.

                  Additional Notes shall have the meaning set forth in the recitations in the Indenture, which Additional Notes shall be issued, if at all, pursuant to Section 3.5 of the Indenture.

                Affiliate, with respect to any Person, shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  After-Tax-Basis shall mean, with respect to any payment received or accrued or deemed to have been received or accrued by any Person, the amount of such payment supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all taxes and other charges (taking into account any credits or deductions arising therefrom and the timing thereof and computed at the highest marginal statutory tax rate) resulting from the receipt (actual or constructive) of such two payments imposed under any Applicable Law or by any Governmental Authority, be equal to such payment received or accrued or deemed to have been received or accrued.

                  Agent and Agency Period shall have the meanings  specified in
Section 7.01 of the  Assignment and Assumption.

6091.50.2831.55:2

                ANPP   Administrative   Committee   shall  mean  the   committee
established pursuant to Section 6.1.1 of the ANPP Participation Agreement (or any comparable successor provision)

         ANPP Operating Committee shall mean the committee established pursuant to Section 6.1.2 of the ANPP Participation Agreement (or any comparable successor provision)

                ANPP Participants shall have the meaning assigned to the word "Participant" under the ANPP Participation Agreement.

                  ANPP Participation Agreement shall mean the Arizona Nuclear Power Project Participation Agreement, dated as of August 23, 1973, among API, Salt River, Southern California, PNM, El Paso, LADWP and SCPPA, as heretofore and hereafter amended pursuant to the terms thereof -

                  ANPP Project Agreements shall mean the ANPP Participation Agreement and the other Project Agreements (as such term is defined in the ANPP Participation Agreement)

                  ANPP  Switchyard  shall mean the ANPP High Voltage  Switchyard located at the PVNGS Site, the ownership, construction, operation and maintenance of which are governed by the ANPP High Voltage Switchyard Participation Agreement executed as of August 20, 1981 (APS Contract No. 2252-419,00), the parties to which are APS, PNM, Salt River, El Paso, Southern California and LADWP.

                  ANPP  Transferee  shall have the meaning  specified in Section
4.01 of the Assignment and Assumption.

6091.50.2831.55:2

                  Applicable Law shall mean all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi judicial tribunal (including those pertaining to health, safety, the environment or otherwise).

                  Appraisal Procedure shall mean a procedure whereby two independent appraiser., one chosen by the Lessee and one by the Lessor, shall mutually agree upon the value, period or amount then the subject of an appraisal. If either the Lessor or the Lessee, as the case may be, shall determine that a value, period or amount to be determined under the Facility Lease or any other Transaction Document cannot promptly be established by mutual agreement, such party shall appoint its appraiser and deliver a written notice thereof to the other party. such other party shall appoint its appraiser within 15 days after receipt from the other party of the foregoing written notice. If within 20 days after appointment of the two appraisers, as described above, the two appraisers are unable to agree upon the value, period or amount in question, a third independent appraiser shall be chosen within ten days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser within such period, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the business of operating a nuclear electric generating plant and a familiarity with equipment used or operated in such business. The decision of the third appraiser so appointed and chosen shall be given within ten days after the selection of such third appraiser. If three appraisers shall be so appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount, period or value by which the third determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Lessor and the Lessee; otherwise the average of all three determinations shall be binding and

6091.50.2831.55:2
conclusive on the Lessor and the Lessee. The fees and expenses of appraisers incurred in connection with any Appraisal Procedure relating to any transaction contemplated by any provision of any Transaction Document shall be divided equally between the Lessor and the Lessee (except pursuant to Section 16 o; the Facility Lease, which shall be paid solely by the Lessee).

                APS shall mean Arizona Public Service Company, an Arizona corporation.

                Appraiser shall mean Ebasco Business Consulting Company.

                Arizona Public Utility Act Sha11 mean Chapter 2, Title 40, Arizona Revised Statutes.

                Assigned Payments shall have the meaning specified in Section 2.1(1) of the Indenture.

                Assignment and Assumption shall mean the Assignment, Assumption and Further Agreement, dated as of July 31, 1986, between PNM and the Owner Trustee.

                Assignment of Beneficial Interest shall mean the Deed and Assignment of Beneficial Interest under Title USA Company of Arizona Trust No. 530, dated as of July 31, 1986, from PNM to the Owner Trustee.

                  Assumption Agreement sha11 mean the Assumption Agreement of PNM substantially in the form of Exhibit B to the Indenture.

                 Assumptions shall mean the Pricing Assumptions and the Tax Assumptions.

                  Atomic Energy Act shall mean the Atomic Energy Act of 1954, as amended, and regulations from time to time issued, published or promulgated pursuant thereto.

    6091.50.2831.55:2

                  Authorized Officer shall mean, with respect to the Indenture Trustee, any officer of the Indenture Trustee who shall be duly authorized by appropriate corporate action to authenticate a Note and shall mean, with respect to the Owner Trustee, any officer of the Owner Trustee who shall be duly authorized by appropriate corporate action to execute any Transaction Document -

                  Bank shall mean the bank party to the Term Loan Agreement.

                  Bank counsel shall mean Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005.

                  Bankruptcy Code shall mean the Bankruptcy Reform Act of 197e, as amended, and any law with respect to bankruptcy, insolvency or reorganization successor thereto.

                  Basic Lease Tern shall mean the initial term of the Facility Lease, which shall begin on the Closing Date and end on January 15, 2015, unless earlier terminated as provided in the Facility Lease.

                  Basic Rent shall have the meaning set forth in Section 3(a) of the Facility Lease.

                  Basic Rent Payment Dates shall mean and include July 15, 1987, and January 15 and July 15 of each year thereafter, commencing January 15, 1988, and ending January 15, 2015, and, if the Lessee shall elect the Renewal Term, each January 15 and July l5.of each year during the Renewal Term, commencing July 15, 2015 and ending on the last day of the Renewal Term.

                  Bill of sale shall mean the need and Bill of Sale, dated as of July 31, 1986, between PNM and the Owner Trustee.





                                       -8-
6091.50.2831.55:2

                  Bonds shall mean all bonds, notes and other evidences of indebtedness from time to time issued and outstanding under the Collateral Trust Indenture, including, but without limitation, the Initial Series Bonds, the Refunding Bonds and any other Additional Bonds.

                  Business day shall mean any day other than a Saturday or Sunday or other day on which banks in Albuquerque, New Mexico, New York, New York or Boston, Massachusetts are authorized or obligated to be closed.

                  Capital Improvement shall mean (a) the addition, betterment or enlargement of any property constituting part of Unit 1 or the replacement of any such property with other property, irrespective of whether (i) such replacement property constitutes an enlargement or betterment of the property which it replaces, (ii) the cost of which addition, betterment, enlargement or replacement is or may be capitalized or charged to maintenance or repairs, in accordance with the Uniform System of Accounts or, (iii) in the case of any addition, betterment or enlargement, is not included or reflected in the plans and specifications for Unit 1, as built, and (b) any alteration, modification, addition or improvement to Unit 1, other than original, substitute or replacement parts incorporated into unit 1; provided, however, that any Capital Improvement with respect to any portion of Unit 1 constituting a Common Facility shall mean only an undivided interest in and to one-third of such Capital Improvement.

                  Casualty Value, as of any Basic Rent Payment Date during the Basic Lease Term, shall mean the percentage of Facility Cost set forth opposite such Basic Rent Payment Date in Schedule 1 to the Facility Lease. Anything contained in the Participation Agreement or the Facility Lease to the contrary notwithstanding, Casualty Value shall be, when added to all other amounts which the Lessee is required to pay under Section 9(c) of the Facility Lease (taking into account any assumption of the Notes by the Lessee), under any circumstances and in any event, in an amount at least sufficient to pay in


                                       -9-

6091.50.2831.55:2
full, as of any Basic Rent Payment Date, the aggregate unpaid principal amount of all Notes Outstanding at the close of business on such date, together with accrued and unpaid interest on such Notes. Casualty Value as of any Basic Rent Payment Date during the Renewal Term shall mean the unamortized portion as of such Basic Rent Payment Date of the Fair Market Sales Value of the Undivided Interest1 determined by the straight-line amortization of such Fair Market Sales Value at the commencement of such Renewal Term over the period from such commencement date through the remaining term of the License determined pursuant to the Appraisal Procedure undertaken in accordance with the last sentence of
Section 13(a) of the Facility Lease.

                  Change in Tax Law shall mean any change in the State Tax Law (as such term is defined in Section 1(a) of the Tax Indemnification Agreement), Code or successor legislation enacted by the appropriate legislative bodies of New York State or New York City no later than the date of adjournment of the One Hundredth Congress, or enacted by either the Ninety-ninth or the One hundredth Congress (without regard to the date of presidential signature), or if prior to January 15, 1997 (i) there is enacted any technical correction to such enactment or (ii) there is promulgated, issued or published any proposed, temporary,. or final Regulations resulting from such enactment (regardless of the effective date of such technical corrections or Regulations, but only if such technical corrections or Regulations would affect Net Economic Return).

                  Chemical Bank shall mean Chemical Bank, a New York banking corporation.

                  Chief Financial Officer shall mean the person designated by the Board of Directors of PNM as the chief financial officer of PNM.







                                       -10-
6091.50.2831.55:2

                Claims shall mean liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving liability in tort, strict or otherwise), actions, suits, judgments, costs, interest, expenses and disbursements, whether or not any of the foregoing shall be founded or unfounded (including, without limitation, legal fees and expenses and costs of investigation) of any kind and nature whatsoever without any limitation as to amount.

                Closing shall mean the proceedings which occur on the Closing Date, as contemplated by the Participation Agreement.

                 Closing Date shall mean August 1, 1986.

                Code shall mean the Internal Revenue Code of 1954, as amended, or any comparable successor law.

                  Collateral Trust Indenture shall mean the Collateral Trust Indenture, dated as of December 16, 1985, among PNM, Funding Corp and the
Collateral Trust Trustee - Collateral Trust Indenture Supplement shall mean a supplement to the Collateral Trust Indenture.

                  Collateral Trust Trustee shall mean Chemical Bank, not in its individual capacity, but solely as Collateral Trust Trustee under the Collateral Trust Indenture, and the successors or assigns of such Trustee.

                  Common Facilities shall mean all PVNGS common facilities as set forth in Item B of Exhibit B to the Bill of Sale other than excluded common facilities as set forth in said Stem B to such Exhibit B or common facilities constituting Unit 1 Retained Assets.








                                      -11-
6091.50 .2831. 55:2

                Coverage Ratio shall mean the fraction (i) the denominator of which shall be the sum (calculated as of a date no earlier than 135 days prior to the date of calculation) of (x) the interest that will be payable during the twelve-month period following the date of the transaction with respect to which a calculation is required to be made on the debt (both long-term and short-term) of the Surviving Lessee, and (y) the interest portion of payments due during the twelve-month period following the date of such transaction on lease obligations of the Surviving Lessee with a term in excess of one year, and (ii) the numerator of which shall be the sum of (x) the pro forma net earnings (before taxes and excluding the allowance for funds used during construction) of the Surviving Lessee for a twelve-month period ending no earlier than 135 days prior to the date of such transaction, and (y) such denominator.

                  Cure Option shall have the meaning set forth in Section 16(e) of the Facility Lease.

         Decommissioning Fund shall mean with respect to Unit 1 Decommissioning Costs, an external reserve fund which fund shall be segregated from the Lessee's assets, but may be within the Lessee's administrative control, into which deposits are made at least annually in an amount equal to the quotient of (i) Unit 1 Decommissioning Costs (less the balance of the Decommissioning Fund and reasonably projected earnings thereon through the date of expiry of the License) divided by (ii) the number of years remaining until date of expiry of the License, provided that the amount in the Decommissioning Fund, on the date of expiry of the License, shall be at least equal to Unit 1 Decommissioning Costs,

                Deed shall mean the Deed, dated as of July 31, 1986, from PNM to the Owner Trustee.

6091.50.2831.55:2

                  Deemed Loss Event shall mean any of the following events (unless waived by the Owner Participant, which waiver shall be in writing and may be either indefinite or for a specific period): (1) if at any time after the Closing Date and before the Lease Termination Date, the Owner Trustee or the Owner Participant, by reason of the ownership of the Undivided Interest or the Real Property Interest or any part thereof by the Lessor (or any beneficial interest therein by the Owner Participant) or the lease of the Undivided
Interest  or the  Real  Property  Interest  to the  Lessee  or any of the  other transactions contemplated by the Transaction Documents (the tern Owner Participant, as used in this definition, not including any Transferee who at the time of transfer to such Transferee is a non-exempt entity of the type referred to in this definition, whether by reason of such ownership, lease, transactions or otherwise) shall be deemed by any Governmental Authority having jurisdiction to be, or shall become subject to regulation (other than Non-Burdensome Regulation) as, an "electric utility" or a "public utility" or a "public utility holding company" under any Applicable Law or by reason of any Governmental Action, and the effect thereof on the Lessor or the Owner Participant would be, in the sole judgment of either such Person, acting on advice of counsel, adverse, and the Owner Trustee and the Owner Participant have not waived application of this definition; except that if the Lessee, at its sole cost and expense, is contesting diligently and in good faith any action by any Governmental Authority which would otherwise constitute a Deemed Loss Event under this clause (1), such Deemed Loss Event shall be deemed not to have occurred so long as (i) such contest does not involve any danger of the foreclosure, sale, forfeiture or loss of, or the creation of any Lien on, the Undivided Interest, the Real Property Interest or any part thereof or any interest therein, (ii) such contest does not adversely affect the Undivided Interest, the Real Property Interest or any part thereof or any other property, assets or right. of the Lessor or the Owner Participant or the lien of the Indenture thereon, (iii) the Lessee shall have furnished the Owner Trustee,

6091.50.2831.55:2
the Owner Participant, and the Indenture Trustee with an opinion of independent counsel satisfactory to each such Person to the effect that there exists a reasonable basis for contesting such determination, (iv) such determination and the effects thereof shall be effectively stayed or withdrawn during such contest (and shall not be subject to retroactive application at the conclusion of such contest) in a manner satisfactory to the Owner Trustee and the Owner Participant, and the Owner Participant shall have determined that the Lessor's continued ownership of the Undivided Interest and the Real Property Interest during the pendency of such contest or such contest will not adversely affect its or its Affiliate's business, and (v) the Lessee shall have indemnified the Owner Trustee and the Owner Participant in a manner satisfactory to each such Person for any liability or loss which either such Person may incur as a result of the Lessee's contest; (2) any change in, or new interpretation by Governmental Authority having jurisdiction of, Applicable Law, including without limitation, the Price-Anderson Act, the Atomic Energy Act or the regulations of the NRC, in each case as in effect on the Closing Date, as a result of which (in the opinion of independent counsel to the Owner Participant) (i) the aggregate liability for a single "nuclear incident" of "persons indemnified" (as each such term is defined in the Price-Anderson Act as in effect on the closing Date) is increased, unless the change is such that neither the Owner Trustee nor the Owner Participant may be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a "nuclear incident",
(ii) the "aggregate liability" for a single "nuclear incident" of "persons indemnified" (as each term is defined in the Price Anderson Act as in effect on the Closing Date) exceeds the amount of financial protection established by the NRC as a condition to the License, unless the change is such that neither the Owner Trustee nor the Owner Participant may be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a "nuclear incident", (iii) the amount of financial protection

6091.50.2831.55:2
required, including but not limited to the limitation on the amount of deferred premiums for such financial protection, is increased, unless the change is such that neither the Owner Trustee nor the Owner Participant may be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a "nuclear incident", or (iv) either the Owner Trustee or the Owner Participant may be exposed to any other increase in its real or potential liability in respect of a "nuclear incident", either during or subsequent to the Lease Term; provided, however, that no such change or new interpretation shall constitute a Deemed Loss Event if such change or new interpretation constitutes an Acceptable Change; (3) any change in, or new interpretation by Governmental Authority having jurisdiction of, Applicable Law as a result of which the Owner Trustee (but not the Trust Estate), or the Owner Participant shall become liable in any capacity, in respect of any portion of the Termination Obligation or, during the Lease Term, any other liability or obligation imposed as of the date hereof on licensees of the NRC; (4) any change in, or new interpretation by Governmental Authority having jurisdiction. of, Applicable Law or any Governmental Action the effect of which is to make the transactions contemplated by the Transaction Documents unauthorized, illegal or otherwise contrary to Applicable Law; (5) any change in, or new interpretation by Governmental Authority having jurisdiction of, the License and the NRC Order (each as in effect on the Closing Date) constituting an assertion to the effect that the exercise by the Owner Trustee or the Owner Participant of any right (irrespective of the event giving rise to such right) under any Transaction Document would constitute impermissable control over Unit 1 or the licensees of Unit 1, other than an assertion that affects such rights in a manner consistent with both Section 1a4 of the Atomic Energy Act and the NRC's regulations thereunder (including, without limitation, 10 CFR 550.81, as now and hereafter in effect); (6) any expiration, revocation, suspension, amendment or interpretation by any Governmental Authority of the NRC Order, the License or the licensing of the Lessee by the NRC or any other Governmental Action or



                                      -15-
6091.50.2831.55:2
change in, or new interpretation by Governmental Authority having jurisdiction of, Applicable Law as a result of which either the Owner Trustee or the Owner Participant shall be required to become a licensee of the NRC prior to the Lease Termination Date; (7) any policy of public liability insurance with respect to PVNGS or unit 1 shall be suspended or terminated for any reason whatsoever or shall be amended or supplemented in a manner which may expose the Owner Trustee or the Owner Participant, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a "nuclear incident" (as defined in the Price-Anderson Act) and such policy of insurance shall not be immediately replaced by insurance effective immediately upon such suspension, termination, amendment or supplementation which, in the reasonable opinion of the Owner Participant, is at least as protective of it (in all respects reasonably deemed by it to be material) as the policy of insurance so terminated, suspended, amended or supplemented, unless the "aggregate liability" for a "nuclear incident" of "persons indemnified" (as each term is defined in the Atomic Energy Act of 1954, as amended) is reduced by an amount equal to the amount of liability insurance so terminated, suspended, amended or supplemented and, in the reasonable opinion of the Owner Participant, it may not otherwise be exposed, either during or subsequent to the Lease Term, to any increased real or potential liability in respect of a "nuclear incident" as a consequence of such suspension, termination, amendment or supplementation; (8) with respect to PVNGS, the NRC shall have issued within a five year period three or more Modification Orders provided that such Modification Orders are issued (x) in connection with violations constituting "Severity Level I" or "Severity Level II" violations within the activity area of "Reactor Operations", as such terms are used in Supplement S to Appendix C to 10 C.F.R., Part 2 as in effect on the date hereof (or, if such Supplement is amended or superseded to change such categories of violations or areas, violations or areas falling within comparable categories) or (y) in connection with wilfull or flagrant violations in any "activity area", repeated poor performance in a particular "activity area" or

6091.50.2831.55:2
serious breakdowns in management control; and (9) the cessation of operation of Unit 1 or as a result of either (x) the occurrence of an Extraordinary Nuclear Occurrence or an Incipient Extraordinary Nuclear Occurrence at PVNGS Unit 2 or PVNGS Unit 3 or (y) a Nuclear Incident at PVNGS Unit 2 or PVNGS Unit 3 and the continuation, in the case of this clause (y), of such cessation for the Minimum Period.

                Default shall mean an event or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                Directive shall mean an instrument in writing executed in accordance with the terms and provisions of the Indenture by the Holders, or their duly authorized agents or attorneys-in-fact, representing a Majority in Interest of Holders of Notes, directing the Indenture Trustee to take or refrain from taking the action specified in such instrument.

                  Early  Termination  Date shall have the meaning  specified  in section 14(d) of the Facility Lease.

                  Early  Termination  Notice shall have the meaning specified in
Section 14(d) of the Facility Lease.

                  El  Paso  shall  mean  El  Paso  Electric  Company,   a  Texas
corporation.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  Estimated Transaction Expenses shall have the meaning set forth in Section 5(a) of the Participation Agreement.

                  Event of Default shall have the meaning set forth in Section 15 of the Facility Lease.

6091.50.2831.55:2

                Event of Loss shall mean any of the following events: (a) a Final Shutdown, (b) a Requisition of Title, (C) a Requisition of Use which can reasonably be expected to exceed, or for a stated period which ends on or after, the penultimate day of the Lease Term, (d) any degradation of the rated capacity of Unit 1 to below, or the inability of Unit 1 to produce electricity at a level above, 630 megawatts electric for the minimum Period (for any reason other than as a result of damage to or destruction of Unit 1, Governmental Action or an event referred to in clause (iii)(x) or (iii)(y) of the definition of "Final Shutdown").

                Excepted Payments shall mean (i) all payments of Supplemental Rent, other than payments by the Lessee (x) of Casualty Value, Termination Value or Special Casualty Value or in connection with the exercise of the Cure Option or the occurrence of the Special Purchase Event or (y) of indemnity payments to which either the Loan Participant or any Indemnitee other than the Owner Trustee or the Owner Participant, or any of their respective Affiliates, (or the respective successors, assigns., agents, officers, directors or employees of the Owner Trustee or the Owner Participant) is entitled; (ii) any amounts payable under any Transaction Document to reimburse the Lessor or the Owner Participant, or any of their respective Affiliates, (including the reasonable expenses of the Lessor or the Owner Participant incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Transaction Document, (iii) any amount payable to the Owner Participant by any Transferee as the purchase price of the Owner Participant's interest in the Trust Estate, (iv) so long as no Indenture Default or Indenture Event of Default shall have occurred and be continuing, all payments of Basic Rent in excess of amounts then due and owing in respect of the principal of and premium, if any, and interest on all Notes Outstanding; (V) any insurance proceeds with respect to an Event of Loss in excess of amounts then due and owing in respect of the principal of and premium, if any, and interest on all

6091.50.2831.55:2

Notes Outstanding, (vi) any insurance proceeds (or payments with respect to risks self-insured) under liability policies and (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above.

                  Existing Mortgage shall mean the Indenture of Mortgage and Deed of Trust dated as of June 1, 1947, between PNM and Irving Trust Company, as heretofore supplemented by all Supplemental Indentures thereto.

                Expenses shall mean liabilities, obligations, losses, damages, taxes (other than taxes on income), claims, actions, suits, costs, interest, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever.

                  Extension Letter shall mean the Extension Letter, to be dated the Closing Date and addressed to the Collateral Trust Trustee by the parties to the Participation Agreement.

                  Extraordinary Nuclear Occurrence shall have its meaning as defined in Section 11 of the Atomic Energy Act of 1954, as amended to the Closing Date.

                Facility Cast shall mean the Purchase Price plus the sum of (x) all Supplemental Financing Amounts, and (y) all Additional Equity Investment amounts.

                  Facility Lease shall mean the Facility Lease, dated as of July 31, 1986, between PNM, as Lessee, and the Owner Trustee, as Lessor.

                  Fair Market Rental Value or lair Market Sales value of any property or service shall mean the value of such property or service for lease or sale determined on the basis of an arm's-length transaction for cash between an informed and willing lessee or purchaser (under no compulsion to lease or purchase) and an informed and willing lessor or seller (under no compulsion to lease or sell), and shall take into account the Lessor's rights and obligations under the Assignment and Assumption and the Assignment of Beneficial Interest

6091.50.2831.55:2
and rights under the need and the Bill of Sale,but shall be without regard to any rights of the Lessee (including any renewal options) under the Lease. Except pursuant to Section 16 of the Facility Lease (other than Section 16(a)(v)(D) thereof) and Section 6.01 of the Assignment and Assumption, Fair Market Rental Value and Fair Market Sales Value of the Undivided Interest and the Real Property Interest shall be determined on the assumption that (i) Unit l has been maintained in accordance with, and the Lessee has complied with, the requirements of the Facility Lease, the other Transaction Documents and the ANPP Participation Agreement, (ii) the Lessee shall not bear the obligation imposed by Section l0(b)(3)(xi) of the Participation Agreement in respect of Transferees (as defined in the ANPP Participation Agreement) of the Lessor, and (iii) the Lessee or inn, as possessor of the Undivided Interest and the Real Property Interest, is otherwise in compliance with the requirements of all Transaction Documents. Fair Market Rental Value shall be determined on the assumption that rent will be pay-able in equal semi-annual installments in arrears.

                  Federal Power Act shall mean the Federal Power Act, as amended.

                  Federal Securities shall have the meaning set forth in Section 2.3(c) of the Indenture.

                  FERC shall mean the Federal Energy Regulatory Commission of the United States of America or any successor agency.

                  FERC order shall mean the Order Disclaiming Jurisdiction issued by FERC on December 5, 19S5 (Docket No. EL86-5-000.

                  Final Prospectus shall mean the Prospectus included in the Registration Statement relating to the Refunding Bonds, including documents incorporated into said Prospectus by reference and any applicable Prospectus Supplement.

6091.50.2831.55:2

                Final Shutdown shall mean the earlier to occur of (i) the expiration or revocation of the License, or any portion thereof such that the operation of Unit 1 or the possession by the Lessee of the Undivided Interest and the Real Property Interest are no longer permitted; (ii) the taking of any Governmental Action or the adoption or making of any interpretations, directives or requests by any Governmental Authority (including, without limitation, the staff thereof) or the concurrence by any Governmental Authority in the voluntary action of the operator thereof, in each such case whether formal or informal, by reason of which Unit 1 shall cease to operate, or shall be unable under Applicable Law to resume operation, at a capacity level of a least 630 megawatts electric for the Minimum Period, (iii) the cessation of operation of Unit 1 as a result of either (x) the occurrence of. an Extraordinary Nuclear Occurrence or an Incipient Extraordinary Nuclear Occurrence relating to Unit 1 or (y) a Nuclear Incident relating to Unit 1 and, in the case of this clause (y), the continuation of such cessation for the Minimum Period, (iv) damage to Unit 1 and the failure of the Lessee, or of the Lessee and one or more other ANPP Participants, to agree within three years of the occurrence of such damage to restore and reconstruct Unit 1, (v) damage to Unit 1, without restoration or reconstruction having been completed by the expiration of the Minimum Period, such that Unit 1 has a rated capacity of at least 630 megawatts electric, or
(vi) destruction of Unit 1. For purposes of this definition, Final Shutdown pursuant to the foregoing clause (iv) will be deemed to have occurred upon the earlier of (x) the written declaration of the Lessee of its intent not to agree and (y) the expiration of the 3-year period referred to in said clause (iv) without written agreement. Final Shutdown pursuant to the foregoing clause (ii),
(iii)(y) or (V) will be deemed to have occurred on the last day of the Minimum Period.

6091.50.2831.55:2

         Financing Documents shall mean the Collateral Trust Indenture, the Term Note Supplemental Indenture, the Underwriting Agreement, the Term Loan Agreement and the Refunding Supplemental Indenture.

                  Fixed Rate Note shall mean the non-recourse promissory note, to be issued by the Owner Trustee and authenticated by the Indenture Trustee on the Refunding Date to refund the Initial Series Note.

         FNB shall mean the Owner Trustee in its individual capacity, and its successors and assigns.

         Farm U-7D shall mean the. certificate to be filed pursuant to Rule 7(4) of the Holding Company Act for the purpose of exempting the Owner Participant and the Owner Trustee from registration under the Holding Company Act.

         Funding Corp shall mean First PV Funding Corporation, a Delaware corporation.

                  Generating  Unit  shall  mean  Unit  1 or  any  of  the  other
Generating Units (as such term is defined in the ANPP Participation Agreement) constituting PVNGS.

                  Generation Entitlement Share shall have the meaning assigned thereto in the ANPP Participation Agreement and (i) when used in reference to Unit 1, shall mean the Generation Entitlement Share of PNM as the ANPP Participant with respect to its interest in Unit 1, (ii) when used in reference to the undivided Interest, shall mean that portion of the Generation Entitlement Share attributable to the Undivided Interest and (iii) when used in Section 19 of the Facility Lease, shall refer to the Generation Entitlement Share of the Lessee in all Generating Units at PVNGS.

                  Governmental Action shall mean all authorizations, consents, approvals, waivers, exceptions, variances, orders, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental

6O9l.50.2831.55:2

Authority (other than routine reporting requirements the failure to comply with which will not affect the validity or enforceability of any of the Transaction Documents or have a material adverse effect on the transactions contemplated by any Transaction Document or any Financing Document) or any other action in respect of any Governmental Authority and shall include, without limitation, all siting, environmental and operating permits and licenses which are required for the use and operation of Unit 19 including the Undivided Interest and the Real Property Interest.

                Governmental Authority sha11 mean any Federal, state, county, municipal, foreign, international, regional or other governmental authority, agency, board, body, instrumentality or court.

                Holders shall mean the holders of the Notes.

                Holding Company Act shall mean the Public utility Holding Company Act of 1935, as amended.

                  Incipient Extraordinary Nuclear Occurrence shall mean an event causing a discharge or dispersal of nuclear source, special nuclear or nuclear by-product material from its intended place of confinement in amounts off site or on site or causing a radiation level off site or on site which an independent nuclear consultant agreed to by the Lessee and the Owner Participant (or, failing prompt agreement, appointed by the American Arbitration Society) to be substantial and which such consultant determines has resulted in substantial injury to persons on or off the PVNGS Site or substantial damage to property off the PVNGS Site.

                  Indemnitee shall mean the Owner Participant, the Owner Trustee, FNB, the Loan Participant, the stockholder of Funding Corp and its officers and directors, Chemical Bank, the Indenture Trustee, each Holder of a Note from time to time Outstanding, the Collateral Trust Trustee, the Trust, the Trust Estate, the Lease Indenture Estate, the indenture estate under the Collateral Trust Indenture, any Affiliate of any of the foregoing and the

6091.50.2831.55:2
respective successors, assigns, agents, officers, directors or employees of the foregoing, excluding, however, any ANPP Participant other than the Owner Trustee or the Owner Participant.

                  Indenture shall mean the Trust Indenture, Mortgage, Security Agreement and Assignment of Rents, dated as of July 31, 1986, between the Owner Trustee and the Indenture Trustee.

                Indenture Default shall mean an event or condition which, after giving of notice or lapse of time, or both, would become an Indenture Event of Default.

                  Indenture Event of Default shall mean any of the events specified in Section 6.2 of the Indenture.

                  Indenture Trustee shall mean Chemical Bank, a New York banking corporation, not in its individua1 capacity, but solely as Indenture Trustee under the Indenture and each successor trustee and co-trustee thereunder

                  Indenture   Trustee's  counsel  Sha11  mean  Willikie  Farr  &
Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022.

                  Indenture Trustee's Liens shall mean Liens against the Lease Indenture Estate which result from acts of, or any failure to act by, or as a result of claims against, the Indenture Trustee, in its individual capacity, unrelated to the transactions contemplated by the Transaction Documents.

                  Indenture Trustee's Office shall mean the office of the Indenture Trustee located at 55 Water Street, New York, New York 10041, or such other office as may be designated by the Indenture Trustee to the Owner Trustee and each Molder of a Note Outstanding under the Indenture.

6091.50.2831.55:2

                Initial Series Bands sha11 mean the promissory notes of Funding Corp evidencing the loan made to Funding Corp under the Term Loan Agreement, issued, authenticated and delivered under the Term Loan Agreement and the Collateral Trust Indenture, as supplemented by the Term Note Supplemental Indenture.

                  Initial Serie5 Note shall mean the nonrecourse promissory note, substantially in the form of Exhibit A to the Indenture, to be issued by the Owner Trustee and authenticated by the Indenture Trustee on the Closing Date to finance a portion of the Purchase Price.

                Investment shall have the meaning set forth in Section 3 of the Participation Agreement.

                  Investment Company Act shall mean the Investment Company Act of 1940, as amended.

                  IRS shall mean the Internal Revenue Service of the United States Department of the Treasury or any successor agency.

                  Kidder Peabody shall mean Kidder, Peabody & Co. Incorporated.

                  LADWP shall mean the Department of Water and Power of The City of Los Angeles, a department organized and existing under the charter of the City of Los Angeles, a municipal corporation of the State of California.

                  Lease  Indenture  Estate  shall have the  meaning set forth in
Section 2.1 of the Indenture.

                  Lease Tern shall mean the aggregate of the Basic Lease Term and the Renewal Term, if any.

6091.50.2831.55:2

                Lease Termination Date shall mean the last day of the Lease Term (whether occurring by reason of a termination or expiration of the Lease Term)

                  Lessee shall mean Public Service Company of New Mexico, a New Mexico corporation, and its successors and assigns, as lessee under the Facility Lease and as party to the other Transactions Documents and Financing Documents to which it is a signatory.

                  Lessee's FERC Counsel shall mean Newman & Holtzanger, P.C., 1615 L Street, Washington, D.C. 20036.

                  Lessee's General Counsel shall mean Keleher & McLeod, P.A., P.O. Drawer AA, Albuquerque, New Mexico 87103.

                  Lessee's Special Arizona Counsel shall mean Snell & Wilmer, 3100 Valley Bank Center, Phoenix, Arizona 85073.

                  Lessee's   Special  Counsel  shall  mean  Mudge  Rose  Guthrie
Alexander & Ferdon, 180 Maiden Lane, New York, New York 10038.

                  Lessor shall mean the Owner Trustee, as lessor under the Facility Lease, and its successors and assigns.

                  Lessor's Interest shall have the meaning set forth in Section 8(c) (3) of the Participation Agreement.

                  Lessor's  Liens or Owner  Trustee's  Liens  shall  mean  Liens against the Trust Estate or the Lease Indenture Estate (other than Permitted Liens) for which the Lessee is not responsible and which result from acts of, or any failure to act by, or as a result of claims against, FNB or the Lessor, unrelated to the ownership of the Undivided Interest or the Real Property Interest, the administration of the Trust Estate or the transactions contemplated by the Transaction Documents or the Financing Documents.

6091.50.2831.55:2

                License shall mean NRC Facility Operating License No. NPF-41, as the same may be amended, modified, extended, renewed or superseded from time to time.

                  License Expiration Date shall mean the date of expiration of the License.

                  Lien shall mean any mortgage, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

                Loan shall have the meaning set forth in Section 2(a) of the Participation Agreement.

                Loan Participant shall mean Funding Corp.

                  Loan Participant's Counsel shall mean nudge Rose Guthrie Alexander & Ferdon, 180 Maiden Lane, New York, New York 10038.

                  Majority in Interest of Holders of Notes shall mean Holders of a majority in principal amount of all Notes Outstanding under the Indenture at the time of any such determination.

                  Material Project Agreements sha11 mean (i) Nuclear Fuel Contract between APS and Combustion Engineering, Inc. (CE), dated as of August 20, 1973, (ii)nuclear Steam Supply Contract between APS and CE, dated as of August 20, 1973, (iii) Turbine Generator Contract between APS and General Electric Company, dated as of March 21, 1974, (iv) Uranium Enrichment Services Contract between the United States of America (USA) and APS, dated November 15, 1984, and the Associated Supplemental Agreement of Settlement between USA and

6091.50.2831.55:2

APS, dated November 15, 1984, (V) Contract between APS and Westinghouse Electric Corporation for fuel fabrication services for reload batches of nuclear fuel, dated August 7, 1974, as amended, (vi) Agreement for the Sale and Purchase of Waste Water Effluent between the City of Tolleson, APS and Salt River, dated June 12, 1981, (vii) Agreement for Construction of Arizona Nuclear Power Project between Bechtel Power Corporation (Bechtel) and API, dated January 15, 1973,
(viii) Agreement for Engineering and Procurement Services between APS and Bechtel, dated January 15, 1973, and (ix) Option and Purchase of Effluent dated April 23, 1973, among the Cities of Phoenix, Glendale, Mesa, Tempe and Scottsdale, the Town of Youngtown, APS and Salt River.

                  Maximum Option Period shall mean the period, in no event ending after January 15, 2023, determined as provided in section 13(a) of the Facility Lease as of the date of expiration of the Basic Lease Term, (i) at the end of which the residual value of the Undivided Interest (without regard to inflation or deflation from the Closing Date and without regard to the obligation of the Lessee to pay decommissioning costs pursuant to Section 10(b)(3)(xi) of the Participation Agreement, but taking into consideration the existence and effect of the Assignment and Assumption, the ANPP Participation Agreement and the License) shall be equal to at least 20% of Facility Cost, (ii) which, when added to the Basic Lease Term, does not exceed 80% of the economic useful life of the Undivided Interest from the Closing Date and (iii) at the end of which, taking into consideration the existence and effect of the Assignment and Assumption, the ANPP Participation Agreement and the License, the use of the Undivided Interest by any User (in a transaction pursuant to which the Owner
Participant. could realize the amount referred to in clause (i) above) is feasible from an engineering and economic point of view and is commercially reasonable. Unless the period, as computed in accordance with the preceding sentence, shall end on a January 15 or July 15, the final date of the Maximum Option Period shall be the final January 15 or July 15 in the period, as so computed. In no event shall the Maximum Option Period end after the License Expiration Date.

6091.50.2831.55:2

                  Minimum  Net worth  means a Net worth  equal to the greater of
(x)  $700,000,000  and  (y) (1)  $950,000,000  less  (2)  with  respect  to each
Generating Unit as to which PNM shall have entered into one or more transactions constituting sale and leaseback transactions under the ANPP Participation Agreement (including, but without limitation, the transaction contemplated by the Participation Agreement), (A) $50,000,000 (in the case of Unit 1) and $100,000,000 (in the case of each other Generating Unit) times (B) the aggregate percentage of the Lessee's undivided interest in such PVNGS unit subject to such transactions.

                Minimum Period shall mean the shorter of (a) the shorter of (1) an indefinite period unless such period can reasonably be expected to be shorter than the applicable Benchmark Period and (2) an actual period in excess of the applicable Benchmark Period and (b) a period beginning on the date of determination through and including the penultimate day of the Lease Term. The Benchmark Period shall be a period equal to any. 60 consecutive calendar months except that a period of 36 consecutive calendar months shall be applicable with respect to events specified in clause (iii)(y) of the definition of "Final Shutdown" or clause (9)(y) of the definition of "Deemed Loss Event". The period specified in the foregoing clause (a)(l) shall be determined by an independent nuclear consultant agreed to by the Lessee and the Owner Participant, or, failing prompt agreement upon such consultant, appointed by the American Arbitration Society (or comparable or successor organization).

                  Modification Order shall mean: (i) an order modifying the License or the NRC license for either PVNGS Unit 2 or PVNGS Unit 3 effective immediately upon issuance thereof; (ii) an order modifying the License or the NRC license for either PVNGI Unit 2 or PVNGS Unit 3 effective upon the expiration of the time period for a demand for a hearing if such hearing is not

6091.50.2831.55:2
demanded within such period or if the penultimate day of the Lease Term occurs prior to such demand; or (iii) an order modifying the License or the NRC license for either PVNGS Unit 2 or PVNGS Unit 3 effective following a hearing (and not subject to further appeal) or subject to a hearing (or to further appeal) on the penultimate day of the Lease Term.

                  Mortgage Relea5e shall mean the Indentures of Partial Release, to be dated the Closing Date, under and with respect to the Existing Mortgage.

                  Net Economic Return shall mean the after-tax yield and after-tax cash flows (after all Federal, state and local taxes) and the return on investment originally expected by the Owner Participant with respect to the Undivided Interest, utilizing the Pricing Assumptions and the initial computation of Basic Rent, Casualty values, special Casualty values and Termination values derived from such Pricing Assumptions.

                  Net  Worth  means  the  excess  of  assets  over   liabilities
determined by the Lessee's auditors on the basis of generally accepted accounting principles.

                  New Mexico order shall mean the order issued by the NMPSC on November 27, 1985, as amended by Order Adopting Errata Notice issued on November 30, 1985, in Case No. 1995, approving, among other things, the terms of the Facility Lease and the execution and delivery of the Facility Lease by PNM.

                  New Mexico Public Utility Act shall mean the New Mexico Public Utility Act, as amended.

                  NMPSC shall mean the New Mexico Public service Commission established pursuant to Section 62-5-1 of New Mexico Statutes Annotated, 1978.

6091.50.2831.55:2

                  Non-Burdensome Regulation sha11 mean (i) regulation to which the Owner Participant or the Owner Trustee is otherwise subject by reason of its lease financing or other activities unrelated to the transactions contemplated by the Transaction Documents, (ii) ministerial regulatory requirements which do not impose limitations or regulatory requirements on the business or activities of the Owner Participant and which are deemed, in the reasonable discretion of the Owner Participant, not to be burdensome, (iii) regulation resulting from any possession of the Undivided Interest on or after the Lease Termination Date or
(iv) regulation of the Owner Trustee which would be terminated by the appointment of a successor Owner Trustee or a co-Owner Trustee pursuant to the terms of the Trust Agreement.

                  Nonseverable,   when  used  with   respect   to  any   Capital
Improvement, shall mean any Capital Improvement which is not a Severable Capital Improvement.

                  Noteholder shall mean any Holder from time to time of a Note Outstanding under the Indenture.

                  Notes shall mean the (i) Initial Series Note and (ii) Fixed Rate Note and any other Additional Notes

                  Notice of Closing shall have the meaning set forth in Section 5(a) of the Participation Agreement.

                  NRC shall mean the Nuclear Regulatory Commission of the United States of America or any successor agency.

                NRC Order shall mean the Order of the NRC in the matter of Arizona Public Service Company, et al. (Palo Verde Nuclear Generating Station, Unit 1); Application In Respect Of A Sale And Leaseback Financing Transaction By Public Service Company Of New Mexico (Docket No. STN 50-528), December 12, 1985.

6091.50.2831.55:2

                Nuclear Incident shall mean any occurrence causing bodily injury, sickness, disease, or death, or loss of or damage to, property, or the loss of use of property, arising out of or resulting from the radioactive, toxic, explosive or other hazardous properties of nuclear source, special nuclear or nuclear by-product material.

                Officers' Certificate shall mean a certificate signed by the President or any vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Person with respect to which such term is used.

                  Operating Agent shall have the meaning assigned thereto in the ANPP Participation Agreement.

                Original of the Facility Lease shall mean the fully executed counterpart of the Facility Lease, marked "This Counterpart is the Original Counterpart", pursuant to Section 22(e) of the Facility Lease and containing the receipt of the Indenture Trustee.

                  Outstanding, when used with respect to Notes, shall mean, as of the date of determination, all such Notes theretofore issued, authenticated and delivered under the Indenture, except (a) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, (b) Notes or portions thereof for the payment of which the Indenture Trustee holds (and has notified the holders thereof that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due, (C) Notes or portions thereof which have been pledged as collateral for any obligations of the obligor thereof to the extent that an amount sufficient to make full payment of such obligations when due has been deposited with the pledgee of such Notes for the purpose of holding such amount in trust for the payment of such obligations in accordance with the indenture or agreement under which such obligations are secured and (d) Notes in exchange for, or in lieu of, which other Notes have been issued, authenticated and delivered pursuant to the

6091.50.2831.55:2

Indenture; provided, however, that any Note owned by the Lessee or the Owner Trustee or any Affiliate of either thereof shall be disregarded and deemed not to be Outstanding for the purpose of any Directive.

                Overdue Interest Rate shall mean the weighted average rate per annum of interest payable with respect to overdue payments of principal on the Notes Outstanding, computed as act forth in such Notes.

                Owner Participant shall mean Chase Manhattan Realty Leasing Corporation, a New York corporation, and the successors and assigns of such Person in accordance with the Trust Agreement and the Participation Agreement.

                  Owner Participant's Liens shall mean Liens against the Trust Estate or the Lease Indenture Estate (other than Permitted Liens) for which the Lessee is not responsible and which result from acts of, or any failure to act by, or as a result of claims against, the Owner Participant unrelated to the transactions contemplated by the Transaction Documents or the Financing Documents -

                  Owner Participant's Special Arizona Counsel shall mean Meyer, Hendricks, Victor, Osborne & Maledon, 2700 North Third Street, Suite 4000, Phoenix, Arizona 85004.

                  Owner Participant's Special NRC Counsel shall mean Shaw, Pittman, Potts & Trowbridge, 1800 M Street, N.W., Washington, D.C. 20036.

                  Owner Participant's Special New Mexico Counsel shall mean Rodey, Dickason, Sloan, Akin & Robb, P.A., 20 First Plaza, Suite 700, Albuquerque, New Mexico 87103.

                  Owner Participant's Special Counsel shall mean Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York, 10005.




                                      -33-
                                        I
6091.50.2831.55:2

                  Owner Trustee shall mean The First National Bank of Boston, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, and each successor as trustee, separate trustee and co-trustee thereunder.

                  Owner Trustee's Counsel shall mean Csaplar & Bok, 1 Winthrop Square, Boston, Massachusetts 02110.

                Participation Agreement Sha11 mean the Participation Agreement, dated as of July 31, 1986, among the Owner Trustee, the Indenture Trustee, Funding Corp, the Owner Participant and PNM.

                Penalty Rate shall mean the greater of 2% per annum in excess of the Prime Rate and 2% per annum in excess of the weighted average rate of interest on the Bonds.

         Permitted Liens shall mean (i) the respective rights and interests of the Lessee, the Owner Participant, the Lessor, the Loan Participant and the Indenture Trustee, as provided in the Transaction Documents; (ii.) the rights of any sublessee or assignee under a sublease or an assignment permitted by the terms of the Facility Lease; (iii) the Lien of the Existing Mortgage on the leasehold estate under the Facility Lease; (iv) Liens for taxes either not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, so long as such proceedings shall not (x) involve any danger of the sale, forfeiture or loss of the undivided Interest or the Real Property Interest or any part thereof or interest therein of the Lessor or the Owner Participant, (y) interfere with the use, possession or disposition of the Undivided Interest or the Real Property Interest, or any part thereof or interest therein, or (a) impair payment of Rent; (V) inchoate materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehouse-men's, or other like Liens arising in the ordinary course of business for PVNGS, and not delinquent; (vi) Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens; (vii) choate Liens that have


                                      -34-

6091.50.2831.55:2
been bonded for the full amount in dispute or as to which other satisfactory security arrangements shall have been made and which are being contested diligently by the appropriate party in good faith and by appropriate proceedings so long as such proceedings shall not violate clause (x), (y) or (z) of clause
(iv) above; (viii) choate Liens of any of the types described in clause (v) above that have been bonded for the full amount in dispute or as to which other satisfactory security arrangements shall have been made and which arise out of judgments or awards and with respect to which (A) an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves shall have been provided as required by generally accepted accounting principles and (B) there shall have been secured a stay of execution pending such appeal or proceeding for review, so long as such proceedings shall not violate clause (x), (y) or (z) of clause (iv) above; (ix) the rights and interests of the Lessee under the Assignment and Assumption; (x) the rights of the NRC under the License; (xi) the rights of the ANPP Participants (other than (i) the Lessee and (ii) any Person who shall become an ANPP Participant in respect of the Undivided Interest and the Real. Property Interest) under the ANPP Participation Agreement or any other AMP? Project Agreement; and (xii) Liens on the undivided ownership interests in Unit 1 of the ANPP Participants and other Persons (other than the Lessee).

                  Person shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

                  PNM' shall mean Public Service Company of New Mexico, a New Mexico corporation.

                  Price-Anderson Act shall mean the Price-Anderson Act, Pub. L. No. 85-256, 71 Stat. 576 (1957), as amended to the Closing Date.




                                      -35-

6091.50.2831.55:2

                  Pricing Assumptions shall mean the pricing assumptions set forth in Schedule 2 to the Participation Agreement.

                  Prime Rate shall mean the rate of interest per annum equal to the prime commercial rate of The Chase Manhattan Bank (National Association), as announced from time to time at its principal office in New York, New York, in effect from time to time.

                Project Insurance shall have the meaning assigned thereto in the ANPP Participation Agreement.

                  Project Manager shall have the meaning assigned thereto in the ANPP Participation Agreement.

                  Purchase Documents shall mean the Bill of Sale, the Deed and the Assignment of Beneficial Interest and such other documents as the Owner Participant, the Owner Trustee, the Indenture Trustee, the Loan Participant or their respective counsel shall deem desirable to convey good and marketable title to the Undivided Interest and the Real Property Interest to the Trust.

                  Purchase Price shall have the meaning set forth in section 4(a) of the Participation Agreement.

                  PVNGS shall mean the. Arizona Nuclear Power Project, as that term is defined in the ANPP Participation Agreement.

                  PVNGS Site shall mean the interest in the Arizona land trust and the real property described in Exhibit A to the Bill of Sale.

                  Real  Estate  Investment  shall have the  meaning set forth in
Section 3 of the Participation Agreement.







                                      -36-
6091.50.2831.55:2

                  Real Property Interest shall mean the right, title and interest of the Owner Trustee acquired pursuant to the Deed and the Assignment of Beneficial Interest

                Reasonable Basis for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association.

                  Refunding Bonds shall mean Funding Corp's Lease Obligation Bonds series 19863, issued, authenticated and delivered under the Collateral Trust Indenture, as supplemented by the Refunding supplemental Indenture, as described in the Underwriting Agreement.

                Refunding Date shall mean the date of issuance of the Refunding Bonds.

                  Refunding Loan shall have the meaning set forth in section 2(c) of the Participation Agreement.

                  Refunding Supplemental Indenture shall mean the Refunding Bond Supplemental Indenture, among PNM, Funding Corp and the Collateral Trust Trustee, supplementing the Collateral Trust Indenture and providing, among other things, for the issuance of the Refunding Bonds.

                  Registration Statement shall mean the registration statement on Form 8-3 (rile No. 33-2031), as amended, and any other similar registration statement, including all exhibits and all documents incorporated in the Registration Statement by reference, filed with the SEC under the Securities Act in connection with the offer, issue and sale of the Refunding Bonds.







                                      -37-

6091.50.2831.55:2

                  Regulations shall mean the income tax regulations issued, published or promulgated under the Code.

                  Renewal Tern shall have the meaning set forth in section 12 of the Facility Lease.

                Rent shall mean Basic Rent and Supplemental Rent.

                  Rent Differential shall have the meaning set forth in section 3(h) of the Facility Lease.

                  Requisition of Title shall mean any circumstance or event in consequence of which Unit 1 or the Undivided Interest shall be condemned or seized or title thereto shall be requisitioned or taken by any Governmental Authority under power of eminent domain or otherwise and all administrative or judicial appeals opposing such condemnation, seizure or taking shall have been exhausted or the period for such appeal shall have expired.

                  Requisition of Use shall mean any circumstance or event in consequence of which the use of Unit 1 or the Undivided Interest shall be requisitioned or taken by any Governmental Authority under power of eminent domain or otherwise, other than a Requisition of Title.

                  Responsible Officer shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Transaction Document, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements with respect thereto.







                                      -38-

6091.59.2831.55:2

                  Retained Assets shall mean (i) the Lessee's ownership interest in PVNGS other than the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest1 (ii) Severable Capital Improvements title to the undivided interest in which is retained by the Lessee in accordance with
Section 2(e) of the Facility Lease, and (iii) any additional interest in and to PVNGS (other than the Undivided Interest, the related Generation Entitlement Share and the Real Property Interest) to which the Lessee becomes entitled in consequence of sections 16.2 or 23.5 of the ANPP Participation Agreement (except as otherwise provided in Section 5(a) or 19 of the Facility Lease).

                Sale Proceeds shall mean, with respect to any sale of the Undivided Interest and the Real Property Interest by the Lessor to any Person other than the Lessee, the gross proceeds of such sale payable in cash, less all costs and expenses whatsoever incurred by the Lessor and the Owner Participant in connection therewith.

                Salt  River   shall  mean  Salt   River   Project   Agricultural
Improvement and Power District, an Arizona agricultural improvement district.

                SCPPA shall mean southern California Public Power Authority, a California joint powers agency (doing business in Arizona as Southern California Public Power Authority Association)

                  SEC shall mean the Securities and Exchange Commission of the United States of America or any successor agency.

                  Section 6(c) Application shall mean Funding Corp's Application for an Order under Section 6(c) of the Investment Company Act of 1940 Exempting First PV Funding Corporation from All Provisions of such Act, as filed with the SEC on September 20, 1985, as amended by an Amendment No. 1 thereto dated November 8, 1985 and Amendment No. 2 thereto dated November 25, 1985.



                                      -39-
6091.50.2831.55:2

                Securities Act shall mean the securities Act of 1933, as amended.

                Securities Exchange Act sha11 mean the Securities Exchange Act of 1934, as amended.

                Severable when used with respect to any Capital Improvement, shall mean any Capital Improvement which can be removed from Unit 1 without materially damaging Unit 1 or materially diminishing or impairing the value, utility or condition which Unit 1 would have had if the applicable Capital Improvement had not been made

                Share shall mean a percentage equal to the percentage of Undivided Interest in Unit 1 or the Common Facilities, as the context so requires.

                  Southern California shall mean Southern California Edison Company, a California corporation.

                  Special Casualty Value shall mean (i) during the Basic Lease Term, the percentage of Facility Cost set forth opposite such date in Schedule 2 to the Facility Lease and (ii) during the Renewal Term, the amount determined by amortizing ratably the Fair Market Sales Value of the Undivided Interest as of the day following the last day of the Basic Term in monthly steps over the remaining term of the License determined pursuant to Section 13(a) of the Facility Lease. Anything contained in the Facility Lease to the contrary notwithstanding, Special Casualty value shall be, when added to all other amounts which the Lessee is required to pay under Section 9(d) of the Facility Lease (taking into account any assumption of the Notes by the Lessee), under any circumstances and in any event, in an amount at least sufficient to pay in full, as of any date of payment, the aggregate unpaid principal amount of all Notes Outstanding at the close of business on such date, together with accrued and unpaid interest on such Notes.

6091.50.2831.55:2

                  Special  Purchase  Event shall have the meaning  specified  in
Section 13(c) of the Facility Lease.

                  Substituted  Lessee  shall  have  the  meaning  specified  in.
section 6.8(c) of the Indenture.

                  Supplemental   Financing   shall  mean  a  financing   of  the
Supplemental Financing Amount of Capital improvements made pursuant to Section 8(f) of the Facility Lease.

                  Supplemental Financing Amount sha11 mean that portion of 1.133333% of the cost of a Capital Improvement to Unit 1 and .377777% of the cost of a Capital Improvement to the Common Facilities that shall not exceed (i) the amount of the increase, if any, in the Owner Participant's basis in the Undivided Interest for purposes of section 1012 of the Code as a result of such Capital Improvement less (ii) the amount of the related Additional Equity Investment of the Lessor, if any.

                Supplemental Rent shall have the meaning set forth in Section 3(b) of the Facility Lease.

                  Surviving Lessee shall have the meaning specified in Section 10(b)(3)(ii) of the Participation Agreement.

                  Tax shall mean any and all fees (including, without limitation, documentation, recording, filing, license and registration fees), taxes (including, without limitation, net income, franchise, value added, advalorem, gross income, gross receipts, sales, use, property, personal and real, tangible and intangible, excise, and stamp taxes), levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever, general or specific, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon.

6091.50.2831.55:2

                  Tax  Assumptions  shall  mean  the  assumptions  set  forth in
Section 1(a) of the Tax Indemnification Agreement, with respect to the Federal income tax consequences of the transactions included or reflected in the Pricing Assumptions.

                  Tax    Indemnification    Agreement   shall   mean   the   Tax
Indemnification Agreement, dated as of July 31, 1986, between PNM and the Owner Participant.

                  Term Loan Agreement shall mean the Term Loan Agreement dated as of July 31, 1986 among Funding Corp, PNM and the bank named on the signature page thereto.

                  Term Note Supplemental Indenture shall mean the Series 1986A Term Note Supplemental Indenture dated as of July 31, 1986 among PNM, Funding Corp and the Collateral Trust Trustee, supplementing the' Collateral Trust Indenture and providing, among other things, for the issuance of the Initial Series Bonds.

                  Termination Date shall have the meaning set forth in Section 14(a) of the Facility Lease.

                  Termination Event shall mean any early termination of the Facility Lease in accordance with Section 14 thereof.

                Termination Notice shall have the meaning set forth in Section 14(a) of the Facility Lease.

                  Termination  Obligation  shall have the  meaning  set forth in
Section 15.10.2 of the ANPP Participation Agreement (or any comparable successor provision).

                  Termination Value, as of any Basic Rent Payment Date during the Basic Lease Term, shall mean the percentage of Facility Cost set forth opposite such Basic Rent Payment Date in Schedule 3 to the Facility Lease.
Anything contained in the Facility Lease to the contrary notwithstanding, Termination value shall be, when added to all other amounts which the Lessee is required to pay under Section 14 of the Facility Lease,

6091.50.2831.55:2
under any circumstances and in any event, in an amount at least sufficient to pay in full as of any Basic Rent Payment Date the aggregate unpaid principal amount of all Motes Outstanding at the close of business on such date, together with accrued and unpaid interest on such Notes'.

                  Transaction Documents shall mean the Participation Agreement, the Facility Lease, the Trust Agreement, the Indenture, the Extension Letter, the Tax Indemnification Agreement, the Mortgage Release, the Assignment and Assumption, each Purchase Document and the Notes.

                  Transaction  Expenses  shall  have the  meaning  set  forth in
Section 14(a) of the Participation Agreement.

                  Transfer shall mean the transfer, by bill of sale or otherwise, by the Lessor of all the Lessor's right, title and interest in and to the Undivided Interest and the Real Property Interest and under the Assignment and Assumption on an "as is, where is" basis, free and clear of all Lessor's Liens and Owner Participant's Liens but otherwise without recourse, representation or warranty (including an express disclaimer of representations and warranties in a manner 'comparable to that set forth in the second. sentence of Section 6(b) of the Facility Lease), to9ether with the due assumption by the transferee of, and the due release of the Lessor from, all the Lessor's obligations under the Assignment and Assumption and the Assignment of Beneficial Interest by an instrument or instruments satisfactory in form and substance to the Lessor and the Owner Participant.

                Transferee shall have the meaning assigned thereto in Section 15 of the Participation Agreement.

                Trust shall mean the trust created by the Trust Agreement.

6091.50.2831.55:2

                  Trust Agreement shall mean the Trust Agreement, dated as of July 31, 1986, between the Owner Participant and FNB.

                Trust Estate shall have the meaning set forth in section 2.03 of the Trust Agreement.

                  Trust Indenture Act shall mean the Trust Indenture Act of 1939, as amended.

                  Trustee's Expenses shall mean any and all liabilities, obligations, costs, compensation, fees, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever (other than such amounts as are included in Transaction Expenses) which may be imposed on, incurred by or asserted against the Indenture Trustee or any of its agents, servants or personal representatives, in any way relating to or arising out of the Indenture, the Lease Indenture Estate, the Participation Agreement or the Facility Lease, or any document contemplated thereby, or the performance or enforcement of any of the terms thereof, or in any way relating to or arising out of the administration of such Lease Indenture Estate or the action or inaction of the Indenture Trustee under the Indenture; provided, however, that such amounts shall not include any Taxes or any amount expressly excluded from the Lessee's indemnity obligations pursuant to section 13(a) or 13(b) of the Participation Agreement

                  UCC  or  Uniform   Commercial  code  shall  mean  the  Uniform
Commercial Code as in effect in any applicable jurisdiction.

                  Underwriting Agreement shall mean the agreement among Funding Corp, PNM, Kidder Peabody, Goldman, Sachs & Co. and Drexel Burnham Lambert Incorporated (both acting either as underwriters or representatives of the underwriters named therein) relating to the purchase, sale and delivery of the Refunding Bonds and any applicable pricing agreements.

6091.50.2831.55:2

                Underwriters' counsel shall mean Wilikie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022.

                  Undivided Interest shall mean a 1.133333% undivided interest in Unit 1 and a .377777% undivided interest in Common Facilities; the owner of the Undivided Interest shall be a tenant-in-common with the owner. (including PNM, if it should be such an owner) of all other undivided interests in Unit 1 and the Common Facilities. Unless the context otherwise requires, Undivided Interest includes an appropriate portion of Generation Entitlement Share.

                  Undivided Interest Indenture Supplement shall mean the supplement to the Indenture substantially in the form of Exhibit C thereto pursuant to which the Owner Trustee causes the Undivided Interest and the Real Property Interest to be subjected to the Lien of the Indenture.

                  Undivided Interest Percentage shall mean the respective percentages identified as such on Schedule 2 to the Participation Agreement; provided, however, that in respect to the portion of Unit 1 constituting Common Facilities, the Undivided Interest Percentage shall be a percentage equal to one-third of the percentage identified on Schedule 2, to the Participation Agreement with respect to Unit 1.

                  Uniform System of Accounts shall mean the Uniform System of Accounts prescribed for Public Utilities and Licensees subject to the provisions of the Federal Power Act (Class A and Class B), 18 CFR 101, as in effect on the date of execution of the Participation Agreement, as amended or modified from time to time after such date.

                  Unit 1 shall mean the 1,270 megawatt unit commonly known as Unit 1 at the Palo Verde Nuclear Generating Station, all as more fully described in Item A of Exhibit I to the Bill of Sale, together with all Capital Improvements thereto, but excluding all common facilities.

6091.50.2831.55:2

                  Unit 1 Decommissioning Costs Sha11 mean approximately $23,000,000 (1986 dollars) (or such other amount as shall be determined by the Lessee, in good faith, in accordance with prudent utility practice) adjusted annually on the last day of each calendar year, for inflation using an inflation rate twice that indicated by the change in the Consumer Price Index published by the U. S. Department of Labor, Bureau of Labor Statistics for such calendar year, such adjustment to take effect on the first day of the succeeding calendar year.

                Unit 1 Retained Assets shall mean (i) all resident fuel assemblies, equipment and personal property constituting part of the Generating Unit (as defined in the ANPP Participation Agreement) designated as Palo Verde Nuclear Generating Station Unit 1 (other than common facilities) owned by the Lessee but excluded from Unit 1 as set forth in Item A of Exhibit B to the Bill of Sale and (ii) a one-third interest in all equipment and personal and real property constituting PVNGS common facilities under the ANPP Participation Agreement owned by the Lessee but excluded from the Common Facilities as set forth in Item B of Exhibit B to the Bill of Sale.

                  User shall mean a Person unrelated to PNM (within the meaning of Section 318 of the Code) possessing the Undivided Interest after the tease Termination Date.

6091.50.2831.55:2

================================================================================
                                 AMENDMENT NO.1

                          Dated as of November 18, 1986

                                       to

               PARTICIPATION AGREEMENT Dated as to July 31, 1986

                                      among

                   CHASE MANHATTAN REALTY LEASING CORPORATION,
                              as Owner Participant

                          FIRST PV FUNDING CORPORATION,
                               as Loan Participant

                       THE FIRST NATIONAL BANK OF BOSTON,
                 in its individual capacity and as Owner Trustee
                            under a Trust Agreement,
                           dated as of July 31, 1986,
                  with the Owner Participant, as Owner Trustee

                                 CHEMICAL BANK,
               in its individual capacity and as Indenture Trustee
              under a Trust Indenture, Mortgage, Security Agreement
               and Assignment of Rents, dated as of July 31, 1986
                  with the Owner Trustee, as Indenture Trustee

                                       and

                      PUBLIC SERVICE COMPANY OF NEW MEXICO,
                                    as Lessee

================================================================================

                 Sale and Leaseback of an Undivided Interest in
                  Palo Verde Nuclear Generating Station Unit 1
                      and Certain Related ommon Facilities

================================================================================


6091.CHASE.DEBT.181A.1

                AMENDMENT NO. 1, dated as of November 18, 1986, to the Participation Agreement, dated as of July 31, 1986, among CHASE MANHATTAN REALTY LEASING CORPORATION, a New York corporation (the Owner Participant), FIRST PV
FUNDING CORPORATION, a Delaware corporation (the Loan Participant THE FIRST NATIONAL BANK OF BOSTON, a national banking association, in its individual capacity (FNB) and as Owner Trustee (the Owner Trustee) under a Trust Agreement, dated as of July 31, 1986, with the Owner Participant, CHEMICAL BANK, a New York banking corporation, in its individual capacity (Chemical Bank) and as Indenture Trustee (the Indenture Trustee) under a Trust Indenture, Mortgage, Security Agreement and Assignment of Rents, dated as of July 21, 1986, with the Owner Trustee, and PUBLIC SERVICE COMPANY OF NEW Mexico, a New Mexico corporation (the Lessee).

                              W I T N E S S E T H:

                WHEREAS, the Owner Participant, the Loan Participant, the Owner Trustee, the Indenture Trustee and the Lessee have previously entered into a Participation Agreement dated as of July 31, 1986 (the Participation Agreement);

                WHEREAS, the Initial Series Note was issued by the Owner Trustee in connection with the acquisition of the Undivided interest;

                WHEREAS, Section 2(c) of the Participation Agreement provides for a refunding of the Initial Series Note upon the satisfaction of the conditions set forth in Sections 2(c) and 11(c) of the Participation Agreement;

                WHEREAS, the parties hereto wish to refund the Initial Series Note;

                WHEREAS, such refunding of the Initial Series Note necessitates this Amendment No. 1 to the Participation Agreement (Amendment No. 1);

                WHEREAS, Section l0.l(viii) of the Indenture provides, among other things, that the Owner Trustee and Indenture Trustee may, without the consent of the Holders of Notes Outstanding, execute a supplement to the Indenture in order, among other things, to evidence the issuance of and to provide the terms of Additional Notes;

6091.CHASE.DEBT.181A.1

                WHEREAS, the Owner Trustee and the Indenture Trustee intend to execute Supplemental Indenture No. 1, dated as of November 18, 1986 (Supplemental Indenture No. 1), to the indenture, providing, among other things, for the issuance under the Indenture of the Fixed Rate Notes (as defined in Supplemental Indenture No. 1), to the Indenture, providing, among other things, for the issuance under the Indenture of the Fixed Rate Notes (as defined in Supplemental Indenture No. 1);

                WHEREAS, Section 10.2(ii) of the Indenture provides, among other things, that, upon receipt of a written instruction from the Lessee and the Owner Trustee, the indenture Trustee shall consent to certain amendments to the Facility Lease: and

                WHEREAS, the Owner Trustee and the Lessee intend to execute Amendment No. 1, dated as of November 18, 1986 (Lease Amendment No. 1), to the Facility Lease, to amend Section 3(a) thereof and the schedules thereto;

                NOW, THEREFORE in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                SECTION 1. Definitions; Amendment.

                  (a) Definitions. Except as otherwise defined herein and in the recitals, capitalized terms used herein shall have the respective meanings set forth in Appendix A to the Participation Agreement.

                  (b) Amendment to Tax Indemnification  Agreement. The fact that an amendment to the Tax Indemnification Agreement is contained in this Amendment No 1 to the Participation Agreement does not mean that the consent or agreement of any party to this Amendment No. 1 to the Participation Agreement other than the Lessee and the Owner Participant is required to amend the Tax Indemnification Agreement at this time or at any time in the future. The Lessee and the Owner Participant hereby amend Section 1(a) (11) of the Tax Indemnification Agreement to read in its entirety as follows:

        "(11) Without giving effect to any credits against tax, the Owner Participant's (i) marginal federal rate of income tax is 46% in 1986, 39.950685% in 1997 and 34% in 1988 and (ii) New York State and New York City rates of income tax are 9% and 9%, respectively."


                                       -2-

6091.CHASE.DEBT. 181A:1

                SECTION 2. Implementation.

                (a) Forms. The forms of Supplemental Indenture No. 1 and Lease Amendment No. 1 are attached hereto as Exhibit. A and B, respectively. All blanks in Supplemental Indenture No. 1 and Lease Amendment No. 1 shall be appropriately filled in or completed, all in a manner consistent therewith and with the Transaction Documents and the Financing Documents.

                (b) Request by the Owner Participant. In accordance with Section
2.01 of the Trust Agreement, the Owner Participant hereby requests that the Owner Trustee (i) execute and deliver this Amendment No. 1, Supplemental Indenture No. 1 and Lease Amendment No. 1 (collectively, the Refunding
Amendments); (ii) execute the Fixed Rate Notes and. request the Indenture Trustee to authenticate and deliver the Fixed Rate Notes pursuant to Section 3.5(2) of the Indenture; and (iii) execute and deliver all other agreements, instruments and certificates contemplated by the Transaction Documents, the Financing Documents and the Refunding Amendments.

                (c) Instruction and Consent. The Lessee and the Owner Trustee hereby instruct the Indenture Trustee (i) to consent to Lease Amendment No. 1, and the Indenture Trustee so consents, and (ii) to execute Supplemental Indenture No. 1, all in accordance with section 10.2 of the Indenture.

                (d) Recordations and Filings. The Lessee agrees that it shall cause to be made the recordations and filings set forth in Schedule 1 hereto and represents that such filings and recordations are all the recordations and filings that are necessary in order to preserve, protect and perfect the Owner Trustee's rights and interests under the Facility Lease, as amended by Lease
Amendment No. 1, and the first and prior security interest of the Indenture Trustee in the Lease Indenture Estate under the Indenture, as amended by Supplemental Indenture No. 1.



                                       -3-
6091.CHASE.DEBT.l81A:l

                (e) Refunding of Bonds. The Loan Participant agrees that, unless it obtains the written consent of the Owner Participant, (1) it will refund its Lease Obligation Bonds, series 19863 (the Bonds), issued pursuant to the Series 1986B Bond Supplemental Indenture, dated as of November 18, 1986 (the series 1986B Bond Supplemental Indenture), only in connection with the refunding of an equal principal amount of the Pledged Lessor Notes identified in Schedule 2 to the series 19863 Bond Supplemental Indenture (the Pledged Lessor Notes) , or, to the extent that the Lessor Notes described in Schedule 3 to such Series 19863 Bond Supplemental Indenture (the Lessor Notes) are subjected to the lien of the Collateral Trust Indenture, in connection with the refunding of an equal principal amount of such Lessor Notes and (2) subsequent to any Lessor Notes being subjected to the lien of the Collateral Trust Indenture, or, if the Lessor Notes are not so subjected, a mandatory redemption of Bonds pursuant to Section
1.04 (a) of the Series 19863 Bond Supplemental Indenture, the principal amount of Pledged Lessor Notes bearing interest at the rates per annum of 8.05%, 8.95% and 10.15% respectively, and Lessor Notes, if any, bearing interest at the rates per annum of 8.05%, 8.95% and 10.15%, respectively, shall not be less than the principal amount of Bonds bearing interest at the rates per annum of 8.05%, 8.95% and 10.15% respectively.

                  (f) Reoptimization of the Notes. If the Lessee, in a timely manner, provides the Owner Trustee and the Owner Participant with information sufficient for the Owner Trustee to direct the adjustments described in Section 2(b) of Supplemental Indenture No. 1, together with a certificate (in form and substance reasonably satisfactory to the Owner Participant) to the effect that such adjustments minimize the aggregate increase in Basic Rent occurring as a result of the operation section 3(d) of the Facility Lease, the Owner Trustee shall deliver to the Indenture Trustee a certificate pursuant to such Section 2(b). Notwithstanding the foregoing, the Owner Participant, the Indenture Trustee and the Owner Trustee may rely on such certificate and shall have no obligation to verify the same.

                 (g) Payment of Transaction Expenses. The Owner Participant shall pay to the Owner Trustee on the Refunding Date the sum of $100,000 to be disbursed by the Owner Trustee on account of Transaction Expenses as contemplated by section 14 of the Participation Agreement.



                                       -4-

609l.CHASE.DEBT. 18lA: 1

                 SECTION 3. Miscellaneous.

                (a) Execution. This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Although this Amendment No. 1 is dated as of the date first above written for convenience, the actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, and this Amendment No. 1 shall be effective on the latest of such dates.

                (b) Governing Law. This Amendment No. 1 has been negotiated and delivered in the State of New York and shall be governed by, and be construed in accordance with, the laws of the State of New York.

                (c) Responsibility Far Recitals. The recitals contained herein shall be taken as the statements of the Lessee, and the other parties hereto assume no responsibility for the correctness of the same.














                                      -5-



6O91.CHASE.DEBT. 18lA: 1

                IN WITNESS WHEREOF, the parties hereto have each caused this Amendment No. 1 to the Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the dates set forth below.


                                       CHASE MANHATTAN REALTY
                                       LEASING CORPORATION



                                       By
                                          ---------------------------
                                              Vice President

                                       Date:  November 25, 1986


                                       FIRST PV FUNDING CORPORATION


                                       By
                                           --------------------------
                                                  President

                                       Date:  November 25, 1985


                                       PUBLIC SERVICE COMPANY
                                            OF NEW MEXICO


                                       By:
                                            -------------------------
                                               Vice President and
                                              Corporate Controller

                                       Date:  November 25, 1986










                                       -6-
6091.CHASE.DEBT.181A:l

                                            THE FIRST NATIONAL BANK OF BOSTON;
                                              in itsindividual capacity and
                                              as Owner Trustee

                                             By:
                                                 ---------------------------
                                                   Assistant Vice President


                                             Date:  November 25, 1986



                                             CHEMICAL BANK, in its individual
                                               capacity and as Indenture Trustee


                                             By:
                                                  --------------------------
                                                    Authorized Officer


                                             Date:  November 25, 1986



















                                       -7-

6O91.CHASE.DEBT.181A:l

                                   Schedule 1
                                       to
                                 Amendment No.1
                                       to
                             Participation Agreement

                             RECORDATONS AND FILINGS
Part I.  Recordations.

         County Recorder, Maricopa County, Arizona:

                (i)  Amendment No. 1 to the Facility Lease; and

               (ii)  Supplemental Indenture No. 1 to the Indenture.


Part II.  Filings.

                  (a) Separate financing statement amendments naming PNM as "Lessee" and the Owner Participant's Owner Trustee as "Lessor", and the Indenture Trustee, as Assignee of the Owner Trustee, with respect to the Facility Lease, as amended by Lease Amendment No. 1, to be filed in the records of:

                        (1) the Secretary of State of the State of Arizona (regular and public utility filings);

                        (2)  the Clerk of Maricopa County, Arizona;

                        (3)  the  Secretary of State of the State of New Mexico;
                             and

                        (4)  the Clerk of Bernalillo County, New Mexico.

                  (b) Separate financing statement amendments naming the Owner Trustee as "Debtor" and the Indenture Trustee as "Secured Party", with respect to the Indenture, as amended by Supplemental Indenture No. 1, to be filed in the records of:

                         (1)  the Secretary of State of the State of Arizona;


6O9l.CHASE.DEBT. 181A: 1

                         (2)  the Clerk of Maricopa County, Arizona;

                         (3) the Secretary of State of the State of New Mexico and

                         (4)  the Clerk of Bernalillo County, New Mexico.

                  (c) A financing statement amendment naming the Owner Trustee as "Debtor" and the Indenture Trustee as "Secured Party" with respect to the Indenture, as amended by Supplemental Indenture No. 1, to be filed with the Secretary of State of the Commonwealth of Massachusetts.

                  (d) Separate financing statement amendments naming Funding Corp. as "Debtor" and the Collateral Trust Trustee as "Secured Party", and listing, as collateral covered thereby, the "Pledged Property" under the Collateral Trust Indenture, as amended and supplemented, to be filed in the records of:

                         (1)  the Secretary of State of the State of Arizona;

                         (2)  the County Clerk of Maricopa County, Arizona;

                         (3) the Secretary of State of the State of New Mexico; and

                         (4)  the County Clerk of Bernalillo County, New Mexico.

                  (e) Supplemental Indenture No. 1 to the Indenture, to be filed with the Secretary of State of the State of New Mexico, under the Public Utility Act.













                                       -2-

6O9l.CHASE.DEBT. l8lA:l

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                 Alvarado Square
                          Albuquerque, New Mexico 87158



                                              November 25, 1986


Chase Manhattan Realty Leasing Corporation
One Chase Manhattan Plaza
New York, New York 10005

                           Current Pricing Assumptions
               Participation Agreement dated as of July 31, 1986,
                                   as amended

Dear Sirs:

Attached hereto as Schedule 1 is a list of the Current Pricing Assumptions used in connection with the adjustment to Basic Rent, Casualty Values, Special Casualty Values and Termination Values agreed to in connection with the transactions consummated on November 25, 1926, with respect to the above-captioned Participation Agreement and the Facility Lease, as amended, and the Indenture, as amended, referred to therein.

We understand that the Current Pricing Assumptions reflected on Schedule 1 hereto may not be amended without your prior written consent.

                                          Sincerely,

                                          PUBLIC SERVICE COMPANY OF NEW MEXICO

                                          By:   /s/ B. D. Lackey
                                               -------------------------------
                                                    Vice President and
                                                   Corporate Controller

6091.CHASE.DEBT.l81P:l

                                   SCHEDULE 1

                           CURRENT PRICING ASSUMPTIONS

                  Basic Rent, Casualty Values, Special Casualty Values and Termination Values, as set forth in the Facility Lease, as amended by Amendment No. 1 thereto, have been computed on the basis of the following pricing assumptions:

  1.    Investment Percentage:                             20%

  2.    Loan Percentage:                                   80%

  3.    Interest Rate on:
         (a)   Fixed Rate Note due
               January 15, 1992
               ($1,501,000)                                8.05%

         (b)   Fixed Rate Note due
               January 15, 1997
               ($5,625,000)                                8.95%

         (c)   Fixed Rate Note due
               January 15, 2015
               ($32,873,000)                              10.15%

         (d)   Assumed Interest Rate
               for interim period                          9.9024175%

4.  Federal ACRS Deductions:                               10-year public util-
                                                           ity property deduc-
                                                           tions on the basis
                                                           of 100% of Facility
                                                           Cost.

5.  State and City Deductions:                             16 Year 150% declin-
                                                           ing balance switch-
                                                           ing to straight line
                                                           at the optimal
                                                           point, using the
                                                           half year conven-
                                                           tion, on the basis
                                                           of 100% of Lessor's
                                                           Cost.


                                      -2-
6091.CHASE. DEBT. 181P: 1

6.    Owner Participant's Tax
      Year-End:                                            December 31, 1996

7.    Closing Date:                                        August 1, 1986

8.    Transaction Expenses:                                2.0% of Facility Cost
                                                           paid  by  the   Owner
                                                           Participant   on  the
                                                           Closing  Date and .2%
                                                           of Facility Cost paid
                                                           on November  25, 1986
                                                           in  addition  to  its
                                                           Investment  Amortized
                                                           on  a   straight-line
                                                           basis  from  the date
                                                           of  payment   through
                                                           the end of the  Basic
                                                           Lease Term)

 9.    Real Estate Investment:                             $19,417

10.    Basic Rent Payment Date:                            January 15 and
                                                           July 15 of each year
                                                           (rent payable in
                                                           arrears)

11.    First Basic Rent Payment
        Date:                                              July 15, 1997

12.    Last Basic Rent Payment
        Date:                                              January 15, 2015

13.    Interim Rent Payment Date:                          January 15, 1987

14.    Marginal Federal Tax Rate:                          46% for 1986,
                                                           39.950685%  for  1987
                                                           and 34% thereafter

15.    Marginal Combined New York
        State and City Tax Rate:                           8.6% deductible for
                                                           Federal taxes

16.    First Estimated Tax Payment
        Date:                                              September 15, 1986

17.     Tax Accounting Method:                             Accrual

18.    Amortization of Fixed Rate
         Notes:                                            As set forth in
                                                           schedules attached
                                                           thereto

Accepted and Agreed:

CHASE MANHATTAN REALTY LEASING CORPORATION


By
     ------------------------------
     Title:  Vice President


                                       -3-

6091.CHASE.DEBT.181P:l